Exhibit 10.1

TAX SHARING AGREEMENT

THIS TAX SHARING AGREEMENT (this “Agreement”) is made and entered into as of the 28th day of July, 2006, by and among Cendant Corporation, a Delaware corporation (“Cendant”), Realogy Corporation, a Delaware corporation (“Realogy”), Wyndham Worldwide Corporation, a Delaware corporation (“Wyndham”) and Travelport Inc., a Delaware corporation (“Travelport”). Each of Cendant, Realogy, Wyndham and Travelport is sometimes referred to herein as a “Party” and collectively, as the “Parties”.

W I T N E S S E T H:

WHEREAS, Cendant, acting through its direct and indirect Subsidiaries, currently conducts a number of businesses, including (i) the Real Estate Business, (ii) the Travel Business, (iii) the Hospitality Business and (iv) the Vehicle Rental Business;

WHEREAS, the Board of Directors of Cendant has determined that it is appropriate, desirable and in the best interests of Cendant and its stockholders to separate Cendant into four separate, publicly traded companies, one for each of (i) the Real Estate Business, which shall be owned and conducted, directly or indirectly, by Realogy, (ii) the Hospitality Business, which shall be owned and conducted, directly or indirectly, by Wyndham, (iii) the Travel Business, which shall be owned and conducted, directly or indirectly, by Travelport and (iv) the Vehicle Rental Business, which shall be owned and conducted, directly or indirectly, by Cendant;

WHEREAS, in order to effect such separation, the Board of Directors of Cendant has determined that it is appropriate, desirable and in the best interests of Cendant and its stockholders (i) for Cendant and certain of its subsidiaries to enter into a series of transactions whereby, among other things, (A) Cendant and/or Cendant Finance Holding Company, LLC, will contribute to Realogy certain assets relating to the Real Estate Business (and Realogy will assume certain liabilities), and (B) Cendant and/or Cendant Finance Holding Company, LLC, will contribute to Wyndham certain assets relating to the Hospitality Business (and Wyndham will assume certain liabilities) and (ii) for Cendant to distribute to the holders of Cendant Common Stock on a pro rata basis (in each case without consideration being paid by such stockholders) (A) all of the outstanding shares of common stock, par value $0.01 per share, of Realogy (the “Realogy Common Stock”), (B) all of the outstanding shares of common stock, par value $0.01 per share, of Wyndham (the “Wyndham Common Stock”) and (C) all of the outstanding shares of common stock, par value $0.01 per share, of Travelport (the “Travelport Common Stock”) (such transactions as they may be amended or modified from time to time, collectively, the “Plan of Separation”);

WHEREAS, Cendant announced that as part of the Plan of Separation, as an alternative to Cendant’s plan to distribute Travelport Common Stock to holders of Cendant Common Stock, Cendant is also exploring the possible sale of Travelport to a third-party (whether by sale of stock, assets (direct or indirect) or merger, a “Travelport Sale”);

WHEREAS, it is the intention of the Parties that each of the contributions of assets to, and the assumption of liabilities by, Realogy and Wyndham together with the corresponding distribution of all of the Realogy Common Stock and the Wyndham Common Stock, respectively, shall qualify as a reorganization within the meaning of Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, it is the intention of the Parties that the distribution of Travelport Common Stock (if effected) shall qualify as a distribution within the meaning of Section 355(c) of the Code to Cendant;

WHEREAS, it is the intention of the Parties that each of the distribution of Realogy Common Stock, Wyndham Common Stock and Travelport Common Stock, respectively, to the stockholders of Cendant will qualify as a tax-free distribution within the meaning of Section 355(a) of the Code to such stockholders;

WHEREAS, in connection with the Plan of Separation, Realogy, Wyndham and Travelport shall, subject to the terms and provisions of the Separation and Distribution Agreement (as defined herein), enter into separate credit facilities for both revolving and term loan borrowings, all or a portion of the proceeds which shall be distributed to Cendant;

WHEREAS, with respect to the debt proceeds distributed by Realogy and Wyndham, respectively, to Cendant, such proceeds shall be placed by Cendant in a separate account and used by Cendant solely to repay its existing indebtedness;

WHEREAS, with respect to the debt proceeds distributed by Travelport to Cendant, such proceeds shall be placed by Cendant into a separate bank account and used by Cendant solely to reduce and/or repay its existing indebtedness and certain other liabilities of Cendant;

WHEREAS, it is the intention of the Parties that the distribution of cash proceeds from such borrowings by Realogy and Wyndham, respectively, to Cendant shall qualify as a tax-free distribution of cash pursuant to Section 361 of the Code;

WHEREAS, it is the intention of the Parties that the distribution of cash proceeds from such borrowings by Travelport shall be treated, in part, as a distribution of cash pursuant to Section 301 of the Code and applicable Treasury Regulations; and

WHEREAS, in connection with the Plan of Separation, each of the Parties desire to set forth their agreement on the rights and obligations with respect to handling and allocating Taxes and related matters.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, covenants and provisions of this Agreement, each of the parties mutually covenant and agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 General. As used in this Agreement, the following terms shall have the following meanings:

(1) “AAA” has the meaning set forth in Section 12.2.

(2) “Accounting Dispute” has the meaning set forth in Section 12.2.

(3) “Affiliate” means a Person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. For purposes hereof, none of the Parties or their respective Subsidiaries (determined, in the case of Cendant, immediately after the Final Separation Date, in the case of Realogy, immediately after the Realogy Distribution, in the case of Wyndham, immediately after the Wyndham Distribution and in the case Travelport, immediately after the Final Separation Date) shall be considered an “Affiliate” of any of the other Parties or their respective Subsidiaries (determined on the same basis).

(4) “Agreement” has the meaning set forth in the preamble hereto.

(5) “Ancillary Agreement” has the meaning set forth in the Separation and Distribution Agreement.

(6) “Applicable Realogy DCLs” has the meaning set forth in Section 10.2(m)(iv).

(7) “Applicable Tax Benefit Party” means the Party or its Affiliate that would have, but for a Final Determination with respect to a Pre-2007 Shared Entity Audit that results in an increase in the items of taxable income or gain of (or the disallowance of items of deduction, loss or credit with respect to) a Shared Entity, been Apportioned net operating loss carryovers and/or Credit Carryovers as of its first Post-Distribution Tax Period.

(8) “Applicable Travelport DCLs” has the meaning set forth in Section 10.2(m)(v).

(9) “Applicable Wyndham DCLs” has the meaning set forth in Section 10.2(m)(iv).

(10) “Apportioned” has the meaning set forth in Section 3.5.

(11) “Assets” has the meaning set forth in the Separation and Distribution Agreement.

(12) “Audit” means any audit, assessment of Taxes, other examination by any Taxing Authority, proceeding, or appeal of such a proceeding relating to Taxes, whether administrative or judicial, including proceedings relating to competent authority determinations.

(13) “Business Day” means any day other than a Saturday, Sunday or a day on which banks are required to be closed in New York, New York.

(14) “Business Entity” means any corporation, partnership, limited liability company or other entity.

(15) “CCRG Audit Sharing Percentage” means a ratio:

(i)	the numerator of which is the sum of:

(I)	the aggregate amount of income and gain directly attributable to or resulting from any of the Distributions failing to qualify as a reorganization within the meaning of Sections 368(a)(1)(D) and 355 of the Code or as a distribution within the meaning of Section 355 of the Code, as the case may be, or the application of Sections 355(d) or (e) of the Code to any of the Distributions, to the extent such income or gain results from or is directly attributable to the Fault of Cendant or any of its Affiliates;

(II)	in the event of a Pre-2007 Shared Entity Audit that results in a Pre-2007 Correlative Adjustment that is directly related or attributable to the business or operations any of the CCRG Entities, the aggregate amount of disallowed deduction, loss and credit (and income and gain) resulting from such Pre-2007 Correlative Adjustment; and

(III)	the aggregate amount of income and gain (and all disallowed deduction, loss and credit) resulting from a breach by Cendant of a representation, covenant or obligation under this Agreement;

(ii)	the denominator of which is the sum of:

(I)	the aggregate amount of income and gain resulting from such Pre-2007 Shared Entity Audit; and

(II)	the aggregate amount of disallowed deduction, loss and credit resulting from such Pre-2007 Shared Entity Audit.

provided, however, that, for purposes of this definition, all credits shall be deemed to equal 2.857143.

(16) “CCRG Entities” means Avis Budget Holdings, LLC, and Avis Budget Car Rental LLC and its direct and indirect Subsidiaries other than Cendant Canada.

(17) “CCRG Entity Tax Return” means:

(i)	any Income Tax Returns required to be filed by any Tax Group of which a CCRG Entity is the Common Parent;

(ii)	any U.S., state, local or foreign separate Income Tax Return required to be filed by a CCRG Entity; and

(iii)	any U.S., state, local or foreign Non-Income Tax Return required to be filed by a CCRG Entity.

(18) “CCRG Entity Taxes” means all Taxes required to be paid by or imposed upon a CCRG Entity with respect to all CCRG Entity Tax Returns.

(19) “Cendant” has the meaning set forth in the preamble of this Agreement.

(20) “Cendant Canada” means Cendant Canada, Inc., a Canadian corporation.

(21) “Cendant Common Stock” has the meaning set forth in the Separation and Distribution Agreement.

(22) “Cendant Contingent Assets” has the meaning set forth in the Separation and Distribution Agreement.

(23) “Cendant Employee” has the meaning set forth in the Separation and Distribution Agreement.

(24) “Cendant Group” means Cendant, CFHC LLC, Cendant Canada, Advance Ross Corporation, Advance Ross Intermediate Corporation, Advance Ross Sub Company and each of the CCRG Entities and each Business Entity that becomes a Subsidiary of Cendant.

(25) “Cendant Indemnitees” means Cendant, each member of the Cendant Group, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing, except the Realogy Indemnitees, the Travelport Indemnitees and the Wyndham Indemnitees.

(26) “Cendant Operations” has the meaning set forth in Section 2.5(g).

(27) “Cendant Option” means an option to acquire Cendant Common Stock.

(28) “Cendant Option Holder” means a holder of a Cendant Option.

(29) “Cendant RSU” means a restricted stock unit payable in shares of Cendant Common Stock.

(30) “Cendant RSU Holder” means a holder of a Cendant RSU.

(31) “Cendant Shared Entities” means:

(i)	Cendant or any entity that merged with and into Cendant;

(ii)	CFHC or its successor, CFHC LLC or any entity that merged with and into CFHC or CFHC LLC, including, without limitation, Cendant Internet Group, Inc., Cendant Operations, Inc., TM Acquisition Corporation, Wizcom International, Ltd. and Travel Link Group, Inc.;

(iii)	Advance Ross Corporation, Advance Ross Intermediate Corporation and Advance Ross Sub Company; and

(iv)	CD Intellectual Property Holdings LLC and Cendant Canada.

(32) “Cendant Subsidiaries” means all direct and indirect Subsidiaries of Cendant, determined immediately after the Final Separation Date, including all CCRG Entities and all Cendant Shared Entities.

(33) “CFHC” means Cendant Finance Holding Corporation, a Delaware corporation and the predecessor of CFHC LLC.

(34) “CFHC LLC” means Cendant Finance Holding Company, LLC, a Delaware limited liability company that is directly and wholly-owned by Cendant.

(35) “Code” has the meaning referred to in the recitals to this Agreement.

(36) “Common Parent” means (i) for U.S. federal income tax purposes, the “common parent corporation” of an “affiliated group” (in each case, within the meaning of Section 1504 of the Code) filing a U.S. federal consolidated income tax return, or (ii) for state, local or foreign income tax purposes, the common parent (or similar term) of a consolidated, unitary, combined or similar group.

(37) “Credit Carryover” means the aggregate of all alternative minimum Tax credit carryovers, general business credit carryovers and foreign Tax credit carryovers.

(38) “DCL” has the meaning set forth in Section 10.2(m)(i).

(39) “Dispute” means any dispute, controversy or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to, this Agreement or the transactions contemplated thereby, including any claim based in contract, tort, statute or constitution.

(40) “Dispute Notice” has the meaning set forth in Section 12.1.

(41) “Distributions” means, collectively, the Realogy Distribution, the Wyndham Distribution and the Travelport Distribution (if effected).

(42) “Distribution Taxes” means the sum of all Realogy Distribution Taxes, Wyndham Distribution Taxes and Travelport Distribution Taxes, provided, however, if the Travelport Sale occurs, Travelport Distribution Taxes shall be deemed to equal zero.

(43) “DRC” has the meaning set forth in Section 10.2(m)(iii).

(44) “Due Date” means the date (taking into account all valid extensions) upon which a Tax Return is required to be filed.

(45) “Estimated Tax Return” shall have the meaning set forth in Section 2.1(a)(iii)(E).

(46) “Extraordinary Transaction” means any transaction that is not in the Ordinary Course of Business and is not set forth or referred to in the Steps Memorandum, provided, however, that Extraordinary Transaction shall not include any Travelport Sale.

(47) “Fault” has the meaning set forth in Section 5.2.

(48) “Fifty Percent or Greater Interest” means a “50-percent or greater interest” for purposes of Sections 355(d) and (e) of the Code and the Treasury Regulations promulgated thereunder.

(49) “Final Determination” means the final resolution of liability for any Tax for any taxable period, by or as a result of:

(i)	a final decision, judgment, decree or other order by any court of competent jurisdiction that can no longer be appealed;;

(ii)	a final settlement with the IRS, a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code, or a comparable agreement under the Laws of other jurisdictions, which resolves the entire Tax liability for any taxable period;

(iii)	any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered by the jurisdiction imposing the Tax; or

(iv)	any other final disposition, including by reason of the expiration of the applicable statute of limitations.

(50) “Final Tax Attribute Allocation” has the meaning set forth in Section 10.1(b).

(51) “Final Separation Date” has the meaning set forth in the Separation and Distribution Agreement.

(52) “Group” means the Cendant Group, the Realogy Group, the Wyndham Group or the Travelport Group.

(53) “Hospitality Business” has the meaning set forth in the Separation and Distribution Agreement.

(54) “Hypothetical Tax Benefit Amount” means, with respect to an Applicable Tax Benefit Party, the sum of:

(i)	product of (A) thirty-eight percent (38%) and (B) the excess, if any, of (x) the net operating loss carryovers (if any) that would have been Apportioned to the Applicable Tax Benefit Party or its Affiliates for its first Post-Distribution Tax Period assuming that the applicable Pre-2007 Shared Entity Audit had not resulted in any increase of taxable income and gain (or the disallowance of deduction, loss and credit) for such taxable period (but taking into account all increases of taxable income and gain (and all disallowances of items of deduction, loss and credit) resulting from Audits for all prior periods and utilization of net operating loss carryovers and Credit Carryovers as a result thereof) over (y) the net operating loss carryovers (if any) that will be Apportioned to the Applicable Tax Benefit Party or its Affiliates as of its first Post-Distribution Tax Period taking into account all increases of income and gain (and all disallowances of items of deductions, loss and credit) resulting from such applicable Pre-2007 Shared Entity Audit (and all increases of income and gain and all disallowances of deduction, loss and credit resulting from all Audits for all prior periods and utilization of net operating loss carryovers and Credit Carryovers as a result thereof); and

(ii)	the excess, if any, of (A) the Credit Carryovers (if any) that would have been Apportioned to the Applicable Tax Benefit Party or its Affiliates as of its first Post-Distribution Taxable Period assuming that the applicable Pre-2007 Shared Entity Audit had not resulted in any increases in taxable income and gain (or disallowances of deduction, loss or credit) for such taxable period (but taking into account all increases of taxable income and gain (and all disallowances of deduction, loss and credit) resulting from Audits for all prior periods and utilization of net operating loss carryovers and Credit Carryovers as a result thereof) over (y) the Credit Carryovers (if any) that will be Apportioned to the Applicable Tax Benefit Party or its Affiliates as of its first Post-Distribution Tax Period taking into account all increases of income and gain (and all disallowances of deduction, loss and credit) resulting from such applicable Pre-2007 Shared Entity Audit (and increases of income and gain and all disallowances of deduction, loss and credit resulting from all Audits for all prior periods and utilization of net operating loss carryovers and Credit Carryovers as a result thereof);

provided, however, that, for the avoidance of doubt, the determination of amounts pursuant to this definition shall be made in a manner consistent with the provisions of Article X and provided, further, that, for the avoidance of doubt, there shall be no Hypothetical Tax Benefit Amount except in the case of a Section 8.9 Final Determination.

(55) “Income Tax Returns” mean all Tax Returns relating to Income Taxes.

(56) “Income Taxes” means: (i) all Taxes based upon, measured by, or calculated with respect to: (A) net income or profits (including, but not limited to, any capital gains, minimum Tax or any Tax on items of Tax preference, but not including sales, use, real or personal property, gross or net receipts, transfer or similar Taxes) or (B) multiple bases (including, but not limited to, corporate franchise, doing business and occupation Taxes) if one or more bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (i)(A) above; or (ii) all U.S., state, local or foreign franchise Taxes, including in the case of each of (i) and (ii) any related interest and any penalties, additions to such Tax or additional amounts imposed with respect thereto by any Tax Authority.

(57) “Independent Firm” means a nationally recognized accounting firm other than Ernst & Young (LLP).

(58) “Indemnified Party” means the Party (or Indemnitee) which is or may be entitled pursuant to this Agreement to receive any payments (including reimbursement for Taxes or costs and expenses) from another Party or Parties to this Agreement.

(59) “Indemnifying Party” means the Party which is or may be required pursuant to this Agreement to make indemnification or other payments (including reimbursement for Taxes and costs and expenses) to another Party to this Agreement.

(60) “Indemnitee” means a Cendant Indemnitee, a Realogy Indemnitee, a Wyndham Indemnitee, or a Travelport Indemnitee.

(61) “IP Companies” means, collectively, ERA TM Corp., a California corporation, C21 TM Corp., a California corporation, and CB TM Corp., a California corporation.

(62) “IRS” means the United States Internal Revenue Service or any successor thereto, including, but not limited to its agents, representatives, and attorneys.

(63) “Law” means any U.S. or non-U.S. federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, administrative pronouncement, order, requirement or rule of law (including common law).

(64) “Majority of the Parties” means the consent of three of the Parties, provided, however, that if a Travelport Sale occurs, “Majority of the Parties” means the consent of two of the Parties (excluding Travelport).

(65) “New Realogy Gain Recognition Agreements” has the meaning set forth in Section 10.3(m)(vii).

(66) “New Travelport Gain Recognition Agreements” has the meaning set forth in Section 10.3(m)(ii).

(67) “New Wyndham Gain Recognition Agreements” has the meaning set forth in Section 10.3(m)(v).

(68) “New York Courts” has the meaning set forth in the Separation and Distribution Agreement.

(69) “Non-Income Tax Returns” mean all Tax Returns other than Income Tax Returns.

(70) “Non-Income Taxes” mean all Taxes other than Income Taxes.

(71) “Non-Monetary Impairment” has the meaning set forth in the Separation and Distribution Agreement.

(72) “Ongoing Federal Income Tax Audit” has the meaning set forth in Section 8.9(a).

(73) “Ongoing State Income Tax Audit” has the meaning set forth in Section 8.9(a).

(74) “Options” means, collectively, and as the context requires, Cendant Options, Realogy Options, Wyndham Options and Travelport Options.

(75) “Ordinary Course of Business” means an action taken by a Person only if such action is taken in the ordinary course of the normal day-to-day operations of such Person consistent with the past practices of such Person.

(76) “Other Dispute” has the meaning set forth in Section 12.2(b).

(77) “Party” has the meaning set forth in the preamble hereto.

(78) “Person” means any natural person, firm, individual, corporation, business trust, joint venture, association, company, limited liability company, partnership or other organization or entity, whether incorporated or unincorporated, or any governmental entity.

(79) “Plan of Separation” has the meaning set forth in the recitals hereto.

(80) “Post-2006 Cendant Shared Entity Tax Return” means:

(i)	any Income Tax Return required to be filed by any Tax Group of which a Cendant Shared Entity is the Common Parent for Tax years beginning on or after January 1, 2007;

(ii)	any U.S., state, local or foreign separate Income Tax Return required to be filed by a Cendant Shared Entity for Tax years beginning on or after January 1, 2007; and

(iii)	any U.S., state, local or foreign Non-Income Tax Return required to be filed by a Cendant Shared Entity for Tax years beginning on or after January 1, 2007.

(81) “Post-2006 Cendant Shared Entity Taxes” means all Taxes required to paid by or imposed upon a Cendant Shared Entity with respect to all Post-2006 Cendant Shared Entity Tax Returns.

(82) “Post-2006 Existing Realogy Gain Recognition Agreements” has the meaning set forth in Section 10.3(m)(xi).

(83) “Post-2006 Existing Travelport Gain Recognition Agreements” has the meaning set forth in Section 10.3(m)(ix).

(84) “Post-2006 Existing Wyndham Gain Recognition Agreements” has the meaning set forth in Section 10.3(m)(x).

(85) “Post-2006 Shared Entity Tax Returns” means, collectively, all Post-2006 Cendant Shared Entity Tax Returns and all Post-2006 Wyndham Shared Entity Tax Returns.

(86) “Post-2006 Shared Entity Taxes” means, collectively, all Post-2006 Cendant Shared Entity Taxes and all Post-2006 Wyndham Shared Entity Taxes.

(87) “Post-2006 Wyndham Shared Entity Tax Returns” means:

(i)	any Income Tax Returns required to be filed by any Tax Group of which a Wyndham Shared Entity is the Common Parent for Tax years beginning on or after January 1, 2007;

(ii)	any U.S. state, local or foreign separate Income Tax Return required to be filed by a Wyndham Shared Entity for Tax years beginning on or after January 1, 2007; and

(iii)	any U.S. state, local or foreign Non-Income Tax Return required to be filed by a Wyndham Shared Entity for taxable years beginning on or after January 1, 2007.

(88) “Post-2006 Wyndham Shared Entity Taxes” means all Taxes required to be paid or imposed upon a Wyndham Shared Entity with respect to all Post-2006 Wyndham Shared Entity Tax Returns.

(89) “Post-Distribution Tax Detriment” has the meaning set forth in Section 8.13.

(90) “Post-Distribution Tax Period” means:

(i)	in the case of Cendant, a Tax year beginning on or after January 1, 2007;

(ii)	in the case of Realogy, a Tax year beginning after the Realogy Distribution Date;

(iii)	in the case of Wyndham, a Tax year beginning after the Wyndham Distribution Date; and

(iv)	in the case of Travelport, a Tax year beginning after the Travelport Distribution Date.

(91) “Pre-2007 Cendant Shared Entity Tax Returns” means:

(i)	any Income Tax Returns required to be filed by any Tax Groups of which a Cendant Shared Entity is the Common Parent for Tax years ending on or prior to December 31, 2006;

(ii)	any U.S., state, local or foreign separate Income Tax Return required to be filed by a Cendant Shared Entity for Tax years ending on or prior to December 31, 2006; and

(iii)	any U.S., state, local or foreign Non-Income Tax Return required to be filed by a Cendant Shared Entity for Tax years ending on or prior to December 31, 2006.

(92) “Pre-2007 Cendant Shared Entity Taxes” means all Taxes required to paid by or imposed upon a Cendant Shared Entity with respect to all Pre-2007 Cendant Shared Entity Tax Returns.

(93) “Pre-2007 Correlative Adjustment” means a disallowance of an item of deduction, loss or credit (or an increase of an item of income or gain) included in the applicable Pre-2007 Shared Entity Tax Return that is related or attributable to the business or operations of any of the CCRG Entities, Realogy or its Subsidiaries, Wyndham or its Subsidiaries or Travelport or its Subsidiaries (as the case may be) and also is more likely than not to result in a related correlative increase of an item of deduction, loss or credit (or reduction of an item of income or gain for a Post-Distribution Tax Period of such entity). For purposes of this Agreement, a Correlative Adjustment shall not include any such disallowance or increase that more likely than not will result in an increase in basis in property the basis of which is neither deductible, depreciable or amortizable.

(94) “Pre-2007 Realogy Separate Company Shared Tax Audit” means all Audits relating to or involving Realogy Separate Company Shared Taxes.

(95) “Pre-2007 Realogy Separate Company Shared Taxes” means each of the separate company Taxes set forth on Schedule B (relating to periods ending on or prior to

December 31, 2006) that could be required to be paid by Realogy or any of its Subsidiaries relating to the specific Tax issue(s) set forth on such Schedule; provided, however, that, notwithstanding anything to the contrary contained herein, each such Pre-2007 Realogy Separate Company Shared Tax shall be equal to the lesser of (i) the actual incremental Tax liability resulting from any Pre-2007 Realogy Separate Company Shared Tax Audit relating solely to such specific Tax issues set forth on Schedule B and (ii) the amount set forth on Schedule B relating to such specific Tax issue.

(96) “Pre-2007 Separate Company Shared Tax Audits” means, collectively, all Audits relating to Pre-2007 Separate Company Shared Taxes.

(97) “Pre-2007 Separate Company Shared Taxes” means, collectively, all Pre-2007 Realogy Separate Company Shared Taxes, all Pre-2007 Travelport Separate Company Shared Taxes and all Pre-2007 Wyndham Separate Company Shared Taxes.

(98) “Pre-2007 Shared Entity Audit Other Adjustments” means the sum of all increases in income and gain and all disallowances of deductions and losses resulting from a Pre-2007 Shared Entity Audit other than:

(i)	the aggregate amount of income and gain set forth in clause (i)(I), and the aggregate amount of disallowed deduction, loss and credit (and increased income and gain) set forth in clause (i)(II), of the defined term “CCRG Audit Sharing Percentage”;

(ii)	the aggregate amount of income and gain set forth in clause (i)(I), the aggregate amount of income and gain set forth in Clause (i)(II), the aggregate amount of disallowed deduction, loss and credit (and increased income and gain) set forth in clause (i)(III) and the aggregate amount of income and gain set forth in clause (i)(IV), of the defined term “Realogy Audit Sharing Percentage”;

(iii)	the aggregate amount of income and gain set forth in clause (i)(I), the aggregate amount of income and gain set forth in Clause (i)(II), the aggregate amount of disallowed deduction, loss and credit (and increased income and gain) set forth in clause (i)(III) and the aggregate amount of income and gain set forth in clause (i)(IV), of the defined term “Wyndham Audit Sharing Percentage”, and

(iv)	the aggregate amount of income and gain set forth in clause (i)(I), the aggregate amount of income and gain set forth in Clause (i)(II), the aggregate amount of disallowed deduction, loss and credit (and increased income and gain) set forth in clause (i)(III) and the aggregate amount of income and gain set forth in clause (i)(IV), of the defined term “Travelport Audit Sharing Percentage”, provided, however, that if the Travelport Sale occurs, all amounts referred to in this clause (iv) of this definition shall be deemed to equal zero.

provided, however, that, for purposes of this definition, all credits shall be deemed to equal 2.857143.

(99) “Pre-2007 Shared Entity Audits” means all Audits relating to all Pre-2007 Shared Entity Tax Returns.

(100) “Pre-2007 Shared Entity Audit Tax Amount” has the meaning set forth in Section 8.8.

(101) “Pre-2007 Shared Entity Taxes” means, collectively, all Pre-2007 Cendant Shared Entity Taxes and all Pre-2007 Wyndham Shared Entity Taxes.

(102) “Pre-2007 Shared Entity Tax Returns” means, collectively, all Pre-2007 Cendant Shared Entity Tax Returns and all Pre-2007 Wyndham Shared Entity Tax Returns.

(103) “Pre-2007 Travelport Separate Company Shared Tax Audit” means all Audits relating to or involving Travelport Separate Company Shared Taxes.

(104) “Pre-2007 Travelport Separate Company Shared Taxes” means each of the separate company Taxes set forth on Schedule B (relating to periods ending on or prior to December 31, 2006) that could be required to be paid by Travelport or any of its Subsidiaries relating to the specific Tax issue(s) set forth on such Schedule; provided, however, that, notwithstanding anything to the contrary contained herein, each such Pre-2007 Travelport Separate Company Shared Tax shall be equal to the lesser of (i) the actual incremental Tax liability resulting from any Pre-2007 Travelport Separate Company Shared Tax Audit relating solely to such specific Tax issues set forth on Schedule B and (ii) the amount set forth on Schedule B relating to such specific Tax issue, provided, further, that Travelport Separate Company Shared Taxes shall be deemed to equal zero if the Travelport Sale occurs.

(105) “Pre-2007 Wyndham Separate Company Shared Tax Audit” means all Audits relating to or involving Wyndham Separate Company Shared Taxes.

(106) “Pre-2007 Wyndham Separate Company Shared Taxes” means each of the separate company Taxes set forth on Schedule B (relating to periods ending on or prior to December 31, 2006) that could be required to be paid by Wyndham or any of its Subsidiaries relating to the specific Tax issue(s) set forth on such Schedule; provided, however, that, notwithstanding anything to the contrary contained herein, each such Pre-2007 Wyndham Separate Company Shared Tax shall be equal to the lesser of (i) the actual incremental Tax liability resulting from any Pre-2007 Wyndham Separate Company Shared Tax Audit relating solely to such specific Tax issues set forth on Schedule B and (ii) the amount set forth on Schedule B relating to such specific Tax issue.

(107) “Pre-2007 Wyndham Shared Entity Tax Returns” means:

(i)	all Income Tax Returns required to be filed by all Tax Groups of which a Wyndham Shared Entity is the Common Parent for taxable years ending on or prior to December 31, 2006;

(ii)	all U.S., state, local and foreign separate Income Tax Returns required to be filed by a Wyndham Shared Entity for taxable years ending on or prior to December 31, 2006; and

(iii)	all U.S., state, local and foreign Non-Income Tax Returns required to be filed by a Wyndham Shared Entity for taxable years ending on or prior to December 31, 2006.

(108) “Pre-2007 Wyndham Shared Entity Taxes” means all Taxes required to be paid or imposed upon a Wyndham Shared Entity with respect to all Pre-2007 Wyndham Shared Entity Tax Returns.

(109) “Prime Rate” has the meaning set forth in the Separation and Distribution Agreement.

(110) “Proposed Acquisition Transaction” means a transaction or series of transactions (or any agreement, understanding or arrangement, within the meaning of Section 355(e) of the Code and the Treasury Regulations promulgated thereunder, to enter into a transaction or series of related transactions), as a result of which any of the Parties (or any successor thereto) would merge or consolidate with any other Person or as a result of which any Person or any group of Persons would (directly or indirectly) acquire, or have the right to acquire (through an option or otherwise) from any of the Parties (or any successor thereto) and/or one or more holders of their common stock, respectively, any amount of stock of any of the Parties, as the case may be, that would, when combined with any other changes in ownership of the stock of such Party pertinent for purposes of Section 355(e) of the Code and the Treasury Regulations promulgated thereunder, comprise more than thirty–five percent (35%) or more of (i) the value of all outstanding stock of such Party as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series, or (ii) the total combined voting power of all outstanding stock of such Party as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series. For purposes of determining whether a transaction constitutes an indirect acquisition for purposes of the first sentence of this definition, any recapitalization resulting in a shift of voting power or any redemption of shares of stock shall be treated as an indirect acquisition of shares of stock by the non-exchanging shareholders. This definition and the application thereof is intended to monitor compliance with Section 355(e) of the Code and the Treasury Regulations promulgated thereunder and shall be interpreted accordingly by the parties in good faith.

(111) “Real Estate Business” has the meaning set forth in the Separation and Distribution Agreement.

(112) “Realizable Tax Benefit” means the Tax benefit potentially realizable (without applying a discount for the time value of money or for the lack of certainty of realization) by a Party or its Affiliates, which potential Tax benefit is solely attributable to the accrual or payment of a Tax, cost, expense, liability or other amount by such Party or its Affiliates which accrual or payment resulted in the right by such Party or it Affiliates to receive a payment from another Party pursuant to this Agreement, assuming an effective Tax rate of thirty-eight percent (38%).

(113) “Realogy” has the meaning set forth in the recitals to this Agreement.

(114) “Realogy Audit Sharing Percentage” means a ratio:

(i)	the numerator of which is the sum of:

(I)	the Realogy Sharing Percentage of the aggregate amount of all income and gain directly attributable to or resulting from any of the Distributions failing to qualify as a reorganization within the meaning of Sections 368(a)(1)(D) and 355 of the Code or as a distribution within the meaning of Section 355 of the Code, as the case may be, or the application of Sections 355(d) or (e) of the Code to any of the Distributions, to the extent such items of income or gain does not result and is not directly attributable to the Fault of any Party and/or its Affiliates;

(II)	the aggregate amount of all income and gain directly attributable to or resulting from the Realogy Distribution failing to qualify as a reorganization within the meaning of Sections 368(a)(1)(D) and 355 of the Code or as a distribution within the meaning of Section 355 of the Code, as the case may be, or the application of Sections 355(d) or (e) of the Code to the Realogy Distribution, to the extent such items of income or gain results from or is directly attributable to the Fault of Realogy or any of its Affiliates;

(III)	in the event of a Pre-2007 Shared Entity Audit that results in a Pre-2007 Correlative Adjustment that is directly related or attributable to the business or operations of Realogy or any of its Subsidiaries, the aggregate amount of disallowed deduction, loss and credit (and increases of income and gain) resulting from such Pre-2007 Correlative Adjustment;

(IV)	the aggregate amount of income and gain (and disallowed deduction, loss and credit) resulting from a breach by Realogy of a representation, covenant or obligation under this Agreement; and

(V)	the Realogy Sharing Percentage of the aggregate amount of all Pre-2007 Shared Entity Other Adjustments; and

(ii)	the denominator of which is the sum of:

(I)	all aggregate amount of income and gain resulting from such Pre-2007 Shared Entity Audit; and

(II)	all aggregate amount of all disallowed deduction, loss and credit resulting from such Pre-2007 Shared Entity Audit.

provided, however, that, for purposes of this definition, all credits shall be deemed to equal 2.857143.

(115) “Realogy Common Stock” has the meaning set forth in the recitals hereto.

(116) “Realogy Distribution” means the distribution on the Realogy Distribution Date to holders of record of shares of Cendant Common Stock as of the Realogy Distribution Record Date of the Realogy Common Stock owned by Cendant on the basis of one (1) share of Realogy Common Stock for every four (4) outstanding shares of Cendant Common Stock.

(117) “Realogy Distribution Date” means the date on which Cendant distributes all of the issued and outstanding shares of Realogy Common Stock to the holders of Cendant Common Stock.

(118) “Realogy Distribution Record Date” means such date as may be determined by Cendant’s board of directors as the record date for the Realogy Distribution.

(119) “Realogy Distribution Taxes” means any and all Taxes required to be paid by or imposed on Cendant (or any Tax Group of which it is a member) resulting from, or directly arising in connection with, the failure of the Realogy Distribution to qualify under Section 355(a) or (c) of the Code or, if applicable, Section 361(c) of the Code, or the application of Sections 355(d) or (e) of the Code to the Realogy Distribution, or under the corresponding provisions of the Laws of other jurisdictions.

(120) “Realogy Employee” has the meaning set forth in the Separation and Distribution Agreement.

(121) “Realogy Group” means Realogy and each of the Realogy Subsidiaries and each Business Entity that becomes a Subsidiary of Realogy.

(122) “Realogy Indemnitees” means Realogy, each member of the Realogy Group, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

(123) “Realogy Option” means an option to acquire Realogy Common Stock.

(124) “Realogy Option Holder” means a holder of a Realogy Option.

(125) “Realogy RSU” means a restricted stock unit payable in shares of Realogy Common Stock.

(126) “Realogy RSU Option” means a holder of a Realogy RSU.

(127) “Realogy Sharing Percentage” means fifty percent (50%); provided, however, that in the event a Travelport Sale occurs, Realogy Sharing Percentage means sixty-two and one-half percent (62.5%) for all purposes (including with retroactive application).

(128) “Realogy Subsidiaries” means all direct and indirect Subsidiaries of Realogy, determined immediately after the Realogy Distribution (and predecessors of such entities).

(129) “Realogy Subsidiary Corporation” has the meaning as set forth in Section 10.3(m)(viii).

(130) “Realogy Tax Return” means:

(i)	any Income Tax Returns required to be filed by any Tax Group of which Realogy or a Realogy Subsidiary is the Common Parent;

(ii)	any U.S., state, local or foreign separate Income Tax Return required to be filed by Realogy or a Realogy Subsidiary; and

(iii)	any U.S., state, local or foreign Non-Income Tax Return required to be filed by Realogy or a Realogy Subsidiary.

(131) “Realogy Taxes” means all Taxes required to be paid by or imposed upon Realogy or a Realogy Subsidiary with respect to all Realogy Tax Returns.

(132) “Refund” means any refund of Taxes (including any overpayment of Taxes for a period ending on or prior to December 31, 2006 that can be refunded or, alternatively, applied to future Taxes payable), including any interest paid on or with respect to such refund of Taxes, provided, however, that with respect to any refund of Taxes imposed on any Person, refunds shall be net of any Taxes imposed on or related or attributable to the receipt or accrual of such refund.

(133) “Requesting Party” has the meaning set forth in Section 5.3.

(134) “Restricted Period” means:

(i)	in the case of Cendant, the period beginning the day after the Travelport Distribution Date and ending on the two-year anniversary thereof, provided, however, that, if the Travelport Sale occurs, the period beginning the day after the Wyndham Distribution Date and ending on the two-year anniversary thereof.

(ii)	in the case of Realogy, the period beginning the day after the Realogy Distribution Date and ending on the two-year anniversary thereof;

(iii)	in the case of Wyndham, the period beginning the day after the Wyndham Distribution Date and ending on the two-year anniversary thereof; and

(iv)	in the case of Travelport, the period beginning the day after the Travelport Distribution Date and ending on the two-year anniversary thereof.

(135) “RSU Effective Time” means August 15, 2006.

(136) “RSUs” means, collectively, Cendant RSUs, Realogy RSUs, Wyndham RSUs and Travelport RSUs.

(137) “Rules” has the meaning set forth in Section 13.2.

(138) “Section 8.9 Final Determination” has the meaning set forth in Section 8.9(a).

(139) “Separation and Distribution Agreement” means the Separation and Distribution Agreement by and among Cendant, Realogy, Travelport and Wyndham, dated as of July 27, 2006.

(140) “Shared Entities” means, collectively, all Cendant Shared Entities and all Wyndham Shared Entities.

(141) “Skadden” means Skadden, Arps, Slate, Meagher & Flom LLP.

(142) “Specified Shared Expenses” has the meaning set forth in the Separation and Distribution Agreement.

(143) “Spinco Parties” means, collectively, Realogy, Wyndham and Travelport.

(144) “Steps Memorandum” means the memorandum attached hereto as Exhibit A.

(145) “SU” has the meaning set forth in Section 10.2(m)(ii).

(146) “Subsidiary” of any Person means, on any date, any Person of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses of which are, as of such date, owned, controlled or held by the applicable Person or one or more subsidiaries of such Person. For purposes hereof, none of the Parties or their respective Subsidiaries (determined, in the case of Cendant, immediately after the Final Distribution Date, in the case of Realogy, immediately after the Realogy Distribution, in the case of Wyndham, immediately after the Wyndham Distribution and in the case Travelport, immediately after the Final Distribution Date) shall be considered a “Subsidiary” of any of the other Parties or their respective Subsidiaries (determined on the same basis).

(147) “Tax Benefit Actually Realized” means an actual reduction in Taxes otherwise due and payable by a Party or its Affiliates which reduction is solely attributable to the accrual or payment of a Tax, cost, expense, liability or other amount by such Party or its Affiliates which accrual or payment resulted in the right by such Party or its Affiliates to receive a payment from another Party pursuant to this Agreement.

(148) “Taxes” means all taxes, charges, fees, duties, levies, imposts, or other similar assessments imposed by any federal, state, local or foreign Taxing Authority, including, but not limited to, income, gross receipts, excise, property, sales, use, license, capital stock, transfer, franchise, payroll, withholding, social security, value added and other taxes, and any interest, penalties or additions attributable thereto.

(149) “Tax-Free Status” means the qualification of the applicable Distribution and related transactions as a distribution in which no gain or loss is recognized, and no amount is included in income, including by reason of Distribution Taxes, for U.S. federal income Tax purposes (other than intercompany items, excess loss accounts or other items required to be taken into account pursuant to Treasury Regulations promulgated under Section 1502 of the Code).

(150) “Tax Group” means any U.S. federal, state, local or foreign affiliated, consolidated, combined, unitary or similar group that files an Income Tax Return.

(151) “Tax Package” means:

(i)	a pro forma Tax Return relating to the operations of a Spinco Party and/or its Subsidiaries that are required to be included in any Tax Group of which a Shared Entity is or was the Common Parent and such Spinco Party and/or such Subsidiaries is or was a member for one or more days in a taxable year; and

(ii)	all information relating to the operations of a Spinco Party and/or its Subsidiaries that is reasonably necessary to prepare and file the applicable Income Tax Return required to be filed by any Tax Group of which a Shared Entity is or was the common parent and such Spinco Party or any of its Subsidiaries is or was a member for one or more days in a Tax year.

(152) “Tax Representation Letter” means a letter containing certain representations and covenants issued by a Party to Skadden, Arps, Slate, Meagher & Flom LLP in connection with certain Tax opinions to be rendered by Skadden, Arps, Slate, Meagher & Flom LLP to Cendant in connection with the Plan of Separation.

(153) “Tax Return” means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, amended tax return, claim for refund or declaration of estimated tax) required to be supplied to, or filed with, a Taxing Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax.

(154) “Tax Sharing Agreement Termination Date” means, as between the applicable Parties and their respective Subsidiaries:

(i)	in the case of Realogy or any of its Subsidiaries, on the one hand, and any other Party or its Subsidiaries, on the other hand, the Realogy Distribution Date;

(ii)	in the case of Wyndham or any of its Subsidiaries, on the one hand, and any other Party or its Subsidiaries, on the other hand, the Wyndham Distribution Date; and

(iii)	in the case of Travelport or any of its Subsidiaries, on the one hand, and any other Party or its Subsidiaries, on the other hand, the Travelport Distribution Date.

(155) “Taxing Authority” means any governmental authority or any subdivision, agency, commission or authority thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the IRS).

(156) “Travelport” has the meaning set forth in the recitals to this Agreement.

(157) “Travelport Audit Sharing Percentage” means a ratio:

(i)	the numerator of which is the sum of:

(I)	the Travelport Sharing Percentage of the aggregate amount of all income and gain directly attributable to or resulting from any of the Distributions failing to qualify as a reorganization within the meaning of Sections 368(a)(1)(D) and 355 of the Code or as a distribution within the meaning of Section 355 of the Code, as the case may be, or the application of Sections 355(d) or (e) of the Code to any of the Distributions, to the extent such income or gain does not result and is not directly attributable to the Fault of any Party and/or its Affiliates;

(II)	the aggregate amount of all income and gain directly attributable to or resulting from the Travelport Distribution failing to qualify as a reorganization within the meaning of Sections 368(a)(1)(D) and 355 of the Code or as a distribution within the meaning of Section 355 of the Code, as the case may be, or the application of Sections 355(d) or (e) of the Code to the Travelport Distribution, to the extent such income or gain results from or is directly attributable to the Fault of Travelport or any of its Affiliates;

(III)	in the event of a Pre-2007 Shared Entity Audit that results in a Pre-2007 Correlative Adjustment that is directly related or attributable to the business or operations of Travelport or any of its Subsidiaries, the aggregate amount of all disallowed deduction, loss and credit (and increases of income and gain) resulting from such Pre-2007 Correlative Adjustment;

(IV)	the aggregate amount of all income and gain (and disallowed deduction, loss and credit) resulting from a breach by Travelport of a representation, covenant or obligation under this Agreement;

(V)	the Travelport Sharing Percentage of the aggregate amount of all Pre-2007 Shared Entity Other Adjustments; and

(ii)	the denominator of which is the sum of:

(I)	all aggregate amount of all income and gain resulting from such Pre-2007 Shared Entity Audit; and

(II)	all aggregate amount of all disallowed deduction, loss and credit resulting from such Pre-2007 Shared Entity Audit.

provided, however, that, for purposes of this definition, all credits shall be deemed to equal 2.857143; provided, further, that if the Travelport Sale occurs, “Travelport Audit Sharing Percentage” shall be deemed to equal zero percent (0%).

(158) “Travelport Common Stock” has the meaning set forth in the recitals hereto.

(159) “Travelport Distribution” means the distribution (if effected) on the Travelport Distribution Date to holders of record of shares of Cendant Common Stock as of the Travelport Distribution Record Date of the Travelport Common Stock owned by Cendant on the basis of one share of Travelport Common Stock for a number of outstanding shares of Cendant Common Stock, to be determined prior to such Distribution.

(160) “Travelport Distribution Date” means the date on which Cendant distributes (if effected) all of the issued and outstanding shares of Travelport Common Stock to the holders of Cendant Common Stock.

(161) “Travelport Distribution Record Date” means such date as may be determined by Cendant’s board of directors as the record date for the Travelport Distribution.

(162) “Travelport Distribution Taxes” means any and all Taxes required to be paid by or imposed on Cendant (or any Tax Group of which Cendant is a member) resulting from, or directly arising in connection with, the failure of the Travelport Distribution to qualify under Section 355(a) or (c) of the Code or, if applicable, Section 361(c) of the Code, or the application of Sections 355(d) or (e) of the Code to the Travelport Distribution, or under the corresponding provisions of the Laws of other jurisdictions, provided, however, if the Travelport Sale occurs, Travelport Distribution Taxes shall be deemed to equal zero.

(163) “Travelport Employee” has the meaning set forth in the Separation and Distribution Agreement.

(164) “Travelport Gain Recognition Agreements” has the meaning set forth in 10.3(m)(i).

(165) “Travelport Group” means Travelport and each of the Travelport Subsidiaries and each Business Entity that becomes a Subsidiary of Travelport.

(166) “Travelport Indemnitees” means Travelport, each member of the Travelport Group, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

(167) “Travelport Option” means an option to acquire Travelport Common Stock.

(168) “Travelport Option Holder” means a holder of a Travelport Option.

(169) “Travelport RSU” means a restricted stock unit payable in shares of Travelport Common Stock.

(170) “Travelport RSU Holder” means a holder of a Travelport RSU.

(171) “Travelport Sale” has the meaning set forth in the recitals hereto.

(172) “Travelport Sale Income Tax Amount” has the meaning set forth in the Separation and Distribution Agreement.

(173) “Travelport Sharing Percentage” means twenty percent (20%); provided, however, that in the event a Travelport Sale occurs, Travelport Sharing Percentage zero percent (0%) for all purposes (including with retroactive application).

(174) “Travelport Subsidiary” means all direct and indirect Subsidiaries of Travelport, determined immediately after the Travelport Distribution.

(175) “Travelport Subsidiary Corporation” has the meaning set forth in Section 10.3(m)(iii).

(176) “Travelport Tax Return” means:

(i)	any Income Tax Returns required to be filed by any Tax Group of which Travelport or a Travelport Subsidiary is the Common Parent;

(ii)	any U.S., state, local or foreign separate Income Tax Return required to be filed by Travelport or a Travelport Subsidiary; and

(iii)	any U.S., state, local or foreign Non-Income Tax Return required to be filed by Travelport or a Travelport Subsidiary.

(177) “Travelport Taxes” means all Taxes required to be paid by or imposed upon Travelport or a Travelport Subsidiary with respect to all Travelport Tax Returns.

(178) “Travel Distribution Business” has the meaning set forth in the Separation and Distribution Agreement.

(179) “Treasury Regulations” means the final and temporary (but not proposed) income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

(180) “Unqualified Tax Opinion” means an unqualified “will” opinion of a Law firm of nationally recognized standing in the field of taxation, which opinion is reasonably acceptable to a Majority of the Parties and upon which each of the Parties may rely to confirm that a transaction (or transactions) will not result in Distribution Taxes, including confirmation in accordance with Circular 230 or otherwise that may be provided for purposes of avoiding any applicable penalties or additions to Tax.

(181) “U.S.” shall mean United States.

(182) “Vehicle Rental Business” has the meaning set forth in the Separation and Distribution Agreement.

(183) “Wyndham” has the meaning set forth in the recitals hereto.

(184) “Wyndham Audit Sharing Percentage” means a ratio:

(i)	the numerator of which is the sum of:

(I)

the Wyndham Sharing Percentage of the aggregate amount of all income and gain directly attributable to or resulting from any of the Distributions failing to qualify as a reorganization within the meaning of Sections 368(a)(1)(D) and 355 of the Code or as a distribution within the meaning of Section 355 of the Code, as the case may be, or the application of Sections 355(d) or (e) of the Code to any of the

Distributions, to the extent such items of income or gain do not result and is not directly attributable to the Fault of any Party and/or its Affiliates;

(II)	the aggregate amount of all income and gain directly attributable to or resulting from the Wyndham Distribution failing to qualify as a reorganization within the meaning of Sections 368(a)(1)(D) and 355 of the Code or as a distribution within the meaning of Section 355 of the Code, as the case may be, or the application of Sections 355(d) or (e) of the Code to the Wyndham Distribution, to the extent such items of income or gain result from or is directly attributable to the Fault of Wyndham or any of its Affiliates;

(III)	in the event of a Pre-2007 Shared Entity Audit that results in a Pre-2007 Correlative Adjustment that is directly related or attributable to the business or operations of Wyndham or any of its Subsidiaries, the aggregate amount of all disallowed deduction, loss and credit (and increases of income and gain) resulting from such Pre-2007 Correlative Adjustment;

(IV)	the aggregate amount of all income and gain (or disallowed deduction, loss and credit) resulting from a breach by Wyndham of a representation, covenant or obligation under this Agreement;

(V)	the Wyndham Sharing Percentage of the aggregate amount of all Pre-2007 Shared Entity Other Adjustments; and

(ii)	the denominator of which is the sum of:

(I)	all aggregate amount of all income and gain resulting from such Pre-2007 Shared Entity Audit; and

(II)	all aggregate amount of all disallowed deduction, loss and credit resulting from such Pre-2007 Shared Entity Audit.

provided, however, that, for purposes of this definition, all credits shall be deemed to equal 2.857143.

(185) “Wyndham Common Stock” has the meaning set forth in the recitals hereto.

(186) “Wyndham Distribution” means the distribution on the Wyndham Distribution Date to holders of record of shares of Cendant Common Stock as of the Wyndham Distribution Record Date of the Wyndham Common Stock owned by Cendant on the basis of one share of Wyndham Common Stock for every five (5) outstanding shares of Cendant Common Stock.

(187) “Wyndham Distribution Date” means the date on which Cendant distributes all of the issues and outstanding shares of Wyndham Common Stock to the holders of Cendant Common Stock.

(188) “Wyndham Distribution Record Date” means such date as may be determined by Cendant’s board of directors as the record date for the Wyndham Distribution.

(189) “Wyndham Distribution Taxes” means any and all Taxes required to be paid by or imposed on Cendant (or any Tax Group of which Cendant is a member) resulting from, or directly arising in connection with, the failure of the Wyndham Distribution to qualify under Section 355(a) or (c) of the Code or, if applicable, Section 361(c) of the Code, or the application of Sections 355(d) or (e) of the Code to the Wyndham Distribution, or under the corresponding provisions of the Laws of other jurisdictions.

(190) “Wyndham Employee” has the meaning set forth in the Separation and Distribution Agreement.

(191) “Wyndham Gain Recognition Agreement” has the meaning set forth in Section 10.3(m)(iv).

(192) “Wyndham Group” means Wyndham, each of the Wyndham Subsidiaries, each of the Wyndham Shared Entities and each Business Entity that becomes a Subsidiary of Wyndham.

(193) “Wyndham Indemnitees” means Wyndham, each member of the Wyndham Group, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

(194) “Wyndham Option” means an option to acquire Wyndham Common Stock.

(195) “Wyndham Option Holder” means a holder of a Wyndham Option.

(196) “Wyndham RSU” means a restricted stock unit payable in shares of Wyndham Common Stock.

(197) “Wyndham RSU Holder” means a holder of a Wyndham RSU.

(198) “Wyndham Shared Entities” means:

(i)	Hospitality Operations, Inc. (fka Cendant Transportation Corporation);

(ii)	Wyndham Finance (UK);

(iii)	Pointlux S.a.r.l. (Luxembourg);

(iv)	Cendant Europe Limited (UK) and its Subsidiaries;

(v)	Pointeuro V Limited (UK);

(vi)	Pointeuro IV Limited (UK);

(vii)	RCI Global Vacation Network Aps (fka Cendant Denmark Aps) and its Subsidiaries;

(viii)	EMEA Holdings C.V. (Netherlands) and its Subsidiaries;

(ix)	RCI Global Vacation Network (UK) (fka Cendant (UK) Holdings Limited) and its Subsidiaries;

(x)	Pointtravel Co. Ltd. (UK) and its Subsidiaries; and

(xi)	Cycleagent Ltd. (UK).

(199) “Wyndham Sharing Percentage” means thirty percent (30%); provided, however, that in the event a Travelport Sale occurs, Wyndham Sharing Percentage means thirty-seven and one-half percent (37.5%) for all purposes (including with retroactive application).

(200) “Wyndham Subsidiaries” means all direct and indirect Subsidiaries of Wyndham, determined immediately after the Wyndham Distribution (and predecessors of such entities), provided, however, that Wyndham Subsidiaries shall not include any Wyndham Shared Entity (or any direct or indirect Subsidiary of any Wyndham Shared Entity).

(201) “Wyndham Subsidiary Corporation” has the meaning set forth in Section 10.3(m)(vi).

(202) “Wyndham Tax Returns” means:

(i)	any Income Tax Returns required to be filed by any Tax Group of which Wyndham or a Wyndham Subsidiary is the Common Parent;

(ii)	any U.S., state, local or foreign separate Income Tax Return required to be filed by Wyndham or a Wyndham Subsidiary; and

(iii)	any U.S., state, local or foreign Non-Income Tax Return required to be filed by Wyndham or a Wyndham Subsidiary.

(203) “Wyndham Taxes” means all Taxes required to be paid by or imposed upon Wyndham or a Wyndham Subsidiary with respect to all Wyndham Tax Returns.

Section 1.2 References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references in this Agreement to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

Section 1.3 Effective Time; Suspension.

(a) This Agreement shall be effective as of the Realogy Distribution Date.

(b) Notwithstanding Section 1.3(a) above, as between any of the Parties that are Affiliates (without regard to the last sentence set forth in the definition of Affiliates), the provisions of, and the obligations under, this Agreement shall be suspended as between such Parties until:

(i)	in the case of Cendant and Wyndham, the Wyndham Distribution Date;

(ii)	subject to Section 1.3(c), in the case of Wyndham and Travelport, the first to occur of the Wyndham Distribution Date or the Travelport Distribution Date; and

(iii)	subject to Section 1.3(c), in the case of Cendant and Travelport, the Travelport Distribution Date.

(c) Notwithstanding anything to the contrary contained in this Agreement:

(i)	for so long as any Party is still an Affiliate (without regard to the last sentence set forth in such definition) of Cendant, Cendant shall be responsible for any Taxes or other amounts required to be paid by such Party pursuant to this Agreement; and

(ii)	if a Travelport Sale occurs, any and all rights and obligations of and to Travelport pursuant to this Agreement (including any and all obligations of Travelport to any other Person pursuant to Section 6.4 and any and all obligations of any of the Parties to Travelport Indemnitees pursuant to Article VI) shall be terminated and deemed null and void and be of no further force or effect.

For the avoidance of doubt, in the event of a conflict between this Section 1.3(c) and any other provision of this Agreement, this Section 1.3(c) shall govern and control.

ARTICLE II

PREPARATION AND FILING OF TAX RETURNS

Section 2.1 Responsibility of Cendant to prepare and file Pre-2007 Cendant Shared Entity Tax Returns, Post-2006 Cendant Shared Entity Tax Returns and CCRG Entity Tax Returns.

(a) Pre-2007 Cendant Shared Entity Tax Returns.

(i)	General. To the extent not previously filed, subject to the rights and obligations of each of the Spinco Parties set forth herein, Cendant shall (at Cendant’s own cost and expense) prepare and file or cause to be prepared and filed, all Pre-2007 Cendant Shared Entity Tax Returns, provided, however, that all reasonable out-of-pocket costs and expenses incurred by Cendant in connection therewith shall be borne twenty-five percent (25%) by each of the Parties, provided, further, that, if the Travelport Sale occurs, such costs and expenses shall be borne thirty-three percent (33%) by each of Cendant, Realogy and Wyndham. Such Pre-2007 Cendant Shared Entity Tax Returns shall be prepared in a manner consistent with the past practice of each Cendant Shared Entity unless otherwise required by applicable Law. Payments by Realogy, Wyndham and Travelport, respectively, to Cendant for reasonable out-of-pocket costs and expenses incurred by Cendant shall be treated as amounts deductible by the paying Party pursuant to Section 162 of the Code, and none of the Parties shall take any position inconsistent with such treatment, except to the extent a Final Determination with respect to the paying Party causes such payment to not be so treated. Notwithstanding anything to the contrary contained in this Section 2.1(a)(i), each of the state and local Income Tax Returns required to be filed by Cendant set forth on Schedule A shall be prepared by the Party identified on Schedule A (at its own cost and expense, including any out-of-pocket costs and expenses) on or prior to the date referred to in Schedule A.

(ii)

Tax Package. To the extent not previously provided, each of the Spinco Parties (at its own cost and expense) shall prepare and provide or cause to be prepared and provided to Cendant (and make available or cause to be made available to the other Spinco Parties) a Tax Package relating to each Pre-2007 Cendant Shared Entity Tax Return required to be filed by any Tax Group of which a Cendant Shared Entity was the Common Parent and such Spinco Party or any of its Subsidiaries was a member for one or more days in the relevant Tax year. The Tax Package shall: (A) with respect to any Tax year of a Cendant Shared Entity ending on or prior to December 31, 2005, be provided to Cendant no later than July 31, 2006; and (B) with respect to any Tax year of a Cendant Shared Entity ending after December 31, 2005 and on or before December 31, 2006, be provided to Cendant no later than May 31, 2007 (other than U.S. Tax Returns for such Tax year of any foreign Subsidiary of the relevant Spinco Party, which shall be provided no later than July 31, 2007). For the avoidance of doubt, in the event a Spinco Party does not fulfill its obligations pursuant to this Section 2.1(a)(ii), Cendant shall be entitled, at the sole cost and expense of such Spinco Party to prepare or cause to be prepared the information required to be included in the Tax Package for purposes of preparing any such Pre-2007 Cendant Shared Entity Tax Return.

(iii)	Procedures relating to the preparation and filing of Pre-2007 Cendant Shared Entity Tax Returns.

(A) Pre-2007 Cendant Shared Entity Tax Returns for Tax years ending on or prior to December 31, 2005. In the case of Pre-2007 Cendant Shared Entity Tax Returns for Tax years ending on or prior to December 31, 2005, to the extent not previously filed, no later than thirty (30) days prior to the Due Date of each such Tax Return, Cendant (or in the case of a state or local Income Tax Return set forth in Schedule A, the Party responsible for preparing such Tax Return) shall make available or cause to be made available drafts of such Tax Return (together with all related work papers) to each of the Spinco Parties (or in the case of a state or local Income Tax Return set forth in Schedule A, to the other Parties). Each of the Parties shall have access to any and all data and information necessary for the preparation of all such Pre-2007 Cendant Shared Entity Tax Returns and the Parties shall cooperate fully in the preparation and review of such Tax Returns. Subject to the preceding sentence, no later than September 1, 2006 (or in the case of a state or local Income Tax Return set forth in Schedule A, the date set forth therein with respect to such Tax Return), a Party shall have a right to object to such Pre-2007 Shared Entity Tax Return (or items with respect thereto) by written notice to the other Parties; such written notice shall contain such disputed item (or items) and the basis for its objection.

(B) Pre-2007 Cendant Shared Entity Tax Returns for Tax years ending after December 31, 2005. In the case of Pre-2007 Cendant Shared Entity Tax Returns for Tax years ending after December 31, 2005, to the extent not previously filed, no later than sixty (60) days prior to the Due Date of each such Pre-2007 Cendant Shared Entity Tax Return, Cendant shall make available or cause to be made available drafts of such Tax Return (together with all related work papers) to each of the Spinco Parties. Each of the Spinco Parties shall have access to any and all data and information necessary for the preparation of all such Pre-2007 Cendant Shared Entity Tax Returns and the Parties shall cooperate fully in the preparation and review of such Tax Returns. No later than August 1, 2007 (or in the case of a state or local Income Tax Return set forth in Schedule A, forty-five days prior to the Due Date of such Tax Return), a Spinco Party shall have a right to object by written notice to Cendant and the other Spinco Parties; such written notice shall contain such disputed item (or items) and the basis for its objection.

(C) With respect to a Pre-2007 Cendant Shared Entity Tax Return prepared by Cendant (or in the case of a state or local Income Tax Return set forth in Schedule A, another Party) and submitted to the Spinco Parties (or Cendant) pursuant to Section 2.1(a)(iii)(A) or Section 2.1(a)(iii)(B), as the case may be, if a Party does not object by proper written notice to the party responsible for preparing such Tax Return and the other Parties within the time period described in such sections, such Pre-2007 Cendant Shared Entity Tax Return shall be deemed to have been accepted and agreed upon, and final and conclusive, for purposes of this Section 2.1(a)(iii). If a Party does object by proper written notice to the other Parties within such applicable time period, the Parties shall act in good faith to resolve any such dispute as promptly as practicable, provided, however, that, notwithstanding anything to the contrary contained herein, if the Parties have not reached a final resolution with respect to all disputed items for which proper written notice was given within fifteen (15) days prior to the Due Date for such Pre-2007 Cendant Shared Entity Tax Return, such Tax Return shall be filed as prepared by the Party responsible for preparing such Tax Return pursuant to this Section 2.1(a) (revised to reflect all initially disputed items that the Parties have agreed upon prior to such date). All Taxes required to be paid by a Spinco Party to Cendant with respect to a Pre-2007 Cendant Shared Entity Tax Return pursuant to Article III shall be based upon the amounts shown to be due and owing on such Tax Return as filed by Cendant and such Taxes shall be paid by such Spinco Party to Cendant no later than 5 days prior to the Due Date of such Tax Return.

(D) In the event that Cendant files a Pre-2007 Cendant Shared Entity Tax Return that includes properly disputed items pursuant to this Section 2.1(a)(iii) that were not finally resolved and agreed upon, such disputed item (or items) shall be resolved in accordance with Article XII. In the event that the resolution of such disputed item (or items) in accordance with Article XII with respect to a Pre-2007 Cendant Shared Entity Tax Return is inconsistent with such Pre-2007 Cendant Shared Entity Tax Return as filed by Cendant, Cendant (with cooperation from the other Parties) shall, as promptly as practicable, amend such Tax Return to properly reflect the final resolution of the disputed item (or items). In the event that the amount of Taxes shown to be due and owing on a Pre-2007 Cendant Shared Entity Tax Return is adjusted as a result of a resolution pursuant to Article XII, proper adjustment shall be made to the amounts previously paid or required to be paid in accordance with Article III in a manner that reflects such resolution.

(E) Pre-2007 Cendant Shared Entity Tax Returns for estimated Income Taxes. Notwithstanding anything to the contrary in this Section 2.1, in the case of any Pre-2007 Cendant Shared Entity Tax Return for estimated Income Taxes (“Estimated Tax Returns”) for periods ending after December 31, 2005, to the extent not previously filed, as soon as practicable prior to the Due Date of each such Estimated Tax Return, Cendant shall make available or cause to be made available drafts of such Estimated Tax Return (together with all related work papers) to each of the Spinco Parties. Each of the Spinco Parties shall have access to any and all data and information necessary for the preparation of such Estimated Tax Returns and the Parties shall cooperate fully in the preparation and review of such Estimated Tax Return. Subject to the preceding sentence, a Spinco Party shall have a right to object by written notice to Cendant and the other Spinco Parties (and such written notice shall contain such disputed item (or items) and the basis for its objection) and the principles of Section 2.1(a)(iii)(C) and Section 2.1(a)(iii)(D) shall apply to such Estimated Tax Return.

(b) Preparation and filing of Post-2006 Cendant Shared Entity Tax Returns and CCRG Entity Tax Returns.

(i)	To the extent not previously filed, no later than thirty (30) days prior to the Due Date of each CCRG Entity Tax Return for any Tax year ending on or prior to December 31, 2006 which CCRG Entity Tax Return includes income that is also included in a Pre-2007 Cendant Shared Entity Tax Return or a Pre-2007 Wyndham Shared Entity Tax Return, Cendant shall make available or cause to be made available drafts of such Tax Return to each of the Spinco Parties. All such CCRG Entity Tax Returns shall be prepared in accordance with past practice unless otherwise required by applicable Law.

(ii)	Cendant shall (at its own cost and expense) prepare and file or cause to be prepared and filed:

(A) all Post-2006 Cendant Shared Entity Tax Returns; and

(B) to the extent not previously filed and, subject to Section 2.1(b)(i), all CCRG Entity Tax Returns.

Section 2.2 Responsibility of Realogy to prepare and file Realogy Tax Returns.

(a) To the extent not previously filed, no later than thirty (30) days prior to the Due Date of each Realogy Tax Return for any taxable period ending on or prior to December 31, 2006 which Realogy Tax Return includes income that is also included in a Pre-2007 Cendant Shared Entity Tax Return or a Pre-2007 Wyndham Shared Entity Tax Return, Realogy shall make available or cause to be made available drafts of such Tax Return to each of the other Spinco Parties and Cendant. All such Realogy Tax Returns shall be prepared in accordance with past practice unless otherwise required by applicable Law.

(b) To the extent not previously filed, Realogy shall (at its own cost and expense), subject to Section 2.2(a), prepare and file or caused to be prepared and filed all Realogy Tax Returns.

Section 2.3 Responsibility of Wyndham to prepare and file Pre-2007 Wyndham Shared Entity Tax Returns, Post-2006 Wyndham Shared Entity Tax Returns and Wyndham Tax Returns.

(a) Pre-2007 Wyndham Shared Entity Tax Returns.

(i)	General. To the extent not previously filed, subject to the rights and obligations of each of Realogy and Travelport set forth herein, Wyndham shall (at Wyndham’s own cost and expense) prepare and file or cause to be prepared and filed all Pre-2007 Wyndham Shared Entity Tax Returns, provided, however, that all reasonable out-of-pocket costs and expenses incurred by Wyndham in connection therewith shall be borne twenty-five percent (25%) by each of Cendant, Realogy, Wyndham and Travelport, provided, further, that, if the Travelport Sale occurs, such costs and expenses shall be borne thirty-three percent (33%) by each of Cendant, Realogy and Wyndham. Such Pre-2007 Wyndham Shared Entity Tax Returns shall be prepared in a manner consistent with the past practice of each Wyndham Shared Entity unless otherwise required by applicable Law. Payments by Cendant, Realogy and Travelport, respectively, to Wyndham for reasonable out-of-pocket costs and expenses incurred by Wyndham shall be treated as amounts deductible by the paying Party pursuant to Section 162 of the Code, and none of the Parties shall take any position inconsistent with such treatment, except to the extent a Final Determination with respect to the Paying Party causes such payment to not be so treated.

(ii)

Tax Package. To the extent not previously provided, each of the other Spinco Parties and Cendant (at its own cost and expense) shall prepare and provide or cause to be prepared and provided to Wyndham (and make available or cause to be made available to the other Parties) a

Tax Package relating to each Pre-2007 Wyndham Shared Entity Tax Return required to be filed by any Tax Group of which a Wyndham Shared Entity was the Common Parent and such Spinco Party or any of its Subsidiaries or Cendant or any of its Subsidiaries was a member for one or more days in the relevant Tax year. The Tax Package shall: (A) with respect to any Tax year of a Wyndham Shared Entity ending on or prior to December 31, 2005, be provided to Wyndham no later than July 31, 2006; and (B) with respect to any Tax year of a Wyndham Shared Entity ending after December 31, 2005 and on or before December 31, 2006, be provided to Wyndham no later than May 31, 2007 (other than U.S. Tax Returns for such Tax year of any foreign Subsidiary of the relevant Party, which shall be provided no later than July 31, 2007). For the avoidance of doubt, in the event a Spinco Party does not fulfill its obligations pursuant to this Section 2.3(a)(ii), Wyndham shall be entitled, at the sole cost and expense of such Spinco Party, to prepare or cause to be prepared the information required to be included in the Tax Package for purposes of preparing any such Pre-2007 Wyndham Shared Entity Tax Return.

(iii)	Procedures relating to the preparation and filing of Pre-2007 Wyndham Shared Entity Tax Returns.

(A) Pre-2007 Wyndham Shared Entity Tax Returns for Tax years ending on or prior to December 31, 2005. In the case of Pre-2007 Wyndham Shared Entity Tax Returns for Tax years ending on or prior to December 31, 2005, to the extent not previously filed, no later than thirty (30) days prior to the Due Date of each such Tax Return, Wyndham shall make available or cause to be made available drafts of such Tax Return (together with all related work papers) to each of the other Spinco Parties. Each of the other Spinco Parties shall have access to any and all data and information necessary for the preparation of all such Pre-2007 Wyndham Shared Entity Tax Returns and the Spinco Parties shall cooperate fully in the preparation and review of such Tax Returns. Subject to the preceding sentence, no later than September 1, 2006, a Spinco Party shall have a right to object by written notice to Wyndham and the other Spinco Party; such written notice shall contain such disputed item (or items) and the basis for its objection.

(B) Pre-2007 Wyndham Shared Entity Tax Returns for Tax years ending after December 31, 2005. In the case of Pre-2007 Wyndham Shared Entity Tax Returns for Tax years ending after December 31, 2005, to the extent not previously filed, no later than sixty (60) days prior to the Due Date of each such Pre-2007 Wyndham Shared Entity Tax Return, Wyndham shall make available or cause to be made available drafts of such Tax Return (together with all related work papers) to each of the other Spinco Parties. Each of the other Spinco Parties shall have access to any and all data and information necessary for the preparation of all such

Pre-2007 Wyndham Shared Entity Tax Returns and the Spinco Parties shall cooperate fully in the preparation and review of such Tax Returns. No later than August 1, 2007, a Spinco Party shall have a right to object by written notice to Wyndham and the other Spinco Party; such written notice shall contain such disputed item (or items) and the basis for its objection.

(C) With respect to a Pre-2007 Wyndham Shared Entity Tax Return prepared by Wyndham and submitted to the Spinco Parties pursuant to Section 2.3(a)(iii)(A) or Section 2.3(a)(iii)(B), as the case may be, if a Spinco Party does not object by proper written notice to Wyndham and the other Spinco Party within the time period described in such sections, such Pre-2007 Wyndham Shared Entity Tax Return shall be deemed to have been accepted and agreed upon, and final and conclusive, for purposes of this Section 2.3(a)(iii). If a Spinco Party does object by proper written notice to Wyndham and the other Spinco Party within such applicable time period, Wyndham and such Spinco Party (or Parties) shall act in good faith to resolve any such dispute as promptly as practicable, provided, however, that, notwithstanding anything to the contrary contained herein, if a Spinco Party (or Parties) and Wyndham have not reached a final resolution with respect to all disputed items for which proper written notice was given within fifteen (15) days prior to the Due Date for such Pre-2007 Wyndham Shared Entity Tax Return, such Tax Return shall be filed as prepared by Wyndham (revised to reflect all initially disputed items that the Spinco Parties have agreed upon prior to such date). All Taxes required to be paid by a Spinco Party to Wyndham with respect to a Pre-2007 Wyndham Shared Entity Tax Return pursuant to Article III shall be based upon the amounts shown to be due and owing on such Tax Return as filed by Wyndham and such Taxes shall be paid by such Spinco Party to Wyndham no later than five (5) days prior to the Due Date of such Tax Return.

(D) In the event that Wyndham files a Pre-2007 Wyndham Shared Entity Tax Return that includes properly disputed items pursuant to this Section 2.3(a)(iii) that were not finally resolved and agreed upon, such disputed item (or items) shall be resolved in accordance with Article XII. In the event that the resolution of such disputed item (or items) in accordance with Article XII with respect to a Pre-2007 Wyndham Shared Entity Tax Return is inconsistent with such Pre-2007 Wyndham Shared Entity Tax Return as filed by Wyndham, Wyndham shall, as promptly as practicable, amend such Tax Return to properly reflect the final resolution of the disputed item (or items). In the event that the amount of Taxes shown to be due and owing on a Pre-2007 Wyndham Shared Entity Tax Return is adjusted as a result of a resolution pursuant to Article XII, proper adjustment shall be made to the amounts previously paid or required to be paid in accordance with Article III in a manner that reflects such resolution.

(E) Pre-2007 Wyndham Shared Entity Tax Returns for estimated Income Taxes. Notwithstanding anything to the contrary contained in this Section 2.3, in the case of any Estimated Tax Return for Pre-2007 Wyndham Shared Entity Taxes for periods ending after December 31, 2005, to the extent not previously filed, as soon as practicable prior to the Due Date of each such Estimated Tax Return, Wyndham shall make available or cause to be made available drafts of such Estimated Tax Return (together with all related work papers) to each of the Parties. Each of the Parties shall have access to any and all data and information necessary for the preparation of all such Estimated Tax Returns and the Parties shall cooperate fully in the preparation and review of such Estimated Tax Return. Subject to the preceding sentence, a Party shall have a right to object by written notice to Wyndham and the other Parties (and such written notice shall contain such disputed item (or items) and the basis for its objection) and the principles of Section 2.3(a)(iii)(C) and Section 2.3(a)(iii)(D) shall apply to such Estimated Tax Return.

(b) Filing of Post-2006 Wyndham Shared Entity Tax Returns and Wyndham Tax Returns.

(i)	To the extent not previously filed, no later than 30 days prior to the Due Date of each Wyndham Tax Return for any Tax year ending on or prior to December 31, 2006 which Wyndham Tax Return includes income that is also included in a Pre-2007 Cendant Shared Entity Tax Return or a Pre-2007 Wyndham Shared Entity Tax Return, Wyndham shall make available or cause to be made available drafts of such Tax Return to each of the other Parties. All such Wyndham Tax Returns shall be prepared in accordance with past practice unless otherwise required by applicable Law.

(ii)	Wyndham shall (at its own cost and expense) prepare and file or cause to be prepared and filed:

(A) all Post-2006 Wyndham Shared Entity Tax Returns; and

(B) to the extent not previously filed and, subject to Section 2.3(b)(i), all Wyndham Tax Returns.

Section 2.4 Responsibility of Travelport to prepare and file Travelport Tax Returns.

(a) To the extent not previously filed, no later than thirty (30) days prior to the Due Date of each Travelport Tax Return for any taxable period ending on or prior to December 31, 2006 which Travelport Tax Return includes income that is also included in a Pre-2007 Cendant Shared Entity Tax Return or a Pre-2007 Wyndham Shared Entity Tax Return, Travelport shall make available or cause to be made available drafts of such Tax Return to each of the other Parties. All such Travelport Tax Returns shall be prepared in accordance with past practice unless otherwise required by applicable Law.

(b) To the extent not previously filed, Travelport shall (at its own cost and expense), subject to Section 2.4(a), prepare and file or caused to be prepared and filed all Travelport Tax Returns.

Section 2.5 Time of filing Tax Returns; manner of Tax Return preparation. Each Tax Return shall be filed on or prior to the Due Date for such Tax Return by the Party responsible for filing such Tax Return hereunder. Unless otherwise required by a Taxing Authority pursuant to a Final Determination, the Parties hereto shall prepare and file or cause to be prepared and filed all Tax Returns and take all other actions in a manner consistent with (and shall not take any position inconsistent with):

(a) the conversion of Cendant Car Rental Group, Inc. into a Delaware limited liability company as a tax-free liquidation under Section 332 of the Code;

(b) the conversion of Avis Car Rental Group, Inc. into a Delaware limited liability company as a tax-free liquidation under Section 332 of the Code;

(c) the conversion of Avis Group Holdings, Inc. into a Delaware limited liability company as a tax-free liquidation under Section 332 of the Code;

(d) the conversion of Avis Rent A Car System, Inc. into a Delaware limited liability company as a tax-free liquidation under Section 332 of the Code;

(e) the merger of TM Acquisition Corp. with and into CFHC LLC, with CFHC LLC surviving the merger, as a tax-free liquidation under Section 332 of the Code;

(f) the merger of Wizcom International, Inc. with and into CFHC LLC, with CFHC LLC surviving the merger, as a tax-free liquidation under Section 332 of the Code or as a reorganization under Section 368(a) of the Code;

(g) the contribution by Cendant Operations, Inc., a Delaware corporation (“Cendant Operations”), to CDRE TM Corp. (fka Nisbet Corporation), a Delaware corporation, of certain assets (including goodwill) as a transaction described in Section 351 of the Code;

(h) the merger of Cendant Operations with and into CFHC LLC, with CFHC LLC surviving the merger, as a tax-free liquidation under Section 332 of the Code;

(i) the contributions by CFHC LLC to each of the IP Companies of certain assets formerly owned by TM Acquisition Corp. as transactions described in Section 351 of the Code;

(j) the contribution by CFHC LLC to Realogy of all of the outstanding stock of each of the IP Companies as transactions described in Section 351 of the Code;

(k) the contributions to Realogy, together with the distributions of cash from Realogy to Cendant, which cash will be distributed solely to creditors of Cendant, and the distribution by Cendant to its stockholders of all of the stock of Realogy, as a reorganization under Sections 368(a)(1)(D) and 355 of the Code (and to which Sections 355(d) and (e) of the Code do not apply);

(l) the receipt by Cendant of approximately $2.225 billion (subject to adjustment) of cash distributed to it by Realogy in connection with the Realogy Distribution (which cash will be distributed solely to creditors of Cendant) as not resulting in income or gain pursuant to Section 361 of the Code (subject to the limitations set forth therein);

(m) the assumption by Realogy of liabilities, including Assumed Cendant Contingent Liabilities, pursuant to the Separation and Distribution Agreement or other Ancillary Agreements, as not resulting in income or gain pursuant to Section 357 of the Code;

(n) the distribution by Cendant to its stockholders of all of the stock of Realogy as a tax-free distribution under Section 355(a) of the Code to such stockholders;

(o) the contributions to Wyndham, together with the distributions of cash from Wyndham to Cendant, which cash will be distributed solely to creditors of Cendant, and the distribution by Cendant to its stockholders of all of the stock of Wyndham, as a reorganization under Sections 361(c), 368(a)(1)(D) and 355 of the Code (and to which Sections 355(d) and (e) of the Code do not apply);

(p) the receipt by Cendant of approximately $1.36 billion (subject to adjustment) of cash distributed to it by Wyndham in connection with the Wyndham Distribution (which cash will be distributed solely to creditors of Cendant) as not resulting in income or gain pursuant to Section 361 of the Code (subject to the limitations set forth therein);

(q) the assumption by Wyndham of liabilities, including Assumed Cendant Contingent Liabilities, pursuant to the Separation and Distribution Agreement or other Ancillary Agreements, as not resulting in income or gain pursuant to Section 357 of the Code;

(r) the distribution by Cendant to its stockholders of all of the stock of Wyndham as a tax-free distribution under Section 355(a) of the Code to such stockholders; and

(s) the distribution by Cendant to its stockholders of all of the stock of Travelport as a distribution within the meaning of Sections 355(a) and (c ) of the Code (and for which Sections 355(d) and (e) of the Code do not apply), provided, however, that this Section 2.5(s) shall not apply if the Travelport Sale occurs.

ARTICLE III

RESPONSIBILITY FOR PAYMENT OF TAXES

Section 3.1 Responsibility of Cendant to pay Taxes.

(a) General. Except as otherwise provided in this Agreement (e.g., Section 3.5, Section 8.8, Section 8.13, Section 10.2(b) and Section 10.3(d)), Cendant shall be liable for and shall pay or cause to be paid to the applicable Taxing Authority:

(i)	all Post-2006 Cendant Shared Entity Taxes;

(ii)	all CCRG Entity Taxes; and

(iii)	amounts equal to the amounts Cendant actually receives from the Spinco Parties for Pre-2007 Cendant Shared Entity Taxes.

(b) Timing of Payments. All Taxes required to be paid or caused to be paid by Cendant to an applicable Taxing Authority pursuant to Section 3.1(a) shall be paid or caused to be paid by Cendant to such applicable Taxing Authority on or prior to the Due Date of the applicable Tax Return. Notwithstanding anything to the contrary contained herein, amounts Cendant actually receives from the other Parties for Pre-2007 Cendant Shared Entity Taxes shall be paid or caused to be paid by Cendant to the applicable Taxing Authority no later than the later of (x) the Due Date of the applicable Tax Return or (y) within two (2) Business Days after Cendant actually receives such amounts from the applicable Spinco Parties.

Section 3.2 Responsibility of Realogy to pay Taxes.

(a) Except as otherwise provided in this Agreement (e.g., Section 3.5, Section 3.6, Section 8.8, Section 8.13, Section 10.2(b) and Section 10.3(d)), Realogy shall be liable for and shall pay or cause to be paid:

(i)	to Cendant, the Realogy Sharing Percentage of all Pre-2007 Cendant Shared Entity Taxes;

(ii)	to Wyndham, the Realogy Sharing Percentage of all Pre-2007 Wyndham Shared Entity Taxes;

(iii)	to Wyndham, the Realogy Sharing Percentage of all Pre-2007 Wyndham Separate Company Shared Taxes;

(iv)	to Travelport, the Realogy Sharing Percentage of all Pre-2007 Travelport Separate Company Shared Taxes;

(v)	to the applicable Taxing Authority, the Realogy Sharing Percentage of all Pre-2007 Realogy Separate Company Shared Taxes;

(vi)	except to the extent of any Pre-2007 Realogy Separate Company Shared Taxes, to the applicable Taxing Authority, all other Realogy Taxes; and

(vii)	to the applicable Taxing Authority, amounts equal to the amounts Realogy actually receives from the other Parties for Pre-2007 Realogy Separate Company Shared Taxes.

(b) Timing of Payments.

(i)	Payment of Taxes required to be made by Realogy to Taxing Authorities. All Taxes required to be paid or caused to be paid by Realogy to an applicable Taxing Authority pursuant to Section 3.2(a) shall be paid or caused to be paid by Realogy to such applicable Taxing Authority on or prior to the Due Date of the applicable Tax Return. Notwithstanding anything to the contrary contained herein, amounts Realogy actually receives from the other Parties for Pre-2007 Realogy Separate Company Shared Taxes shall be paid or caused to be paid by Realogy to the applicable Taxing Authority no later than the later of (x) the Due Date of the applicable Tax Return or (y) within two (2) Business Days after Realogy actually receives such amounts from the applicable Parties.

(ii)	Payment of amounts required to be paid by Realogy to another Party pursuant to Section 3.2(a). All amounts required to be paid or caused to be paid by Realogy to another Party pursuant to Section 3.2(a) shall be paid or caused to be paid by Realogy to such other Party no later than five (5) days prior to the Due Date of the applicable Tax Return.

Section 3.3 Responsibility of Wyndham to pay Taxes.

(a) Except as otherwise provided in this Agreement (e.g., Section 3.5, Section 3.6, Section 8.8, Section 8.13, Section 10.2(b) and Section 10.3(d)), Wyndham shall be liable for and shall pay or cause to be paid:

(i)	to Cendant, the Wyndham Sharing Percentage of all Pre-2007 Cendant Shared Entity Taxes; and

(ii)	to the applicable Taxing Authority, the Wyndham Sharing Percentage of all Pre-2007 Wyndham Shared Entity Taxes;

(iii)	to the applicable Taxing Authority, all Post-2006 Wyndham Shared Entity Taxes;

(iv)	to Realogy, the Wyndham Sharing Percentage of all Pre-2007 Realogy Separate Company Shared Taxes;

(v)	to Travelport, the Wyndham Sharing Percentage of all Pre-2007 Travelport Separate Company Shared Taxes;

(vi)	to the applicable Taxing Authority, the Wyndham Sharing Percentage of all Pre-2007 Wyndham Separate Company Shared Taxes;

(vii)	except to the extent of any Pre-2007 Wyndham Separate Company Shared Taxes, to the applicable Taxing Authority, all other Wyndham Taxes; and

(viii)	to the applicable Taxing Authority, amounts equal to the amounts Wyndham actually receives from the other Parties for Pre-2007 Wyndham Shared Entity Taxes and Pre-2007 Wyndham Separate Company Shared Taxes.

(b) Timing of Payments.

(i)	Payment of Taxes required to be made by Wyndham to Taxing Authorities. All Taxes required to be paid or caused to be paid by Wyndham to an applicable Taxing Authority pursuant to Section 3.3(a) shall be paid or caused to be paid by Wyndham to such applicable Taxing Authority on or prior to the Due Date of the applicable Tax Return. Notwithstanding anything to the contrary contained herein, amounts Wyndham actually receives from the other Parties for Pre-2007 Wyndham Shared Entity Taxes and Pre-2007 Wyndham Separate Company Shared Taxes shall be paid or caused to be paid by Wyndham to the applicable Taxing Authority no later than the later of (x) the Due Date of the applicable Tax Return or (y) within two (2) Business Days after Wyndham actually receives such amounts from the applicable Parties.

(ii)	Payment of amounts required to be paid by Wyndham to another Party pursuant to Section 3.3(a). All amounts required to be paid or caused to be paid by Wyndham to another Party pursuant to Section 3.3(a) shall be paid or caused to be paid by Wyndham to such other Party no later than five (5) days prior to the Due Date of the applicable Tax Return.

Section 3.4 Responsibility of Travelport to pay Taxes.

(a) Except as otherwise provided in this Agreement (e.g., Section 1.3(c), Section 3.5, Section 3.6, Section 8.8, Section 8.13, Section 10.2(b) and Section 10.3(d)), Travelport shall be liable for and shall pay or cause to be paid:

(i)	to Cendant, the Travelport Sharing Percentage of all Pre-2007 Cendant Shared Entity Taxes;

(ii)	to Wyndham, the Travelport Sharing Percentage of all Pre-2007 Wyndham Shared Entity Taxes;

(iii)	to Realogy, the Travelport Sharing Percentage of all Pre-2007 Realogy Separate Company Shared Taxes;

(iv)	to Wyndham , the Travelport Sharing Percentage of all Pre-2007 Wyndham Separate Company Shared Taxes;

(v)	to the applicable Taxing Authority, the Travelport Sharing Percentage of all Pre-2007 Travelport Separate Company Shared Taxes;

(vi)	except to the extent of Pre-2007 Travelport Separate Company Shared Taxes, to the applicable Taxing Authority, all other Travelport Taxes; and

(vii)	to the applicable Taxing Authority, all amounts Travelport actually receives from the other Parties for Pre-2007 Travelport Separate Company Shared Taxes.

(b) Timing of Payments.

(i)	Payment of Taxes required to be made by Travelport to Taxing Authorities. All Taxes required to be paid or caused to be paid by Travelport to an applicable Taxing Authority pursuant to Section 3.4(a) shall be paid or caused to be paid by Travelport to such applicable Taxing Authority on or prior to the Due Date of the applicable Tax Return. Notwithstanding anything to the contrary contained herein, amounts Travelport actually receives from the other Parties for Pre-2007 Travelport Separate Company Shared Taxes shall be paid or caused to be paid by Travelport to the applicable Taxing Authority no later than the later of (x) the Due Date of the applicable Tax Return or (y) within two (2) Business Days after Travelport actually receives such amounts from the applicable Parties.

(ii)	Payment of amounts required to be paid by Travelport to another Party pursuant to Section 3.4(a). All amounts required to be paid or caused to be paid by Travelport to another Party pursuant to Section 3.4(a) shall be paid or caused to be paid by Travelport to such other Party no later than five (5) days prior to the Due Date of the applicable Tax Return.

Section 3.5 Extraordinary Transactions.

(a) Cendant. From the period beginning on the Realogy Distribution Date and ending on December 31, 2006, none of the CCRG Entities shall effect or cause to be effected any Extraordinary Transaction. If any such Extraordinary Transaction is effected by any CCRG Entity, then notwithstanding anything to the contrary in this Agreement, Cendant shall be liable for and shall pay or cause to be paid to the applicable Taxing Authority with respect to any Cendant Shared Entity Tax Return all Taxes resulting from such Extraordinary Transaction and shall indemnify the other Parties for the aggregate amount of all net operating loss carryovers and Credit Carryovers that would have been allocated, apportioned or retained, as the case may be (“Apportioned”), to such Party and its Subsidiaries under applicable principles of the Code and the Treasury Regulations thereunder (and Article X hereof) as of its first Post-Distribution Tax Period had all the Extraordinary Transactions effected by the CCRG Entities not occurred (without applying a discount for the time value of money or for the future lack of certainty of realization and assuming an effective Tax rate of thirty-eight percent (38%)). Notwithstanding this Section 3.5(a), in the event of a Pre-2007 Cendant Shared Entity Audit, (i) Section 8.8 shall control with respect to any additional Taxes imposed on a Cendant Shared Entity resulting from any Extraordinary Transactions and (ii) Section 8.9 shall control with respect to any indemnification relating to net operating loss carryovers and Credit Carryovers utilized as a result of any Extraordinary Transactions.

(b) Realogy. On the Realogy Distribution Date, none of Realogy or its Subsidiaries shall effect or cause to be effected any Extraordinary Transaction. If any such Extraordinary Transaction is effected by Realogy or any of its Subsidiaries, then notwithstanding anything to the contrary in this Agreement, Realogy shall be liable for and shall pay or cause to be paid to Cendant with respect to any Cendant Shared Entity Tax Return all Taxes resulting from such Extraordinary Transaction and shall indemnify the other Parties for the aggregate amount of all net operating loss carryovers and Credit Carryovers that would have been Apportioned to such Party and its Subsidiaries under applicable principles of the Code and the Treasury Regulations thereunder (and Article X hereof) as of its first Post-Distribution Tax Period had all the Extraordinary Transactions effected by Realogy and its Subsidiaries not occurred (without applying a discount for the time value of money or for the future lack of certainty of realization and assuming an effective Tax rate of thirty-eight percent (38%)). Notwithstanding this Section 3.5(b), in the event of a Pre-2007 Cendant Shared Entity Audit, (i) Section 8.8 shall control with respect to any additional Taxes imposed on a Cendant Shared Entity resulting from Extraordinary Transactions and (ii) Section 8.9 shall control with respect to any indemnification relating to net operating loss carryovers and Credit Carryovers utilized as a result of any Extraordinary Transactions.

(c) Wyndham. From the period beginning on the Realogy Distribution Date and ending on and including the Wyndham Distribution Date, none of Wyndham or its Subsidiaries shall effect or cause to be effected any Extraordinary Transaction. If any such Extraordinary Transaction is effected by Wyndham or any of its Subsidiaries, then notwithstanding anything to the contrary in the Agreement, Wyndham shall be liable for and shall pay or cause to be paid to Cendant or the applicable Taxing Authority (as the case may be) with respect to any Shared Entity Tax Return all Taxes resulting from such Extraordinary Transaction and shall indemnify the other Parties for the aggregate amount of all net operating loss carryovers and Credit Carryovers that would have been Apportioned to such Party and its Subsidiaries under applicable principles of the Code and the Treasury Regulations thereunder (and Article X hereof) as of its first Post-Distribution Tax Period had all the Extraordinary Transactions effected by Wyndham and its Subsidiaries not occurred (without applying a discount for the time value of money or for the future lack of certainty of realization and assuming an effective Tax rate of thirty-eight percent (38%)). Notwithstanding this Section 3.5(c), in the event of a Pre-2007 Shared Entity Audit, (i) Section 8.8 shall control with respect to any additional Taxes imposed on a Shared Entity resulting from any Extraordinary Transactions and (ii) Section 8.9 shall control with respect to any indemnification relating to net operating loss carryovers and Credit Carryovers utilized as a result of any Extraordinary Transactions.

(d) Travelport. From the period beginning on the Realogy Distribution Date and ending on and including the Final Separation Date, none of Travelport or its Subsidiaries shall effect or cause to be effected any Extraordinary Transaction. If any such Extraordinary Transaction is effected by Travelport or any of its Subsidiaries, then notwithstanding anything to the contrary in the Agreement other than Section 1.3(c), Travelport shall be liable for and shall pay or cause to be paid to Cendant with respect to any Cendant Shared Entity Tax Return all Taxes resulting from such Extraordinary Transaction and shall indemnify the other Parties for the aggregate amount of all net operating loss carryovers and Credit Carryovers that would have been Apportioned to such Party and its Subsidiaries under applicable principles of the Code and the Treasury Regulations thereunder (and Article X hereof) as of its first Post-Distribution Tax Period had all the Extraordinary Transactions effected by Travelport and its Subsidiaries not occurred (without applying a discount for the time value of money or for the future lack of certainty of realization and assuming an effective Tax rate of thirty-eight percent (38%)). Notwithstanding this Section 3.5(d), in the event of a Pre-2007 Cendant Shared Entity Audit, Section 8.8 shall control with respect to any additional Taxes imposed on a Cendant Shared Entity resulting from any Extraordinary Transactions and Section 8.9 shall control with respect to any indemnification relating to net operating loss carryovers and Credit Carryovers utilized as a result of any Extraordinary Transactions.

Section 3.6 Credit for Travelport Sale Income Tax Amount withheld by Cendant for estimated Taxes imposed on Cendant as a result of a Travelport Sale.

(a) General. Notwithstanding anything to the contrary contained in this Article III, if a Travelport Sale occurs, subject to Section 3.6(b):

(i)	Realogy shall be deemed to have paid to Cendant in respect of Cendant Shared Entity Taxes an amount equal to the Realogy Sharing Percentage of the Travelport Sale Income Tax Amount (as determined in accordance with Section 12.3(a)(iii) of the Separation and Distribution Agreement);

(ii)	Wyndham shall be deemed to have paid to Cendant in respect of Cendant Shared Entity Taxes an amount equal to the Wyndham Sharing Percentage of the Travelport Sale Income Tax Amount (as determined in accordance with Section 12.3(a)(iii) of the Separation and Distribution Agreement).

(b) Amounts deemed paid by Realogy or Wyndham, as the case may be, pursuant to Section 3.6(a)(i) shall be deemed paid:

(i)	first, in respect of the amount of Income Taxes required to be paid by such Party to Cendant pursuant to this Article III in respect of U.S. federal consolidated income Taxes of Cendant due and owing;

(ii)	second, in respect of the amount of Income Taxes required to be paid by such Party to Cendant pursuant to this Article III in respect of any state, local or foreign Income Taxes of Cendant due and owing; and

(iii)	third, any other Taxes required to be paid by such Party to Cendant pursuant to this Article III in respect of any Taxes not described in Section 3.6(b)(i) or Section 3.6(b)(ii) of Cendant due and owing.

(c) In the event that the amounts deemed paid by Realogy or Wyndham, as the case may be, pursuant to Section 3.6(a)(i) are in excess of the aggregate amounts required to be paid by Realogy or Wyndham, as the case may be, pursuant to this Article III, Cendant shall pay to:

(i)	Realogy, the Realogy Sharing Percentage of such excess; and

(ii)	Wyndham, the Wyndham Sharing Percentage of such excess.

ARTICLE IV

REFUNDS AND OTHER MATTERS

Section 4.1 Refunds relating to Pre-2007 Shared Entity Tax Returns.

(a) Realogy. Subject to Section 8.2(h), Realogy shall be entitled to the Realogy Sharing Percentage of all Refunds of Taxes with respect to: (i) all Pre-2007 Cendant Shared Entity Tax Returns and (ii) all Pre-2007 Wyndham Shared Entity Tax Returns.

(b) Wyndham. Subject to Section 8.2(h), Wyndham shall be entitled to the Wyndham Sharing Percentage of all Refunds of Taxes with respect to: (i) all Pre-2007 Cendant Shared Entity Tax Returns and (ii) all Pre-2007 Wyndham Shared Entity Tax Returns.

(c) Travelport. Subject to Section 8.2(h), Travelport shall be entitled to the Travelport Sharing Percentage of all Refunds of Taxes with respect to: (i) all Pre-2007 Cendant Shared Entity Tax Returns and (ii) all Pre-2007 Wyndham Shared Entity Tax Returns.

(d) Refunds resulting in correlative detriment. Notwithstanding anything to the contrary contained in Sections 4.1(a), Section 4.1(b) or Section 4.1(c), to the extent a Refund is reasonably likely to result in a correlative detriment to one or more of the Parties for an applicable Post Distribution Tax Period, such Refund shall to the extent thereof be paid proportionately to the Parties that are reasonably likely to realize such detriment, provided, however, if the Travelport Sale occurs, any correlative detriment to Travelport or any Travelport Subsidiary that is reasonable likely to occur as a result of a Refund shall be ignored.

Section 4.2 Refunds for the benefit of Cendant. Cendant shall be entitled to all Refunds of Taxes with respect to:

(a) all Post-2006 Cendant Shared Entity Tax Returns; and

(b) all CCRG Entity Tax Returns.

Section 4.3 Refunds for the benefit of Realogy. Realogy shall be entitled to all Refunds of Taxes with respect to all Realogy Tax Returns.

Section 4.4 Refunds for the benefit of Wyndham. Wyndham shall be entitled to all Refunds of Taxes with respect to:

(a) all Post-2006 Wyndham Shared Entity Tax Returns; and

(b) all Wyndham Tax Returns.

Section 4.5 Refunds for the benefit of Travelport. Travelport shall be entitled to all Refunds of Taxes with respect to all Travelport Tax Returns.

Section 4.6 Carrybacks. Each of the Parties shall be permitted (but not required) to carry back net operating losses or other Tax attributes realized in any Post-Distribution Tax Period of such Party to any period preceding or including any of the Distributions, provided, however, that a Party shall not be permitted to carry back a net operating loss or other Tax attribute to:

(a) any Tax period relating to a Pre-2007 Cendant Shared Entity Tax Return without the consent of each of the Parties (not including Travelport if the Travelport Sale occurs); and

(b) any Tax period relating to a Pre-2007 Wyndham Shared Entity Tax Return without the consent of each of the Spinco Parties (not including Travelport if the Travelport Sale occurs).

Section 4.7 Amended Tax Returns.

(a) Pre-2007 Shared Entity Tax Returns and Post-2006 Shared Entity Tax Returns. Subject to Article VIII (relating to Audits):

(i)	Pre-2007 Cendant Shared Entity Tax Returns. Subject to Section 2.1(a)(iii)(D), Cendant shall not amend or cause to be amended any Pre-2007 Cendant Shared Entity Tax Return without the consent of each of the Spinco Parties (except for Travelport if the Travelport Sale occurs).

(ii)	Post-2006 Cendant Shared Entity Tax Returns. Cendant shall be entitled to amend or cause to be amended all Post-2006 Cendant Shared Entity Tax Returns.

(iii)	Pre-2007 Wyndham Shared Entity Tax Returns. Subject to Section 2.3(a)(iii)(D), Wyndham shall not amend or cause to be amended any Pre-2007 Wyndham Shared Entity Tax Return without the consent of each of Realogy and Travelport (or, if the Travelport Sale occurs, without the consent of Realogy).

(iv)	Post-2006 Wyndham Shared Entity Tax Returns. Wyndham shall be entitled to amend or cause to be amended all Post-2006 Wyndham Shared Entity Tax Returns.

(b) CCRG Entity Tax Returns. Subject to Article VIII (relating to Audits), Cendant shall be entitled to amend or cause to be amended all CCRG Entity Tax Returns.

(c) Realogy Tax Returns. Subject to Article VIII (relating to Audits), Realogy shall be entitled to amend or cause to be amended all Realogy Tax Returns, provided, however, that Realogy shall not amend or cause to be amended any Realogy Tax Return to the extent such amendment affects Pre-2007 Realogy Separate Company Shared Taxes without the consent of each of Wyndham and Travelport (or, if the Travelport Sale occurs, without the consent of Wyndham).

(d) Wyndham Tax Returns. Subject to Article VIII (relating to Audits), Wyndham shall be entitled to amend or cause to be amended all Wyndham Tax Returns, provided, however, that Wyndham shall not amend or cause to be amended any Wyndham Tax Return to the extent such amendment affects Pre-2007 Wyndham Separate Company Shared Taxes, without the consent of Realogy and Travelport (or, if the Travelport Sale occurs, without the consent of Realogy).

(e) Travelport Tax Returns. Subject to Article VIII (relating to Audits), Travelport shall be entitled to amend or cause to be amended all Travelport Tax Returns, provided, however, that Travelport shall not amend or cause to be amended any Travelport Tax Return to the extent such amendment affects Pre-2007 Travelport Separate Company Shared Taxes, without the consent of each of Realogy and Wyndham.

Section 4.8 Payments of Refunds.

(a) Any Refund to which a Party is entitled pursuant to this Article IV that is received by another Party shall be paid by such other Party to such Party in immediately available funds within five (5) Business Days of receipt.

(b) Notwithstanding Section 4.8(a), to the extent a Party applies or causes to be applied an overpayment of Taxes as a credit toward or a reduction in Taxes otherwise payable (or a Taxing Authority requires such application in lieu of a Refund) and such Refund, if received, would have been payable by such Party to another Party (or Parties) pursuant to this Article IV, such Party shall be deemed to have actually received a Refund to the extent thereof and shall pay (in immediately available funds) such Refund to the Parties no later than the Due Date of the Tax Return on which such Refund is applied to reduce Taxes otherwise payable.

ARTICLE V

DISTRIBUTION TAXES

Section 5.1 Liability for Distribution Taxes. In the event that, following a Final Determination relating to a Pre-2007 Shared Entity Audit, it is determined Distribution Taxes are due and payable to a Taxing Authority, notwithstanding Article III, Section 8.8 and Section 8.9 shall govern and control the payment of amounts owed hereunder.

Section 5.2 Definition of Fault. For purposes of this Agreement, Distribution Taxes shall be deemed to result from the fault (“Fault”) of a Party if such Taxes are directly attributable to, or result from:

(a) any action, or failure or omission to act, by such Party or such Party’s Affiliates following a Distribution, including, without limitation, a cessation, transfer to Affiliates or others, disposition of its active trade or business within the meaning of Section 355(b) of the Code or other businesses, failure to maintain continuity of business enterprise, an issuance of stock, stock buyback, or payment of an extraordinary dividend by such Party or such Party’s Affiliates following such Distribution;

(b) the direct or indirect acquisition of all or a portion of such Party’s stock and/or its assets (or any transaction or series of related transactions that is deemed to be such an acquisition for purposes of Section 355(e) of the Code and the Treasury Regulations promulgated thereunder) by any means whatsoever by any person including pursuant to an issuance of stock by such Party or its Affiliates;

(c) any negotiations, understandings, agreements or arrangements by or involving such Party or its Affiliates with respect to transactions or events (including, without limitation, stock issuances pursuant to the exercise of stock options or otherwise, option grants, capital contributions or acquisitions of stock, or a series of such transactions or events) that cause any of the Distributions or related transactions to be treated as part of a plan pursuant to which one or more persons acquire directly or indirectly a Fifty Percent or Greater Interest in any such Party; or

(d) any act or failure to act that is described in Section 5.3 hereof of any such Party (regardless of whether such act or failure to act is covered by a ruling, Unqualified Tax Opinion or waiver, described below).

Section 5.3 Limits on Proposed Acquisition Transactions and other transactions for Restricted Period. For the Restricted Period applicable to each of the Parties, respectively, such Party (a “Requesting Party”) shall not:

(a) enter into any Proposed Acquisition Transaction, approve any Proposed Acquisition Transaction for any purpose or permit any Proposed Acquisition Transaction to occur;

(b) merge or consolidate with any other person or liquidate or partially liquidate;

(c) sell or otherwise transfer in a single transaction or series of transactions 50% or more of the gross or net assets of the active trade or business (for purposes of Section 355(b) of the Code) or 50% or more of the consolidated gross or net assets of its businesses (such percentages to be measured based on fair market values as of the date of the applicable Distribution);

(d) amend its certificate of incorporation (or other organizational documents), or take any other action, whether through a stockholder vote or otherwise, affecting the voting rights of the stock of such Party; or

(e) take any other action or actions (including any action or transaction that would be reasonably likely to be inconsistent with any representations or covenants made by such Party in the Tax Representation Letter issued by such Party to Skadden in connection with the issuance by Skadden of its opinion relating to the Tax consequences of a Distribution or any of the positions set forth in Section 2.5) which in the aggregate (taking into account other transactions described in this section) would be reasonably likely to have the effect of causing or permitting one or more Persons (whether or not acting in concert) to acquire, directly or indirectly, stock of any of the Parties representing a Fifty Percent or Greater Interest in such Party or otherwise jeopardize Tax-Free Status;

provided, however, that such Requesting Party shall be permitted to take such action or one or more actions set forth in the foregoing clauses (a) through (e) if, prior to taking each such action(s): (1) such Requesting Party shall have requested that Cendant obtain a private letter ruling from the Internal Revenue Service and Cendant shall have received such ruling (or if Cendant is the Requesting Party, Cendant shall have received a ruling) in form and substance reasonably satisfactory to a Majority of the Parties that confirms that such action or actions will not result in Distribution Taxes, taking into account such actions and any other relevant transactions in the aggregate, (2) such Requesting Party shall provide each of the other Parties with an Unqualified Tax Opinion in form and substance reasonably satisfactory to a Majority of the Parties that confirms that such action or actions will not result in Distribution Taxes, taking into account such actions and any other relevant transactions in the aggregate, or (3) such

Requesting Party shall have received a written statement from each of the other Parties that provides that such other Party waives the requirement to obtain a ruling or opinion described in this paragraph. In determining whether such ruling or opinion is reasonably satisfactory, the Parties may consider, among other factors, the appropriateness of any underlying assumptions, representations and covenants made in connection with such ruling or opinion. The Requesting Party shall bear all costs and expenses of securing any such ruling or opinion and shall reimburse the other Parties for all reasonable out-of-pocket costs and expenses that such Parties may incur in good faith in seeking to obtain or evaluate any such ruling or opinion.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification obligations of Cendant. Cendant shall and shall cause its Subsidiaries to indemnify the Realogy Indemnitees, the Travelport Indemnitees and the Wyndham Indemnitees and hold them harmless from and against (without duplication):

(a) all Taxes and other amounts for which Cendant is responsible under this Agreement; and

(b) all Taxes and reasonable out-of-pocket costs for advisors and other expenses attributable to a breach of any representation, covenant or obligation of Cendant under this Agreement.

Section 6.2 Indemnification obligations of Realogy. Realogy shall and shall cause its Subsidiaries to indemnify the Cendant Indemnitees, the Travelport Indemnitees and the Wyndham Indemnitees and hold them harmless from and against (without duplication):

(a) all Taxes and other amounts for which Realogy is responsible under this Agreement; and

(b) all Taxes and reasonable out-of-pocket costs for advisors and other expenses attributable to a breach of any representation, covenant or obligation of Realogy under this Agreement.

Section 6.3 Indemnification obligations of Wyndham. Wyndham shall and shall cause its Subsidiaries to indemnify the Cendant Indemnitees, the Realogy Indemnitees and the Travelport Indemnitees and hold them harmless from and against (without duplication):

(a) all Taxes and other amounts for which Wyndham is responsible under this Agreement; and

(b) all Taxes and reasonable out-of-pocket costs for advisors and other expenses attributable to a breach of any representation, covenant or obligation of Wyndham under this Agreement.

Section 6.4 Indemnification obligations of Travelport. Travelport shall and shall cause its Subsidiaries to indemnify the Cendant Indemnitees, the Realogy Indemnitees and the Wyndham Indemnitees and hold them harmless from and against (without duplication):

(a) all Taxes and other amounts for which Travelport is responsible under this Agreement; and

(b) all Taxes and reasonable out-of-pocket costs for advisors and other expenses attributable to a breach of any representation, covenant or obligation of Travelport under this Agreement.

Notwithstanding anything to the contrary contained herein, in the event that the Travelport Sale occurs, this Section 6.4 shall be deemed null and void and be of no further force or effect.

ARTICLE VII

PAYMENTS

Section 7.1 General.

(a) All payments required to be made by one Party to another Party pursuant to this Agreement shall be made within the time prescribed for payment in this Agreement, or if no such time is prescribed, within fifteen (15) Business Days after delivery in accordance with Section 13.4 of written notice of the amount due and owing, together with a schedule calculating in reasonable detail such amounts (and including any relevant Tax Return, statement, bill or invoice related to Taxes, costs, expenses or other amounts due and owing). To the extent a cost or expense incurred by a Party is required to be borne by another Party to this Agreement, such cost or expense shall be paid (or reimbursed) by the Party required to bear such cost and expense to the Party incurring such cost or expense. Payments shall be deemed made when received. Any payment that is not made when due shall bear interest at a rate per annum equal to the Prime Rate plus 4 percent (4%), or the maximum legal rate, whichever is lower, provided, however, that, to the extent that the amount due and owing consists of Taxes, no interest shall accrue pursuant to this Section 7.1 until the later of the time prescribed for payment pursuant to this Agreement or the time such Taxes are actually paid by the Indemnified Party.

Section 7.2 Treatment of payments made pursuant to Tax Sharing Agreement.

(a) General. Unless otherwise required by a Final Determination or this Agreement or permitted under Section 1552 of the Code (or applicable state, local or foreign Law), for U.S. federal income Tax purposes, any payment made pursuant to this Agreement by:

(i)	a Spinco Party to Cendant shall be treated for all Tax purposes as a distribution with respect to stock under Section 301 of the Code occurring immediately before the applicable Distribution;

(ii)	Cendant to any of the Spinco Parties shall be treated for all Tax purposes as a tax-free contribution occurring immediately before the applicable Distribution;

(iii)	a Spinco Party to another Spinco Party shall be treated for all Tax purposes as a distribution to Cendant with respect to stock under Section 301 of the Code occurring immediately before the applicable Distribution followed by a tax-free contribution by Cendant to the recipient Spinco Party occurring immediately prior to the applicable Distribution; and

in each case, none of the Parties shall take any position inconsistent with such treatment, except to the extent that a Final Determination with respect to a recipient party causes any such payment to not be so treated. In the event that a Taxing Authority asserts that a Party’s treatment of a payment pursuant to this Agreement should be other than as required pursuant to this Agreement (ignoring any potential inconsistent or adverse Final Determination), such Party shall use its reasonable best efforts to contest such challenge.

(b) Certain Payments made net of Tax benefits. In calculating amounts payable by a Party to another Party pursuant to this Agreement, the amount payable shall:

(i)	if the Indemnified Party is Cendant, be reduced by any Tax Benefit Actually Realized by Cendant or any of its Affiliates during a Post-Distribution Tax Period before such payment is made;

(A) To the extent that any such Tax Benefit Actually Realized by Cendant or its Affiliates during a Post-Distribution Tax Period shall arise after a payment is made to Cendant pursuant to this Agreement, then no later than five (5) Business Days after the filing of a Tax Return reflecting such Tax Benefit Actually Realized, Cendant shall pay to the Indemnifying Party or Indemnifying Parties, proportionately in accordance with the amounts paid by each of the Spinco Parties for the Tax, cost, expense, or other amounts accrued by Cendant that gave rise to such payment, the amount of any such Tax Benefit Actually Realized;

(B) For the avoidance of doubt, in the event that a deduction or other Tax attribute does not result in a Tax Benefit Actually Realized by Cendant or its Affiliates, this Section 7.2(b)(i) shall continue to apply until such deduction or other Tax attribute results in a Tax Benefit Actually Realized or the deduction or other applicable Tax attribute expires without being utilized. In the event that the amount of a Tax Benefit Actually Realized by Cendant or its Affiliates is subsequently reduced or denied, the Indemnified Party shall promptly repay to Cendant the amount subtracted from or refunded with respect to any payment pursuant to this Section 7.2(b)(i);

(ii)	if the Indemnified Party is Realogy, Wyndham or Travelport, as the case may be, be reduced by any Realizable Tax Benefit available to such Party or its Affiliates during any Post-Distribution Tax Period.

(c) Gross-up if payments determined to be taxable upon Final Determination. If, pursuant to a Final Determination, any amount paid by one Party to another Party pursuant to this Agreement (or treated as paid by one Party to another Party pursuant to such Final Determination) is treated other than as required under Section 7.2(a) and results in an increase in gross income of the receiving (or deemed receiving) Party, then it shall be assumed that the increase in gross income resulted in an increase in Taxes to the receiving (or deemed receiving Party) and the paying (or deemed paying) Party shall pay to the receiving (or deemed receiving) Party an additional amount equal to the net amount of increased Taxes assumed to be imposed (i) on the receipt of such payment and (ii) on the receipt of the payment made pursuant to clause (i) of this sentence and this clause (ii), assuming in each case that the recipient (or deemed recipient) pays Taxes at the highest combined federal, state and local statutory rate.

(d) If, pursuant to a Final Determination, a payment made pursuant to this Agreement is treated in a manner other than as required herein, then:

(i)	if such Final Determination also results in Cendant or any of its Affiliates being entitled to a net deduction or loss as a result of the Taxes, costs, expense or other amount that gave rise to the payment, then Cendant shall be required to pay to the Indemnifying Party (or Parties) the amounts of any Tax Benefits Actually Realized in accordance with the principles of Section 7.2(b); and

(ii)	if such Final Determination also results in any of the Spinco Parties or their respective Affiliates being entitled to a net deduction or loss as a result of the Taxes, costs, expense or other amount that gave rise to the payment, then such Spinco Party shall be required to pay to the Indemnifying Party (or Parties) the amounts of any Realizable Tax Benefits available to such Spinco Party or its Affiliates during any Post-Distribution Tax Period.

Section 7.3 Treatment of payments made pursuant to Separation and Distribution Agreement.

(a) General.

(i)

Unless otherwise required by a Final Determination or this Article VII, for U.S. federal income Tax purposes, payments made pursuant to the Separation and Distribution Agreement shall be treated in accordance with the principles set forth in Section 7.2(a) and none of the Parties shall take any position inconsistent with such treatment, except to the extent a Final Determination with respect to the recipient Party causes any such payment to not be so treated. In the event that a Taxing Authority asserts that a Party’s treatment of a payment pursuant to the Separation and Distribution Agreement should be other than as set forth in this Agreement (ignoring any potential inconsistent or adverse Final Determination), such Party shall use its reasonable best efforts to contest such challenge.

(ii)	Certain Payments made net of Tax benefits. In calculating the amounts payable by a Party to another Party pursuant to the Separation and Distribution Agreement, the amount payable shall be reduced by the Tax Benefit Actually Realized or Realizable Tax Benefit, as applicable, in accordance with, and subject to, the principles set forth in Section 7.2(b).

(iii)	Gross-up if indemnity payments determined to be taxable upon Final Determination. If, pursuant to a Final Determination, any amount paid by a Party to another Party pursuant to the Separation and Distribution Agreement (or treated as paid by one Party to another Party pursuant to such Final Determination) is treated other than as required under Section 7.3(a) and results in an increase in gross income of the receiving (or deemed receiving) Party, then it shall be assumed that the increase in gross income resulted in an increase in Taxes to the receiving (or deemed receiving) Party and the paying (or deemed paying ) Party shall pay to the receiving (or deemed receiving) Party, an additional amount calculated in accordance with the principles set forth in Section 7.2(c).

(iv)	If, pursuant to a Final Determination, a payment pursuant to the Separation and Distribution Agreement is treated in a manner other than as required pursuant to this Agreement, then:

(A) if such Final Determination also results in Cendant or any of its Affiliates being entitled to a deduction or loss as a result of the Taxes, costs, expense or other amount that gave rise to the payment, then Cendant shall be required to pay to the paying Party (or Parties) the amounts of any Tax Benefits Actually Realized in accordance with the principles of Sections 7.2(b) and (d); and

(B) if such Final Determination also results in any of the Spinco Parties or their respective Affiliates being entitled to a deduction or loss as a result of the Taxes, costs, expense or other amount that gave rise to the payment, then such Spinco Party shall be required to pay to the paying Party (or Parties) the amounts of any Realizable Tax Benefits available to such Party or its Affiliates during any Post-Distribution Tax Period.

(b) Treatment of payments for Assumed Cendant Contingent Liabilities pursuant to the Separation and Distribution Agreement.

(i)	Payments made by Realogy and Wyndham. In accordance with Revenue Ruling 95-74, 1995-2, C.B. 36, payments made by Realogy or Wyndham for Assumed Cendant Contingent Liabilities pursuant to this Agreement that, but for such assumption by Realogy or Wyndham, as the case may be, would have been deductible by Cendant under Section 162 of the Code (and applicable provisions of state and local Law) or capitalized by Cendant under Section 263 of the Code (and applicable provisions of state and local Law) or otherwise, as the case may be, pursuant to applicable principles of Tax Law if such amounts had been actually paid by Cendant shall be treated for all Tax purposes as payments actually made by Realogy or Wyndham, as applicable, to unrelated third parties that are deductible to Realogy or Wyndham, as applicable, under Section 162(a) of the Code (and applicable provisions of state and local Law) or capitalized under Section 263 of the Code or otherwise, as the case may be. None of the Parties shall take any position inconsistent with such treatment, except to the extent that Realogy or Wyndham, as the case may be, is required to treat such payment differently as a result of a Final Determination. In the event a Taxing authority asserts that a Party’s treatment of a payment in respect of Assumed Cendant Contingent Liabilities pursuant to this Agreement should be other than as required pursuant to this Section 7.3(b), such Party shall use its reasonable best efforts to contest such challenge.

(ii)	Payments made by Travelport. Payments made by Travelport pursuant to the Separation and Distribution Agreement for Assumed Cendant Contingent Liabilities shall be treated for all Tax purposes as distributions in respect of stock pursuant to Section 301 of the Code occurring immediately before the Travelport Distribution (and, in appropriate circumstances, followed by tax-free capital contributions), and none of the Parties shall take any position inconsistent with such treatment, except to the extent that a Final Determination with respect to the recipient party causes any such payment to not be so treated.

(c) Treatment of payments pursuant to Separation and Distribution Agreement for costs and expenses relating to Assumed Cendant Contingent Liabilities or otherwise pursuant to the Separation and Distribution Agreement and for Specified Shared Expenses. Payments made by a Party for costs and expenses relating to Assumed Cendant Contingent Liabilities or otherwise pursuant to the Separation and Distribution Agreement and for Specified Shared Expenses shall be treated as amounts deductible by such Party pursuant to Section 162 of the Code, and none of the Parties shall take any position inconsistent with such treatment, except to the extent that there is a Final Determination with respect to the paying Party that such payment is not deductible.

(d) Treatment of payments made upon the exercise of Options and for RSUs. A payment of cash or transfer of stock by a Party upon the exercise of Cendant Options, Realogy Options, Wyndham Options or Travelport Options or the vesting of Cendant RSUs, Realogy RSUs, Wyndham RSUs or Travelport RSUs, as applicable, shall be treated for all Tax purposes consistent with the principles of Revenue Ruling 2002-1, C.B. 268 and this Section 7.3(d), and none of the Parties shall take any position inconsistent with such treatment, except to the extent that there is a Final Determination that the Party (or its Subsidiary) of whom such Option Holder or RSU Holder is considered an employee for purposes of the Separation and Distribution Agreement is not entitled to a deduction under Section 162 of the Code with respect to such payment or transfer. In accordance with the foregoing, (i) a payment made by any Party to an Option Holder or RSU Holder who is a Cendant Employee, Realogy Employee, Wyndham Employee or a Travelport Employee shall be deducted by the Party (or its Subsidiary) of whom such Option Holder or RSU Holder is considered an employee for purposes of the Separation and Distribution Agreement under Section 162 of the Code (and corresponding provisions of state and local Law) and (ii) the Parties shall treat such exercise and vesting and corresponding payments as not resulting in gain or loss to any of the Parties or their respective Affiliates.

ARTICLE VIII

AUDITS

Section 8.1 Notice. Within 15 Business Days after a Party receives a written notice or other information from a Taxing Authority of the existence of an Audit that may require indemnification pursuant to this Agreement, the receiving Party shall notify the other Parties of such receipt and, thereafter, shall promptly forward to the other Parties copies of all notices and material communications with any Taxing Authority relating to such Audit. The failure of one Party to notify the other Parties of an Audit shall not relieve such other Party of any liability and/or obligation which it may have under this Agreement, except to the extent that the Indemnifying Party’s rights under this Agreement are materially prejudiced by such failure.

Section 8.2 Pre-2007 Shared Entity Audits.

(a) Administration. Subject to Section 8.2(b) and Section 8.2(c), Cendant shall administer all Pre-2007 Shared Entity Audits.

(b) Settlement of Pre-2007 Shared Entity Audits. Subject to Section 8.2(d) and Section 8.2(e):

(i)

Cendant shall settle any Pre-2007 Shared Entity Audit upon the request and in the manner directed by a majority of Realogy, Wyndham and Travelport, provided, however, that if the Travelport Sale occurs, Cendant shall settle any Pre-2007 Shared Entity Audit upon the request and in the manner directed by Realogy in its sole discretion; and

(ii)	in the event of any disagreement with respect to any matter relating to any decisions to be made in connection with the conduct, or administration by Cendant, of any Pre-2007 Shared Entity Audit, such matter shall be resolved in the manner directed by a majority of Realogy, Wyndham and Travelport, provided, however, that if the Travelport Sale occurs, such matter shall be resolved in the manner directed by Realogy in its sole discretion.

(c) Participating rights of Spinco Parties with respect to Pre-2007 Shared Entity Audits. Each of the Parties shall be permitted to fully participate in all Pre-2007 Shared Entity Audits, including as set forth in this Section 8.2(c).

(i)	Cendant (in the case of an Audit relating to Pre-2007 Cendant Shared Entity Tax Returns) or Wyndham (in the case of an Audit relating to Pre-2007 Wyndham Shared Entity Tax Returns) shall notify each of the other Parties in writing within 15 Business Days of the commencement of any such Pre-2007 Shared Entity Audit, or at such earlier time that would allow the Parties to timely respond to the commencement of such Pre-2007 Shared Entity Audit.

(ii)	Promptly after such notification, Cendant shall arrange for a meeting or conference call that includes all of the Spinco Parties to plan for the management of such Pre-2007 Shared Entity Audit. The Parties shall in good faith cooperate with each other in connection with such Audit and provide such information to each other as may be necessary or useful with respect to such Audit in a timely manner (including with respect to any Party, providing an initial draft of an answer to an IRS Form 4564 (information document request) or similar document or providing a copy of any request from a Taxing Authority relating or attributable to such Party’s direct or indirect historic operations).

(iii)	Cendant (with cooperation from Wyndham in the case of an Audit relating to Pre-2007 Wyndham Shared Entity Tax Returns) shall (A) promptly forward to each of the other Parties copies of any correspondence or notices received from any Taxing Authority or judicial authority with respect to Pre-2007 Shared Entity Audits, and (B) provide each of the other Parties with draft copies of any correspondence or filings to be submitted to any Taxing Authority or judicial authority with respect to such Audit for such Party’s review and comment reasonably in advance of the date that such correspondence or filings are to be submitted to the Taxing Authority or judicial authority.

(iv)	Cendant (with cooperation from Wyndham in the case of an Audit relating to Pre-2007 Wyndham Shared Entity Tax Returns) shall provide each of the other Parties with written notice reasonably in advance of, and each of the other Parties shall have the right to attend (or participate in), any meetings (or material conference calls of which Cendant has reasonable advance notice) with Taxing Authorities or before any judicial authorities in connection with all Pre-2007 Shared Entity Audits, and Cendant (or Wyndham, as the case may be) shall execute any documents required by the Taxing Authority to allow for the other Parties to attend (or participate in) such meetings (or conference calls). The Parties shall consult in good faith to determine the submission and content of documentation, protests, memoranda of fact and Law and briefs, the conduct of oral arguments and presentations, the selection of witnesses and the negotiation of stipulations of fact in connection with such Pre-2007 Shared Entity Audits.

(d) Notwithstanding anything to the contrary contained in Section 8.2(a), Section 8.2(b) or Section 8.2(c):

(i)	in the event of a Pre-2007 Cendant Shared Entity Audit for Income Taxes that results in a Pre-2007 Correlative Adjustment related or attributable to the business or operations of the CCRG Entities, then (A) Cendant shall be entitled to control such Pre-2007 Cendant Shared Entity Audit solely to the extent of the issues that are the subject of such Pre-2007 Correlative Adjustment, (B) each of the other Parties shall be entitled to participate (in accordance with the principles set forth in Section 8.2(c)) in such Audit to the extent related to such issues, (C) Cendant and the other Parties shall use their reasonable best efforts to sever the issues that are the subject of such Pre-2007 Correlative Adjustment from all other issues arising in such Audit and (D) Cendant shall be entitled to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of, such issues.

(ii)

in the event of a Pre-2007 Cendant Shared Entity Audit for Income Taxes that results in a Pre-2007 Correlative Adjustment related or attributable to the business or operations of any of Realogy or its Subsidiaries, then (A) Realogy shall be entitled to control such Pre-2007 Cendant Shared Entity Audit solely to the extent of the issues that are the subject of such Pre-2007 Correlative Adjustment, (B) each of the other Parties shall be entitled to participate (in accordance with the principles set forth in Section 8.2(c)) in such Audit to the extent related to such issues, (C) Cendant and the other Parties shall use their reasonable best efforts to sever the issues that are the subject of such Pre-2007 Correlative Adjustment from all other issues arising in such Audit and (D) Realogy shall be entitled to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of, such issues;

(iii)	in the event of a Pre-2007 Shared Entity Audit for Income Taxes that results in a Pre-2007 Correlative Adjustment related or attributable to the business or operations of any of Wyndham or its Subsidiaries, then (A) Wyndham shall be entitled to control such Pre-2007 Shared Entity Audit solely to the extent of the issues that are the subject of such Pre-2007 Correlative Adjustment, (B) each of the other Parties shall be entitled to participate (in accordance with the principles set forth in Section 8.2(c)) in such Audit to the extent related to such issues, (C) Cendant and the other Parties shall use their reasonable best efforts to sever the issues that are the subject of such Pre-2007 Correlative Adjustment from all other issues arising in such Audit and (D) Wyndham shall be entitled to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of, such issues; and

(iv)	in the event of a Pre-2007 Cendant Shared Entity Audit for Income Taxes that results in a Pre-2007 Correlative Adjustment related or attributable to the business or operations of any of Travelport or its Subsidiaries, then (A) Travelport shall be entitled to control such Pre-2007 Cendant Shared Entity Audit solely to the extent of the issues that are the subject of such Pre-2007 Correlative Adjustment, (B) each of the other Parties shall be entitled to participate (in accordance with the principles set forth in Section 8.2(c)) to the extent related to such issues, (C) Cendant and the other Parties shall use their reasonable best efforts to sever the issues that are the subject of such Pre-2007 Correlative Adjustment from all other issues arising in such Audit and (D) Travelport shall be entitled to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of, such issues.

(e) Settlements of Pre-2007 Shared Entity Audits that cause Non-Monetary Impairment. Notwithstanding anything to the contrary set forth in this Agreement:

(i)	with respect to a Pre-2007 Cendant Shared Entity Audit, if the effect of a settlement of any such Audit is or includes a Non-Monetary Impairment to any of Cendant or its Affiliates, then such settlement may not be agreed to or entered into without the consent of Cendant in its sole discretion; and

(ii)	with respect to a Pre-2007 Wyndham Shared Entity Audit, if the effect of a settlement of any such Audit is or includes a Non-Monetary Impairment to any of Wyndham or its Affiliates, then such settlement may not be agreed to or entered into without the consent of Wyndham in its sole discretion.

(f) Sharing of costs and expenses related to Pre-2007 Shared Entity Audits. All costs and expenses (including all costs and expenses relating to calculating Taxes and other amounts payable hereunder) incurred by Cendant relating to all Pre-2007 Shared Entity Audits shall be borne:

(i)	by Realogy, in any amount equal to the Realogy Sharing Percentage of all such costs and expenses;

(ii)	by Wyndham, in any amount equal to the Wyndham Sharing Percentage of all such costs and expenses; and

(iii)	by Travelport, in any amount equal to the Travelport Sharing Percentage of all such costs and expenses.

For purposes of this Section 8.2(f), costs and expenses shall include internal costs and expenses of Cendant (at the rates set forth in Schedule D) relating to time that Cendant employees have devoted to such Pre-2007 Shared Entity Audits.

(g) Treatment of costs and expenses related to Pre-2007 Shared Entity Audits. Payments borne by Realogy, Wyndham and Travelport, respectively, for costs and expenses relating to Pre-2007 Shared Entity Audits shall be treated as amounts deductible by the paying Party pursuant to Section 162 of the Code, and none of the Parties shall take any position inconsistent with such treatment, except to the extent that a Final Determination with respect to paying Party causes any such payment to not be so treated.

(h) Advance Payment of Taxes.

(i)	General. Notwithstanding anything to the contrary in this Agreement, if, in connection with a Pre-2007 Shared Entity Audit, a majority of Realogy, Wyndham and Travelport decide (or, in the event the Travelport Sale has occurred, Realogy in its sole discretion decides) to contest an issue (or issues) arising in such Audit in a court or other venue whose rules or regulations require disputed Taxes to be paid in advance, then, as promptly as practicable in order to allow such issue (or issues) to be litigated in such court:

(A) Cendant shall be required to pay the CCRG Tax Audit Sharing Percentage of all such Taxes to the applicable Taxing Authority;

(B) Realogy shall be required to pay the Realogy Tax Audit Sharing Percentage of all such Taxes to the applicable Taxing Authority;

(C) Wyndham shall be required to pay the Wyndham Tax Audit Sharing Percentage of all such Taxes to the applicable Taxing Authority; and

(D) Travelport shall pay be required to the Travelport Tax Audit Sharing Percentage of all such Taxes to the applicable Taxing Authority.

(ii)	Refunds related to amounts paid pursuant to Section 8.2(h)(i). Notwithstanding anything to the contrary contained in Article IV, Refunds related to Taxes paid by the parties pursuant to Section 8.2(h)(i) shall be paid proportionately to the Parties in the same manner as amounts paid by the Parties pursuant to such Section 8.2(h)(i).

Section 8.3 Pre-2007 Separate Company Shared Tax Audits.

(a) Pre-2007 Realogy Separate Company Shared Tax Audits. Realogy shall control all Pre-2007 Realogy Separate Company Shared Tax Audits. Each of Wyndham and Travelport shall be entitled to participate (in accordance with the principles set forth in Section 8.2(c)) in any such Audit solely to the extent it relates to Pre-2007 Realogy Separate Company Shared Taxes, and Realogy shall use its reasonable best efforts to sever all issues relating to Pre-2007 Realogy Separate Company Shared Taxes from all other issues arising in such Audit. Realogy shall not settle any issue relating to Pre-2007 Realogy Separate Company Shared Taxes without the consent of Wyndham and Travelport (or, in the event the Travelport Sale has occurred, the consent of Wyndham), which consent shall not be unreasonably withheld or delayed.

(b) Pre-2007 Wyndham Separate Company Shared Tax Audits. Wyndham shall control all Pre-2007 Wyndham Separate Company Shared Tax Audits. Each of Realogy and Travelport shall be entitled to participate (in accordance with the principles set forth in Section 8.2(c)) in any such Audit solely to the extent it relates to Pre-2007 Wyndham Separate Company Shared Taxes, and Wyndham shall use its reasonable best efforts to sever all issues relating to Pre-2007 Wyndham Separate Company Shared Taxes from all other issues arising in such Audit. Wyndham shall not settle any issue relating to Pre-2007 Wyndham Separate Company Shared Taxes without the consent of Realogy and Travelport (or in the case the Travelport Sale has occurred, the consent of Realogy), which consent shall not be unreasonably withheld or delayed.

(c) Pre-2007 Travelport Separate Company Shared Tax Audits. Travelport shall control all Pre-2007 Travelport Separate Company Shared Tax Audits. Each of Realogy and Wyndham shall be entitled to participate (in accordance with the principles set forth in Section 8.2(c)) in any such Audit solely to the extent it relates to Pre-2007 Travelport Separate Company Shared Taxes, and Travelport shall use its reasonable best efforts to sever all issues relating to Pre-2007 Travelport Separate Company Shared Taxes from all other issues arising in such Audit. Travelport shall not settle any issue relating to Pre-2007 Travelport Separate Company Shared Taxes without the consent of Realogy and Wyndham, which consent shall not be unreasonably withheld or delayed.

(d) Costs and expenses related to contesting Pre-2007 Separate Company Shared Taxes. All costs and expenses relating to contesting Pre-2007 Separate Company Shared Taxes that are incurred by the Party controlling such applicable Audit shall be borne:

(i)	by Realogy, in any amount equal to the Realogy Sharing Percentage of all such costs and expenses;

(ii)	by Wyndham, in any amount equal to the Wyndham Sharing Percentage of all such costs and expenses; and

(iii)	by Travelport, in any amount equal to the Travelport Sharing Percentage of all such costs and expenses.

For purposes of this Section 8.3(d), costs and expenses shall include internal costs and expenses of the Party controlling such applicable Audit (at the rates set forth in Schedule D) relating to time that such Party’s employees have devoted to such Pre-2007 Shared Entity Audits.

(e) Treatment of payments for costs and expenses related to Pre-2007 Separate Company Shared Tax Audits. Payments made by Realogy, Wyndham and Travelport, respectively, for costs and expenses relating to contesting Pre-2007 Separate Company Shared Taxes shall be treated as amounts deductible by the Party paying such expense pursuant to Section 162 of the Code, and none of the Parties shall take any position inconsistent with such treatment, except to the extent that a Final Determination with respect to paying Party causes any such payment to not be so treated.

Section 8.4 Audits exclusively controlled by Cendant. Except to the extent set forth in Section 8.3, Cendant shall have the exclusive right and sole discretion to control and contest, at Cendant’s own cost and expense and, in Cendant’s sole discretion, to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of, any Audit relating to:

(a) all Post-2006 Cendant Shared Entity Tax Returns; and

(b) all CCRG Entity Tax Returns.

Section 8.5 Audits exclusively controlled by Realogy. Except to the extent set forth in Section 8.3, Realogy shall have the exclusive right and sole discretion to control and contest, at Realogy’s own cost and expense and, in Realogy’s sole discretion, to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of, any Audit relating to all Realogy Tax Returns.

Section 8.6 Audits exclusively controlled by Wyndham. Except to the extent set forth in Section 8.3, Wyndham shall have the exclusive right and sole discretion to control and contest, at Wyndham’s own cost and expense and, in Wyndham’s sole discretion, to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of, any Audit relating to:

(a) all Post-2006 Wyndham Shared Entity Tax Returns; and

(b) all Wyndham Tax Returns.

Section 8.7 Audits exclusively controlled by Travelport.

(a) Except to the extent set forth in Section 8.3, Travelport shall have the exclusive right and sole discretion to control and contest, at Travelport’s own cost and expense and, in Travelport’s sole discretion, to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of, any Audit relating to all Travelport Tax Returns.

Section 8.8 Payment of Pre-2007 Shared Entity Audit Tax Amounts.

(a) In connection with any Final Determination with respect to a Pre-2007 Shared Entity Audit that results in an additional amount of Tax required to be paid to a Taxing Authority (a “Pre-2007 Shared Entity Audit Tax Amount”), then, subject to Section 8.10 (relating to the Caps and Incremental Costs):

(i)	Cendant shall be liable for and shall pay or cause to be paid to the applicable Taxing Authority an amount equal to the product of:

(A)	the Pre-2007 Shared Entity Audit Tax Amount; and

(B)	the CCRG Audit Sharing Percentage;

(ii)	Realogy shall be liable for and shall pay or cause to be paid to Cendant or Wyndham (as the case may be) an amount equal to the product of:

(A)	the Pre-2007 Shared Entity Audit Tax Amount; and

(B)	the Realogy Audit Sharing Percentage;

(iii)	Wyndham shall be liable for and shall pay or cause to be paid to the Applicable Taxing Authority or Cendant (as the case may be) an amount equal to the product of:

(A)	the Pre-2007 Shared Entity Audit Tax Amount; and

(B)	the Wyndham Audit Sharing Percentage; and

(iv)	Travelport shall be liable for and shall pay or cause to be paid to Cendant or Wyndham (as the case may be) an amount equal to the product of:

(A)	the Pre-2007 Shared Entity Audit Tax Amount; and

(B)	the Travelport Audit Sharing Percentage.

(b) In connection with any Pre-2007 Shared Entity Audit that results in a Pre-2007 Shared Entity Audit Tax Amount, then Cendant or Wyndham, as the case may be, shall, within 20 Business Days following a final resolution of such Audit, submit in writing to the Parties a preliminary determination (calculated in reasonable detail) of the portion of such Pre-2007 Shared Entity Audit Tax Amount that each Party is liable for pursuant to Section 8.8(a). Each of the Parties shall have access to all data and information necessary to calculate such amounts and the Parties shall cooperate fully in the determination of such amounts. Within 20 Business Days following the receipt by a Party of the information described in this Section 8.8(b), such Party shall have the right to object by written notice to the other Parties; such written notice shall contain such disputed item or items and the basis for its objection. If no Party objects by proper written notice to the other Parties within the time period described in this Section 8.8(a), the calculation of the amounts due and owing from each Party shall be deemed to have been accepted and agreed upon, and final and conclusive, for purposes of this Section 8.8(a). If any Party objects by proper written notice to the other Parties within such time period, the Parties shall act in good faith to resolve any such dispute as promptly as practicable. Any dispute shall be resolved in accordance with Article XII. Amounts payable pursuant to this Section 8.8 shall be paid no later than five (5) Business Days following a final resolution of the portion of the Pre-2007 Shared Entity Audit Tax Amount that each party is liable for pursuant to this Section 8.8. No later than three (3) Business Days after Cendant and Wyndham, respectively, receives an amount from another Party pursuant to this Section 8.8, such Party shall pay or cause to be paid to the Applicable Taxing Authority amounts equal to the amounts such Party actually receives from the other Parties pursuant to this Section 8.8.

Section 8.9 Certain Tax Benefit Payments in connection with Section 8.9 Final Determinations.

(a) In connection with any Final Determination that occurs after the date hereof in respect of a Pre-2007 Shared Entity Audit (x) other than a Final Determination in respect of any federal Income Tax audit of the affiliated group of which Cendant was the common parent for all taxable years through December 31, 2002 (the “Ongoing Federal Income Tax Audits”) or (y) a Final Determination as to the correlative state Income Tax consequences that follow from any Final Determination with respect to such Ongoing Federal Income Tax Audits (the “Ongoing State Income Tax Audits”) (such Final Determination, after elimination of the Final Determinations described in clauses (x) and (y), a “Section 8.9 Final Determination”), which Section 8.9 Final Determination results in the utilization of a net operating loss carryover or Credit Carryover as a result of an increase of items of taxable income or gain of (or the disallowance of items of deduction, loss or credit with respect to) a Shared Entity relating to a

Pre-2007 Shared Entity Tax Return, then, with respect to each Applicable Tax Benefit Party, subject to Section 8.10 (relating to the establishment of Caps and Incremental Costs):

(i)	Cendant shall pay to such Applicable Tax Benefit Party an amount equal to the product of:

(A)	Hypothetical Tax Benefit Amount; and

(B)	the CCRG Audit Sharing Percentage;

(ii)	Realogy shall pay to such Applicable Tax Benefit Party an amount equal to the product of:

(A)	Hypothetical Tax Benefit Amount; and

(B)	the Realogy Audit Sharing Percentage;

(iii)	Wyndham shall pay to such Applicable Tax Benefit Party an amount equal to the product of:

(A)	Hypothetical Tax Benefit Amount; and

(B)	the Wyndham Audit Sharing Percentage; and

(iv)	Travelport shall pay to the Applicable Tax Benefit Party an amount equal to the product of:

(A)	Hypothetical Tax Benefit Amount; and

(B)	the Travelport Audit Sharing Percentage.

(b) In connection with any Section 8.9 Final Determination for a Pre-2007 Shared Entity Audit that results in the utilization of a net operating loss carryover or Credit Carryover, then the Applicable Tax Benefit Party shall, within 20 Business Days following such Section 8.9 Final Determination, submit in writing to the Parties that would be responsible for amounts payable pursuant to this Section 8.9, a preliminary determination (calculated in reasonable detail) of the portion of the Hypothetical Tax Benefit Amount that is payable by each of the Parties to such Applicable Tax Benefit Party pursuant to Section 8.9(a). Any calculation of such Hypothetical Tax Benefit Amount shall be based on and consistent with the allocation of Tax attributes pursuant to Section 10.1, taking into account all prior Audit adjustments. Each of the Parties shall have access to all data and information necessary to calculate any such Hypothetical Tax Benefit Amount (and the portion of such Hypothetical Tax Benefit Amount required to be paid by each of the Parties) and the Parties shall cooperate fully in the determination of such amounts. Within 20 Business Days following the receipt by a Party of the information described in this Section 8.9(b) relating to the calculation of the Hypothetical Tax Benefit Amount (and the portion of such Hypothetical Tax Benefit Amount required to be paid by each of the Parties), each of the Parties shall have the right to object by written notice to the other Parties; such written notice shall contain such disputed item or items and the basis for its objection. If no Party objects by proper written notice to the other Parties within the time period described in this Section 8.9(a), the calculation of the Hypothetical Tax Benefit Amount (and the portion of such Hypothetical Tax Benefit Amount required to be paid by each of the Parties) shall be deemed to have been accepted and agreed upon, and final and conclusive, for purposes of this Section 8.9(a). If any Party objects by proper written notice to the other Parties within such time period, the other Parties shall act in good faith to resolve any such dispute as promptly as practicable. Any dispute shall be resolved in accordance with Article XII. Amounts payable pursuant to this Section 8.9 shall be paid no later than five (5) Business Days following a final resolution of the portion of the Hypothetical Tax Benefit Amount that each Party is liable for pursuant to this Section 8.9. Notwithstanding anything to the contrary contained in this Section 8.9, no payment required to be made by a Party to another Party pursuant to this Section 8.9 shall be required to be paid prior to November 30, 2007.

(c) Notwithstanding Section 8.9(a), if there is a Final Determination with respect to an Ongoing Federal Income Tax Audit or an Ongoing State Income Tax Audit, and as a result of such Final Determination, Cendant is required to recognize an expense as determined under Generally Accepted Accounting Principles, which expense is the result of the Final Determination being greater than the amount of the liability established on Cendant’s balance sheet at the end of the third quarter of 2006 in respect of the item or items covered by the relevant Final Determination, then each of Realogy, Travelport and Wyndham shall reimburse Cendant for such excess in an amount equal to the Realogy Sharing Percentage, the Travelport Sharing Percentage, and the Wyndham Sharing Percentage, respectively.

Section 8.10 Caps and Incremental Costs. Notwithstanding anything to the contrary in this Agreement, if the Travelport Sale does not occur:

(a) for purposes of determining Realogy’s liability for additional Taxes imposed on a Shared Entity or for Hypothetical Tax Benefit Amounts required to be paid to an Applicable Tax Benefit Party, in each case, as a result of a Pre-2007 Shared Entity Audit or for additional Taxes imposed on a Company as a result of a Pre-2007 Separate Company Shared Taxes, respectively, the principles of Section 7.2(h) of the Separation and Distribution Agreement (relating to the establishment of a Cap, the payment of Incremental Costs, and the forfeiture of a right to vote to resolve any issue that is the subject of the Cap chosen by a Settling Party (all as defined in the Separation and Distribution Agreement) shall apply to limit Realogy’s liability for the amounts required to be paid by Realogy pursuant to Section 8.8 and Section 8.9 hereof; and

(b) In addition to the obligations of Wyndham and Travelport pursuant to Section 8.8 and Section 8.9, Wyndham shall be liable for and shall pay or cause to paid sixty percent (60%), and Travelport shall be liable for and shall pay or cause to paid forty percent (40%), of:

(i)

the excess of (A) the amount of Taxes Realogy would have been liable for pursuant to Section 8.8 without regard to this Section 8.10 over (B) the amount Realogy of Taxes would have been liable for pursuant to

Section 8.8, assuming that the relevant Audit was settled in accordance with the applicable settlement proposal voted on by Realogy; and

(ii)	the excess of (A) the amount of the Hypothetical Tax Benefit Amount Realogy would have been liable for pursuant to Section 8.9 without regard to this Section 8.10 over (B) the amount Realogy would have been liable for pursuant to Section 8.9, assuming that the relevant Audit was settled in accordance with the applicable settlement proposal voted on by Realogy.

Section 8.11 Pre-2007 Cendant Shared Entity Audits resulting in certain Pre-2007 Correlative Adjustments.

(a) General. In the event of a Pre-2007 Cendant Shared Entity Audit for Income Taxes that results in a Pre-2007 Correlative Adjustment related or attributable to business or operations of a Cendant Shared Entity (but not, for the avoidance of doubt, the CCRG Entities, Realogy or its Subsidiaries, Wyndham or its Subsidiaries or Travelport or its Subsidiaries) and an increase in a related correlative deduction, loss or credit (or reduction in income or gain) for a Post-Distribution Tax Period for such Cendant Shared Entity resulting in a Tax Benefit Actually Realized for such Post-Distribution Tax Period, then Cendant shall pay to:

(i)	Realogy, the Realogy Audit Sharing Percentage (for such Pre-2007 Cendant Shared Entity Audit) of any such related correlative Tax Benefit Actually Realized by Cendant or any of its Affiliates in a Post-Distribution Tax Period;

(ii)	Wyndham, the Wyndham Audit Sharing Percentage (for such Pre-2007 Cendant Shared Entity Audit) of any such related correlative Tax Benefit Actually Realized by Cendant or its Affiliates in a Post-Distribution Tax Period; and

(iii)	Travelport, the Travelport Audit Sharing Percentage (for such Pre-2007 Cendant Shared Entity Audit) of any such related correlative Tax Benefit Actually Realized by Cendant or its Affiliates in a Post-Distribution Tax Period.

(b) Timing of Payments. No later than five (5) Business Days after the filing of a Tax Return reflecting the Tax Benefit Actually Realized, Cendant shall pay to each of the applicable Spinco Parties the amount required to be paid by Cendant to such Party pursuant to Section 8.11(a).

Section 8.12 Certain Tax Attributes for Post-Distribution Periods. In connection with a Final Determination with respect to a Pre-2007 Cendant Shared Entity Tax Return that results in the elimination (in whole or in part) of a basis step up in the assets described in Schedule C:

(a) Realogy shall indemnify Wyndham for an amount equal to the product of:

(i)	the Realogy Sharing Percentage; and

(ii)	thirty-eight percent (38%) of the amount of Wyndham’s deferred Tax asset set forth on Schedule C (reduced to take into account all amortization or depreciation accrued through the Wyndham Distribution Date) that was eliminated as a result of such Final Determination;

(b) Wyndham shall indemnify Realogy for an amount equal to the product of:

(i)	the Wyndham Sharing Percentage; and

(ii)	thirty-eight percent (38%) of the amount of Realogy’s deferred Tax asset set forth on Schedule C (reduced to take into account all amortization or depreciation accrued through the Realogy Distribution Date) that was eliminated as a result of such Final Determination;

(c) Travelport shall indemnify:

(i)	Realogy for an amount equal to the product of:

(A) the Travelport Sharing Percentage; and

(B) thirty-eight percent (38%) of the amount of Realogy’s deferred Tax asset set forth on Schedule C (reduced to take into account all amortization or depreciation accrued through the Realogy Distribution Date) that was eliminated as a result of such Final Determination;

(ii)	Wyndham for an amount equal to the product of:

(A) the Travelport Sharing Percentage; and

(B) thirty-eight percent (38%) of the amount of Wyndham’s deferred Tax asset set forth on Schedule C (reduced to take into account all amortization or depreciation accrued through the Wyndham Distribution Date) that was eliminated as a result of such Final Determination.

Section 8.13 Indemnity by Spinco Parties if settlement results in certain adverse consequences to Cendant. Notwithstanding anything to the contrary contained in this Agreement, to the extent that Cendant notifies the other Parties that it reasonably expects that a settlement of a Pre-2007 Shared Entity Audit will more likely than not result in an increase in income and/or gain to, or, decrease in loss, deduction or credit, for one or more Post-Distribution Tax Periods to

Cendant or any of its Affiliates (a “Post-Distribution Tax Detriment”) for which Cendant is not otherwise indemnified pursuant to this Agreement:

(a) Realogy shall pay to Cendant an amount equal to the Realogy Audit Sharing Percentage (with respect to such Pre-2007 Shared Entity Audit) of all such Post-Distribution Tax Detriments, without applying a discount for the time value of money or for lack of certainty of realization and assuming an effective Tax rate of thirty-eight percent (38%);

(b) Wyndham shall pay to Cendant an amount equal to the Wyndham Audit Sharing Percentage (with respect to such Pre-2007 Shared Entity Audit)of all such Post-Distribution Tax Detriments, without applying a discount for the time value of money or for lack of certainty of realization and assuming an effective Tax rate of thirty-eight percent (38%); and

(c) Travelport shall pay to Cendant an amount equal to the Travelport Audit Sharing Percentage (with respect to such Pre-2007 Shared Entity Audit)of all such Post-Distribution Tax Detriments, without applying a discount for the time value of money or for lack of certainty of realization and assuming an effective Tax rate of thirty-eight percent (38%).

ARTICLE IX

COOPERATION AND EXCHANGE OF INFORMATION

Section 9.1 Cooperation and Exchange of Information.

(a) The Parties shall each cooperate fully (and each shall cause its respective Affiliates to cooperate fully) with all reasonable requests from another Party hereto, or from an agent, representative or advisor to such Party, in connection with the preparation and filing of Tax Returns, claims for Refund, Audits, determinations by Cendant with respect to the allocation of Tax attributes and the calculation of Taxes (including pursuant to Section 8.8) or other amounts (including pursuant to Section 8.9) required to be paid hereunder, in each case, related or attributable to or arising in connection with Taxes or Tax attributes of any of the Parties or their respective Subsidiaries covered by this Agreement. Such cooperation shall include, without limitation, at each Party’s own cost:

(b) the retention until the expiration of the applicable statute of limitations, and the provision upon request, of Tax Returns of the Parties and their respective Subsidiaries, books, records (including information regarding ownership and Tax basis of property), documentation and other information relating to such Tax Returns, including accompanying schedules, related work papers, and documents relating to rulings or other determinations by Taxing Authorities;

(c) the execution of any document that may be necessary or reasonably helpful in connection with any Audit of any of the Parties or their respective Subsidiaries, or the filing of a Tax Return or Refund claim of the Parties or any of their respective Subsidiaries;

(d) the use of the Party’s reasonable best efforts to obtain any documentation that may be necessary or reasonably helpful in connection with any of the foregoing;

(e) the use of the Party’s reasonable best efforts to obtain any Tax Returns (including accompanying schedules, related work papers, and documents), documents, books, records or other information that may be necessary or helpful in connection with any Tax Returns or any of the Parties or their Affiliates.

Each Party shall make its employees and facilities available on a reasonable and mutually convenient basis in connection with the foregoing matters.

Section 9.2 Retention of Records. Subject to Section 9.1, if any of the Parties or their respective Subsidiaries intends to dispose of documentation relating to the Taxes of the Parties or their respective Subsidiaries for which another Party to this Agreement may be responsible pursuant to the terms of this Agreement (including, without limitation, Tax Returns, books, records, documentation and other information, accompanying schedules, related work papers, and documents relating to rulings or other determinations by Taxing Authorities) after the expiration of the applicable statute of limitations (taking into account all waivers and extensions), such Party shall or shall cause written notice to the other Parties describing the documentation to be destroyed or disposed of sixty (60) Business Days prior to taking such action. The other Party may arrange to take delivery of the documentation described in the notice at its expense during the succeeding sixty (60) day period.

ARTICLE X

ALLOCATION OF TAX ATTRIBUTES, DUAL CONSOLIDATED LOSSES GAIN

RECOGNITION AGREEMENTS AND OTHER TAX MATTERS

Section 10.1 Allocation of Tax Attributes.

(a) General. To the extent not already provided, no later than 20 Business Days after the end of each fiscal quarter ending on or prior to June 30, 2007, Cendant shall provide to each of the Spinco Parties an estimate (or an updated estimate) of the Tax attributes (including earnings and profits, net operating loss carryovers, capital loss carryovers, alternative minimum Tax credit carryovers and general business credits) allocated or inuring to such Party as a result of the Distributions and related transactions for U.S. federal, state, local and foreign income Tax purposes, provided, however, that the allocation of Tax attributes by Cendant shall be in accordance with applicable Law (as reasonably determined by Cendant) and consistent with the allocations of Tax attributes reflected in the financial statements included in the registration statement on Form 10 filed by each of Realogy, Wyndham and Travelport (if applicable).

(b) No later than November 30, 2007, Cendant shall provide to each of the Spinco Parties a final allocation of the Tax attributes allocated to such Party, which allocation shall be in accordance with the proviso in Section 10.1(a) (the “Final Tax Attribute Allocation”).

(c) None of the Parties shall take any position inconsistent with the estimated allocation of Tax attributes pursuant to Section 10.1(a) (in the case of positions taken prior to the Final Tax Attribute Allocation) or the Final Tax Attribute Allocation pursuant to Section 10.1(b) (in the case of positions taken at the time of or after the Final Tax Attribute Allocation), except to the extent:

(i)	a reallocation of such Tax attributes is required pursuant to a Final Determination with respect to a Pre-2007 Cendant Shared Entity Audit; or

(ii)	in connection with a Final Determination with respect to a Pre-2007 Cendant Shared Entity Audit, as a result of an increase in Taxable income or gain (or disallowance of a deduction, loss, or credit) of such Cendant Shared Entity and the utilization of Tax attributes as a result thereof.

Section 10.2 Dual Consolidated Losses.

(a) For the U.S. federal affiliated group of which Cendant is the Common Parent filing U.S. federal consolidated Income Tax Returns, Cendant (with assistance and cooperation from Wyndham) shall comply with all applicable reporting requirements contained in Treasury Regulation Sections 1.1503-2 and 1.1503-2T (or any successor Treasury Regulation) with respect to the Applicable Wyndham DCLs for each Taxable year up to and including the Taxable year that includes the Wyndham Distribution.

(b) For the U.S. federal affiliated group of which Cendant is the Common Parent filing U.S. federal consolidated Income Tax Returns, Cendant (with assistance and cooperation from Travelport) shall comply with all applicable reporting requirements contained in Treasury Regulation Sections 1.1503-2 and 1.1503-2T (or any successor Treasury Regulation) with respect to the Applicable Travelport DCLs for each Taxable year up to and including the Taxable year that includes the Travelport Distribution. Notwithstanding anything to the contrary contained herein, in the event that the Travelport Sale occurs, this Section 10.2(b) shall be deemed null and void and be of no further force or effect.

(c) For the U.S. federal affiliated group of which Cendant is the Common Parent filing U.S. federal consolidated Income Tax Returns, Cendant (with assistance and cooperation from Realogy) shall comply with all applicable reporting requirements contained in Treasury Regulation Sections 1.1503-2 and 1.1503-2T (or any successor Treasury Regulation) with respect to the Applicable Realogy DCLs for each Taxable year up to and including the Taxable year that includes the Realogy Distribution.

(d) In conjunction with the Wyndham Distribution, Cendant and Wyndham shall enter into a closing agreement with the Internal Revenue Service as described in Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(3)(i) with respect to the Applicable Wyndham DCLs.

In the event of a successor Treasury Regulation, Cendant and/or Wyndham shall execute any agreement or election required in lieu of or in addition to the closing agreement described in Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(3)(i). If, as a result of an act or omission by Wyndham, such a closing agreement or successor agreement or election is not entered in conjunction with the Wyndham Distribution, then Cendant shall include any Applicable Wyndham DCL recapture income in its U.S. federal consolidated Taxable income for the year of the Wyndham Distribution and Wyndham shall be liable for and shall indemnify Cendant and its Affiliates for the U.S. Tax liability (before taking into account any Tax credit utilization) and all interest due pursuant to Treasury Regulation Section 1.1503-2(g)(2)(vii) or any successor Treasury Regulation.

(e) In conjunction with the Travelport Distribution, Cendant and Travelport shall enter into a closing agreement with the Internal Revenue Service as described in Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(3)(i) with respect to the Applicable Travelport DCLs. In the event of a successor Treasury Regulation, Cendant and/or Travelport shall execute any agreement or election required in lieu of or in addition to the closing agreement described in Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(3)(i). If, as a result of an act or omission by Travelport, such a closing agreement or successor agreement or election is not entered in conjunction with the Travelport Distribution, then Cendant shall include any Applicable Travelport DCL recapture income in its U.S. federal consolidated Taxable income for the year of the Travelport Distribution and Travelport shall be liable for and shall indemnify Cendant and its Affiliates for the U.S. Tax liability (before taking into account any Tax credit utilization) and all interest due pursuant to Treasury Regulation Section 1.1503-2(g)(2)(vii) or any successor Treasury Regulation. Notwithstanding anything to the contrary contained herein, in the event that the Travelport Sale occurs, this Section 10.2(e) shall be deemed null and void and be of no further force or effect.

(f) In conjunction with the Realogy Distribution, Cendant and Realogy shall enter into a closing agreement with the Internal Revenue Service as described in Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(3)(i) with respect to the Applicable Realogy DCLs. In the event of a successor Treasury Regulation, Cendant and/or Realogy shall execute any agreement or election required in lieu of or in addition to the closing agreement described in Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(3)(i). If, as a result of an act or omission by Realogy, such a closing agreement or successor agreement or election is not entered in conjunction with the Realogy Distribution, then Cendant shall include any Applicable Realogy DCL recapture income in its U.S. federal consolidated Taxable income for the year of the Realogy Distribution and Realogy shall be liable for and shall indemnify Cendant and its Affiliates for the U.S. Tax liability (before taking into account any Tax credit utilization) and all interest due pursuant to Treasury Regulation Section 1.1503-2(g)(2)(vii) or any successor Treasury Regulation.

(g) If a closing agreement described in Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(3)(i) is entered into for the Applicable Wyndham DCLs, or if a similar agreement or election is entered pursuant to a successor Treasury Regulation, Wyndham shall, with respect to the Applicable Wyndham DCLs, comply with all of the applicable DCL filing requirements contained in Treasury Regulation Sections 1.1503-2 and 1.1503-2T or any successor Treasury Regulation, including the filing of a “new (g)(2) election” as described in Treasury Regulation

Section 1.1503-2T(g)(2)(iv)(B)(3)(iii) or any successor Treasury Regulation. This paragraph shall also apply in the event Wyndham files a Federal Income Tax Return for a Taxable year following its Distribution at a time when a request for a closing agreement described in Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(3)(i) (or a request for a similar agreement under a successor Treasury Regulation) is pending with the Internal Revenue Service.

(h) If a closing agreement described in Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(3)(i) is entered into for the Applicable Travelport DCLs, or if a similar agreement or election is entered pursuant to a successor Treasury Regulation, Travelport shall, with respect to the Applicable Travelport DCLs, comply with all of the applicable DCL filing requirements contained in Treasury Regulation Sections 1.1503-2 and 1.1503-2T or any successor Treasury Regulation, including the filing of a “new (g)(2) election” as described in Treasury Regulation Section 1.1503-2T(g)(2)(iv)(B)(3)(iii) or any successor Treasury Regulation. This paragraph shall also apply in the event Travelport files a Federal Income Tax Return for a Taxable year following its Distribution at a time when a request for a closing agreement described in Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(3)(i) (or a request for a similar agreement under a successor Treasury Regulation) is pending with the Internal Revenue Service. Notwithstanding anything to the contrary contained herein, in the event that the Travelport Sale occurs, this Section 10.2(h) shall be deemed null and void and be of no further force or effect.

(i) If a closing agreement described in Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(3)(i) is entered into for the Applicable Realogy DCLs, or if a similar agreement or election is entered pursuant to a successor Treasury Regulation, Realogy shall, with respect to the Applicable Realogy DCLs, comply with all of the applicable DCL filing requirements contained in Treasury Regulation Sections 1.1503-2 and 1.1503-2T or any successor Treasury Regulation, including the filing of a “new (g)(2) election” as described in Treasury Regulation Section 1.1503-2T(g)(2)(iv)(B)(3)(iii) or any successor Treasury Regulation. This paragraph shall also apply in the event Realogy files a Federal Income Tax Return for a Taxable year following its Distribution at a time when a request for a closing agreement described in Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(3)(i) (or a request for a similar agreement under a successor Treasury Regulation) is pending with the Internal Revenue Service.

(j) If, subsequent to the Wyndham Distribution, an event occurs that requires an Applicable Wyndham DCL to be recaptured pursuant to Treasury Regulation Section 1.1503-2(g)(2)(vii) and/or a closing agreement described in Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(3)(i), or if an event occurs that requires an Applicable Wyndham DCL to be recaptured pursuant to a successor to Treasury Regulation Section 1.1503-2(g)(2)(vii) and/or an agreement or election pursuant to a successor to Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(3)(i), Wyndham shall include the DCL recapture in its U.S. federal consolidated Taxable income and shall pay any associated interest due pursuant to the applicable Treasury Regulation and/or agreement or election.

(k) If, subsequent to the Travelport Distribution, an event occurs that requires an Applicable Travelport DCL to be recaptured pursuant to Treasury Regulation Section 1.1503-2(g)(2)(vii) and/or a closing agreement described in Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(3)(i), or if an event occurs that requires an Applicable Travelport DCL to be recaptured pursuant to a successor to Treasury Regulation Section 1.1503-2(g)(2)(vii) and/or an

agreement or election pursuant to a successor to Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(3)(i), Travelport shall include the DCL recapture in its U.S. federal consolidated Taxable income and shall pay any associated interest due pursuant to the applicable Treasury Regulation and/or agreement or election. Notwithstanding anything to the contrary contained herein, in the event that the Travelport Sale occurs, this Section 10.2(k) shall be deemed null and void and be of no further force or effect.

(l) If, subsequent to the Realogy Distribution, an event occurs that requires an Applicable Realogy DCL to be recaptured pursuant to Treasury Regulation Section 1.1503-2(g)(2)(vii) and/or a closing agreement described in Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(3)(i), or if an event occurs that requires an Applicable Realogy DCL to be recaptured pursuant to a successor to Treasury Regulation Section 1.1503-2(g)(2)(vii) and/or an agreement or election pursuant to a successor to Treasury Regulation Section 1.1503-2(g)(2)(iv)(B)(3)(i), Realogy shall include the DCL recapture in its U.S. federal consolidated Taxable income and shall pay any associated interest due pursuant to the applicable Treasury Regulation and/or agreement or election.

(m) For purposes of this Agreement:

(i)	“DCL” means “dual consolidated loss” within the meaning of Section 1503(d) of the Code and Treasury Regulation Section 1.1503-2(c)(5).

(ii)	“SU” means “separate unit” within the meaning of Treasury Regulation Section 1.1503-2(c)(3).

(iii)	“DRC” means “dual resident corporation” within the meaning of Treasury Regulation Section 1.1503-2(c)(2).

(iv)	“Applicable Wyndham DCLs” means each of the DCLs with respect to interests in the following entities (or foreign branches of the following entities) that constitute SUs, for the following years:

(A) 1997: RCI Colombia, Inc.; RCI Argentina Inc.; RCI Brazil Ltd.; RCI Chile, Inc.; and RCI Russia.

(B) 1998: RCI Argentina Inc.; RCI Brazil Ltd.; RCI Russia; and Galileo Canada ULC.

(C) 1999: RCI Thailand; RCI Russia; and Galileo Canada ULC.

(D) 2000: RCI Asia Pacific Pte. Ltd.; RCI Brazil Ltd.; and RCI Russia.

(E) 2001: RCI Argentina Inc; RCI Brazil Ltd.; and RCI Chile, Inc.

(F) 2002: Vacation Care Israel, Inc. and RCI Thailand.

(G) 2003: RCI Asia Pacific Pte. Ltd.; Vacation Care Israel, Inc.; and RCI Thailand.

(H) 2004: RCI Canada, Inc. and Hotel Dynamics International Ltd.

(I) Any DCLs for 2002, 2003 or 2004 attributable to Hotel Dynamics International Ltd. or to any separate unit owned directly or indirectly by Hotel Dynamics International Ltd.

(J) 2005: any DCLs generated by any SUs or DRCs held by Wyndham that are taken into account in computing Cendant’s U.S. federal consolidated Taxable income for the year ended December 31, 2005.

(K) 2006: any DCLs generated by any SUs or DRCs held by Wyndham that are taken into account in computing Cendant’s U.S. federal consolidated Taxable income for the year ended December 31, 2006.

(v)	“Applicable Travelport DCLs” means each of the DCLs with respect to interests in the following entities (or foreign branches of the following entities) that constitute SUs, for the following years:

(A) 1998: Galileo Canada ULC.

(B) 1999: Galileo Canada ULC.

(C) 2000: Galileo Canada ULC.

(D) 2001: Galileo Canada ULC.

(E) 2003: Galileo International Services, Inc. and Galileo do Brazil & CIA.

(F) 2004: Galileo International Services, Inc.

(G) 2005: any DCLs generated by any SUs or DRCs held by Travelport that are taken into account in computing Cendant’s U.S. federal consolidated Taxable income for the year ended December 31, 2005.

(H) 2006: any DCLs generated by any SUs or DRCs held by Travelport that are taken into account in computing Cendant’s U.S. federal consolidated Taxable income for the year ended December 31, 2006.

(vi)	“Applicable Realogy DCLs” means each of the DCLs with respect to interests in the following entities (or foreign branches of the following entities) that constitute SUs, for the following years:

(A) Any DCLs for 2002, 2003 or 2004 attributable to Cendant Mobility Holdings Ltd. or to any separate unit owned directly or indirectly by Cendant Mobility Holdings Ltd.

(B) 2005: any DCLs generated by any SUs or DRCs held by Realogy that are taken into account in computing Cendant’s U.S. federal consolidated Taxable income for the year ended December 31, 2005.

(C) 2006: any DCLs generated by any SUs or DRCs held by Realogy that are taken into account in computing Cendant’s U.S. federal consolidated Taxable income for the year ended December 31, 2006.

(n) Notwithstanding anything to the contrary in this Agreement (other than Section 1.3(c), in the event of a breach of an obligation of a Party pursuant to this Section 10.2, (i) in connection with any Tax liability for a Post-Distribution Tax Period, the breaching Party’s indemnification obligation to the non-breaching Party (or Parties) pursuant to Article VI shall be determined without regard to any Tax credit utilization and (ii) in connection with any Tax period other than a Post-Distribution Tax Period, then in addition to the obligations of a breaching Party pursuant to Article VI, the breaching Party shall indemnify the other Parties for the aggregate amount of all Credit Carryovers and/or other Tax attributes that would have been apportioned to such Party and its Subsidiaries under applicable principles of the Code and the Treasury Regulations thereunder (and Article X hereof) as of its first Post-Distribution Tax Period had the breach not occurred (without applying a discount for the time value of money or for the future lack of certainty of realization and assuming an effective Tax rate of thirty-eight percent (38%)).

Section 10.3 Gain Recognition Agreements.

(a) For the U.S. federal affiliated group of which Cendant is the Common Parent filing U.S. federal consolidated Income Tax Returns, Cendant (with assistance and cooperation from Wyndham) shall include with its return for each Taxable year up to and including the Taxable year that includes the Wyndham Distribution any New Wyndham Gain Recognition Agreements, including any related waivers of the statute of limitations under Treasury Regulation Section 1.367(a)-8(b)(4). Cendant shall also file any annual certification required by Treasury Regulation Section 1.367(a)-8(b)(5) with respect to the Wyndham Gain Recognition Agreement or any New Wyndham Gain Recognition Agreement. These filings shall include any “new gain recognition agreements” required under Treasury Regulation Section 1.367(a)-8(g), as well as any other reporting that may be required pursuant to Treasury Regulation Section 1.367(a)-8.

(b) For the U.S. federal affiliated group of which Cendant is the Common Parent filing U.S. federal consolidated Income Tax Returns, Cendant (with assistance and cooperation from Travelport) shall include with its return for each Taxable year up to and including the Taxable year that includes the Travelport Distribution any New Travelport Gain Recognition Agreements, including any related waivers of the statute of limitations under Treasury Regulation Section 1.367(a)-8(b)(4). Cendant shall also file any annual certification required by Treasury Regulation Section 1.367(a)-8(b)(5) with respect to the Travelport Gain

Recognition Agreements and any New Travelport Gain Recognition Agreements. These filings shall include any “new gain recognition agreements” required under Treasury Regulation Section 1.367(a)-8(g), as well as any other reporting that may be required pursuant to Treasury Regulation Section 1.367(a)-8. Notwithstanding anything to the contrary contained herein, in the event that the Travelport Sale occurs, this Section 10.3(b) shall be deemed null and void and be of no further force or effect.

(c) For the U.S. federal affiliated group of which Cendant is the Common Parent filing U.S. federal consolidated Income Tax Returns, Cendant (with assistance and cooperation from Realogy) shall include with its return for each Taxable year up to and including the Taxable year that includes the Realogy Distribution any New Realogy Gain Recognition Agreements, including any related waivers of the statute of limitations under Treasury Regulation Section 1.367(a)-8(b)(4). Cendant shall also file any annual certification required by Treasury Regulation Section 1.367(a)-8(b)(5) with respect to any New Realogy Gain Recognition Agreements. These filings shall include any “new gain recognition agreements” required under Treasury Regulation Section 1.367(a)-8(g), as well as any other reporting that may be required pursuant to Treasury Regulation Section 1.367(a)-8.

(d) If the Travelport Distribution is effected on or before December 31, 2006, then, for the U.S. federal affiliated group of which Travelport is the Common Parent filing a U.S. federal consolidated Income Tax Return, Travelport shall file any annual certification required by Treasury Regulation Section 1.367(a)-8(b)(5) with respect to the Travelport Gain Recognition Agreements and any New Travelport Gain Recognition Agreements, as well as comply with any other reporting obligations that may be required pursuant to Treasury Regulation Section 1.367(a)-8. These filings shall include any “new gain recognition agreements” required under Treasury Regulation Section 1.367(a)-8(g). Notwithstanding anything to the contrary contained herein, in the event that the Travelport Sale occurs, this Section 10.3(d) shall be deemed null and void and be of no further force or effect.

(e) If the Travelport Distribution is effected after December 31, 2006, then, for the U.S. federal affiliated group of which Travelport is the Common Parent filing U.S. federal consolidated Income Tax Returns, Travelport shall file any annual certification required by Treasury Regulation Section 1.367(a)-8(b)(5) with respect to any Post-2006 Existing Travelport Gain Recognition Agreements, and will comply with any other reporting obligations that may be required pursuant to Treasury Regulation Section 1.367(a)-8. These filings shall include any “new gain recognition agreements” required under Treasury Regulation Section 1.367(a)-8(g). Notwithstanding anything to the contrary contained herein, in the event that the Travelport Sale occurs, this Section 10.3(e) shall be deemed null and void and be of no further force or effect.

(f) If the Wyndham Distribution is effected on or before December 31, 2006, then, for the U.S. federal affiliated group of which Wyndham is the Common Parent filing a U.S. federal consolidated Income Tax Return, Wyndham shall file any annual certification required by Treasury Regulation Section 1.367(a)-8(b)(5) with respect to the Wyndham Gain Recognition Agreement and any New Wyndham Gain Recognition Agreements, as well as comply with any other reporting obligations that may be required pursuant to Treasury Regulation Section

1.367(a)-8. These filings shall include any “new gain recognition agreements” required under Treasury Regulation Section 1.367(a)-8(g).

(g) If the Wyndham Distribution is effected after December 31, 2006, then, for the U.S. federal affiliated group of which Wyndham is the Common Parent filing U.S. federal consolidated Income Tax Returns, Wyndham shall file any annual certification required by Treasury Regulation Section 1.367(a)-8(b)(5) with respect to any Post-2006 Existing Travelport Gain Recognition Agreements, and will comply with any other reporting obligations that may be required pursuant to Treasury Regulation Section 1.367(a)-8. These filings shall include any “new gain recognition agreements” required under Treasury Regulation Section 1.367(a)-8(g).

(h) If the Realogy Distribution is effected on or before December 31, 2006, then, for the U.S. federal affiliated group of which Realogy is the Common Parent filing a U.S. federal consolidated Income Tax Return, Realogy shall file any annual certification required by Treasury Regulation Section 1.367(a)-8(b)(5) with respect to any New Realogy Gain Recognition Agreements, as well as comply with any other reporting obligations that may be required pursuant to Treasury Regulation Section 1.367(a)-8. These filings shall include any “new gain recognition agreements” required under Treasury Regulation Section 1.367(a)-8(g).

(i) If the Realogy Distribution is effected after December 31, 2006, then, for the U.S. federal affiliated group of which Realogy is the Common Parent filing U.S. federal consolidated Income Tax Returns, Realogy shall file any annual certification required by Treasury Regulation Section 1.367(a)-8(b)(5) with respect to the Post-2006 Existing Realogy Gain Recognition Agreements, and will comply with any other reporting obligations that may be required pursuant to Treasury Regulation Section 1.367(a)-8. These filings shall include any “new gain recognition agreements” required under Treasury Regulation Section 1.367(a)-8(g).

(j) If, following the Travelport Distribution, a Travelport Gain Recognition Agreement or a New Travelport Gain Recognition Agreement is “triggered” pursuant to such Agreement or pursuant to Treasury Regulation Section 1.367(a)-8, notwithstanding anything to the contrary contained in this Agreement (including Article III), Travelport shall reimburse Cendant and its Affiliates for the US Tax liability and all interest due as a result of the trigger. Notwithstanding anything to the contrary contained herein, in the event that the Travelport Sale occurs, this Section 10.3(j) shall be deemed null and void and be of no further force or effect.

(k) If, following the Wyndham Distribution, the Wyndham Gain Recognition Agreement or a New Wyndham Gain Recognition Agreement is “triggered” pursuant to such Agreement or pursuant to Treasury Regulation Section 1.367(a)-8, notwithstanding anything to the contrary contained in this Agreement (including Article III), Wyndham shall reimburse Cendant and its Affiliates for the US Tax liability and all interest due as a result of the trigger.

(l) If, following the Realogy Distribution, a New Realogy Gain Recognition Agreement is “triggered” pursuant to such Agreement or pursuant to Treasury Regulation Section 1.367(a)-8, notwithstanding anything to the contrary contained in this Agreement (including Article III), Realogy shall reimburse Cendant and its Affiliates for the US Tax liability and all interest due as a result of the trigger.

(m) For purposes of this Agreement:

(i)	“Travelport Gain Recognition Agreements” means the “gain recognition agreements” that Cendant has entered into pursuant to Treasury Regulation Section 1.367(a)-8(a)(3) with respect to the following “transferred foreign corporations:”

(A) Galileo Switzerland AG;

(B) Galileo Venezuela CLA;

(C) Galileo Belgium SA;

(D) Galileo Espana SA;

(E) Galileo Deutschland GmbH;

(F) Jogwin Ltd.;

(G) Galileo Portugal Ltd.;

(H) Galileo France S.a.r.l.;

(I) Trust International Hotel Reservation Services GmbH (Germany);

(J) Galileo Nederland B.V; and

(K) Galileo International B.V.

(ii)	“New Travelport Gain Recognition Agreements” means any gain recognition agreements pursuant to Treasury Regulation Section 1.367(a)-8(a)(3) that are required in order to prevent gain recognition under Section 367(a) with respect to a transfer of a Travelport Subsidiary Corporation after December 31, 2004, but prior to the date of the Travelport Distribution.

(iii)	“Travelport Subsidiary Corporation” means any corporation in which Travelport owns a direct or indirect interest.

(iv)	“Wyndham Gain Recognition Agreement” means the “gain recognition agreement” that Cendant will enter into pursuant to Treasury Regulation Section 1.367(a)-8(a)(3) with respect to Cendant Canada, Inc. as part of the 2006 Cendant consolidated Tax Return.

(v)

“New Wyndham Gain Recognition Agreements” means any gain recognition agreements pursuant to Treasury Regulation Section 1.367(a)-8(a)(3) that are required in order to prevent gain recognition under Section 367(a) with respect to a transfer of a Wyndham

Subsidiary Corporation after December 31, 2004, but prior to the date of the Wyndham Distribution.

(vi)	“Wyndham Subsidiary Corporation” means any corporation in which Wyndham owns a direct or indirect interest.

(vii)	“New Realogy Gain Recognition Agreements” means any gain recognition agreements pursuant to Treasury Regulation Section 1.367(a)-8(a)(3) that are required in order to prevent gain recognition under Section 367(a) with respect to a transfer of a Realogy Subsidiary Corporation after December 31, 2004, but prior to the date of the Realogy Distribution.

(viii)	“Realogy Subsidiary Corporation” means any corporation in which Realogy owns a direct or indirect interest.

(ix)	“Post-2006 Existing Travelport Gain Recognition Agreements” means any New Travelport Gain Recognition Agreements that remain in effect, as well as the Travelport Gain Recognition Agreement with respect to the following transferred foreign corporations:

(A) Trust International Hotel Reservation Services GmbH (Germany); and

(B) Galileo Nederland B.V.

provided these Travelport Gain Recognition Agreements remain in effect.

(x)	“Post-2006 Existing Wyndham Gain Recognition Agreements” means any New Wyndham Gain Recognition Agreements that remain in effect, as well as the Wyndham Gain Recognition Agreement, provided that Agreement remains in effect.

(xi)	“Post-2006 Existing Realogy Gain Recognition Agreements” means any New Realogy Gain Recognition Agreements that remain in effect.

(n) Notwithstanding anything to the contrary in this Agreement other than Section 1.3(c), in the event of a breach of an obligation of a Party pursuant to this Section 10.3, in addition to the obligations of a breaching Party pursuant to Article VI, the breaching Party shall indemnify the other Parties for the aggregate amount of all net operating loss carryovers, Credit Carryovers and/or other Tax attributes that would have been apportioned to such Party and its Subsidiaries under applicable principles of the Code and the Treasury Regulations thereunder (and Article X hereof) as of its first Post-Distribution Tax Period had the breach not occurred (without applying a discount for the time value of money or for the future lack of certainty of realization and assuming an effective Tax rate of thirty-eight percent (38%)).

Section 10.4 Elections pursuant to Section 362(e)(2)(C) of the Code.

(a) Cendant and Wyndham, on the one hand, and Cendant and Realogy, on the other hand, shall each file the election pursuant to Section 362(e)(2)(C) of the Code for each of the Cendant Contingent Assets set forth in Schedule 1.1(24) of the Separation and Distribution Agreement that are contributed to Wyndham or Realogy, as the case may be, in connection with the transactions contemplated by this Agreement.

(b) At the request of Wyndham or Realogy, as the case may be, Cendant and such Party shall file the election pursuant to Section 362(e)(2)(C) of the Code for each of any other assets contributed to such Party in connection with the transactions contemplated by this Agreement.

ARTICLE XI

DEFAULTED AMOUNTS

Section 11.1 General.

(a) In the event that one or more Parties defaults on any of its obligations to pay any Taxes or other amounts required to be paid by a Party to another Party pursuant to this Agreement, then each non-defaulting Party (including Cendant but excluding Travelport if the Travelport Sale has occurred) shall be required to pay an equal portion of the amount in default; provided, however, that any such payment by a non-defaulting Party shall in no way release the defaulting Party from its obligations to pay amounts required to be paid pursuant to this Agreement and any non-defaulting Party may exercise any available legal remedies available against such defaulting Party; provided, further, that interest shall accrue on any such defaulted amounts at a rate per annum equal to the Prime Rate plus 4 percent, or the maximum legal rate, whichever is lower. In connection with the foregoing, it is expressly understood that any defaulting Party’s share of the proceeds from any Cendant Contingent Tax Asset or any other amounts entitled to be received by such defaulting Party hereunder may be used via a right of offset to satisfy, in whole or in part, the obligations of such defaulting Party (and obligations for Assumed Cendant Contingent Liabilities as such term is defined for purposes of the Separation and Distribution Agreement) pursuant to the Separation and Distribution Agreement); such rights of offset shall be applied in favor of the non-defaulting Party or Parties in proportion to the additional amounts paid by any such non-defaulting Party.

ARTICLE XII

DISPUTE RESOLUTION

Section 12.1 Negotiation. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including any claim based on contract, tort, statute or constitution (collectively, “Disputes”), the general counsels of the relevant Parties (or such other executive officers designated by the relevant Party) shall negotiate for a reasonable period of time to settle such Dispute; provided, that such reasonable period shall not, unless otherwise agreed by the relevant Parties in writing, exceed forty-five (45) days from the date of receipt by a Party of written notice of such Dispute (“Dispute Notice”); provided, further, that in the event of any arbitration in accordance with Section 12.2 hereof, the relevant Parties shall not assert the defenses of statute of limitations and laches arising during the period beginning after the date of receipt of the Dispute Notice, and any contractual time period or deadline under this Agreement to which such Dispute relates occurring after the Dispute Notice is received shall not be deemed to have passed until such Dispute has been resolved. If the general counsels of the relevant Parties (or such other executive officers designated by the relevant Party) are unable to resolve the Dispute within forty-five (45) days from the receipt by a Party (or Parties) of a Dispute Notice, the Dispute shall be resolved in accordance with Section 12.2(a) or Section 12.2(b) as the case may be.

Section 12.2 Arbitration.

(a) Accounting Disputes. If (i) the Dispute arises out of the determination of any amount under Section 2.1 (relating to a Pre-2007 Cendant Shared Entity Tax Return), Section 2.3 (relating to a Pre-2007 Wyndham Shared Entity Tax Return), Article III (relating to payment of Taxes and other amounts), Section 8.8 (relating to certain Tax benefit payments in connection with Pre-2007 Shared Entity Audits), Section 8.9, Section 8.10, Section 8.11, Section 8.12 or Section 8.13 or (ii) any other Dispute under this Agreement that, where there are two Parties to the Dispute, each agrees should be resolved pursuant to this Section 12.2(a) and, where there are more than two Parties to such Dispute, a majority of the Parties to such Dispute agrees should be resolved pursuant to this Section 12.2(a) (each, an “Accounting Dispute”), then, subject to Section 12.1, the Parties to the Accounting Dispute shall jointly retain an Independent Firm acceptable to each of the Parties to the Accounting Dispute to resolve the Accounting Dispute. If the Parties to the Accounting Dispute cannot agree upon an Independent Firm in accordance with this Section 12.2(a) within ten (10) days from the receipt by a Party (or Parties) of the Dispute Notice relating to such Accounting Dispute, then any Party may request that the American Arbitration Association (“AAA”) appoint a partner in an Independent Firm (other than an accounting firm that is then providing auditing services to any Party). The Independent Firm or partner selected by the Parties to the Dispute or the AAA, as the case may be (the “Accounting Arbitrator”), shall act in accordance with the Expedited Procedures of the AAA’s Commercial Arbitration Rules to resolve all points of disagreement, and its decision shall be final and binding upon all Parties and may be entered and enforced in any court having jurisdiction. Following the decision of the Accounting Arbitrator, the Parties to the Accounting Dispute shall each promptly take or cause to be taken any action necessary to implement the decision of such Accounting Arbitrator.

(b) Other Disputes. If a Dispute is not an Accounting Dispute (“Other Dispute”), then, subject to Section 12.1, such Other Dispute shall be determined, at the request of any relevant Party, by arbitration conducted in New York City, in accordance with the then-

existing Commercial Arbitration Rules of the AAA (the “Rules”), except as modified herein. There shall be three arbitrators. If there are only two Parties to the arbitration, each Party shall appoint one arbitrator within twenty (20) days of receipt by the requesting Party of a copy of the demand for arbitration. The two Party-appointed arbitrators shall have twenty (20) days from the appointment of the second arbitrator to agree on a third arbitrator who shall chair the arbitral tribunal. If there are more than two Parties to the arbitration, such Parties shall have twenty (20) days to agree on a panel of three arbitrators. On the request of any Party to the arbitration, any arbitrator not timely appointed by the Parties shall be appointed by the AAA in accordance with the listing, ranking and striking procedure in the Rules, and in any such procedure, each party shall be given a limited number of strikes, excluding strikes for cause.

(c) Any controversy concerning whether a Dispute is arbitrable, whether arbitration has been waived, whether a Party to or assignee of this Agreement is bound to arbitrate, or as to the interpretation, applicability or enforceability of this Article XII shall be determined by the arbitrators. In resolving any Dispute, the Parties intend that the arbitrators shall apply applicable Tax Laws and the substantive Laws of the State of New York, without regard to any choice of Law principles thereof that would mandate the application of the Laws of another jurisdiction. The Parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable, and any award rendered by the arbitrators shall be final and binding on the Parties. The Parties agree to comply and cause the members of their applicable Group to comply with any award made in any such arbitration proceedings and agree to enforcement of or entry of judgment upon such award, in any court of competent jurisdiction, including but not limited to (a) the Supreme Court of the State of New York, New York County, or (b) the United States District Court for the Southern District of New York. The arbitrators shall be entitled, if appropriate, to award any remedy in such proceedings in accordance with the terms of this Agreement and applicable Law, including monetary damages, specific performance and all other forms of legal and equitable relief; provided, however, the arbitrators shall not be entitled to award punitive, exemplary, treble or any other form of non-compensatory damages unless in connection with indemnification for a third-party claim (and in such a case, only to the extent awarded in such third party claim). Without limiting the provisions of the Rules, unless otherwise agreed in writing by or among the relevant Parties or permitted by this Agreement, the relevant Parties shall keep, and shall cause the members of their applicable Group to keep, confidential all matters relating to the arbitration or the award, and any negotiations, conferences and discussions pursuant to Section 12.1 shall be treated as compromise and settlement negotiations and the existence of the arbitration, the pleadings submitted therein and the outcome thereof shall be kept confidential by all of the Parties thereto; provided, that such matters may be disclosed (i) to the extent reasonably necessary in any proceeding brought to enforce the award or for entry of a judgment upon the award and (ii) to the extent otherwise required by Law or the regulations of any stock exchange. Nothing said or disclosed, nor any document produced, in the course of any negotiations, conferences and discussions that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation. Nothing contained herein is intended to or shall be construed to prevent any Party, from applying to any court of competent jurisdiction for interim measures or other provisional relief in connection with the subject matter of any Disputes. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect.

Section 12.3 Continuity of Service and Performance. Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement during the course of Dispute resolution pursuant to the provisions of this Article XII with respect to all matters not subject to such Dispute resolution.

Section 12.4 Costs. Except as otherwise may be provided in this Agreement, the costs of any mediation or arbitration pursuant to this Article XII shall be borne by the losing Party or Parties in such proportion as the arbitrator or arbitrators determine based on the facts and circumstances.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Certain representations.

(a) Realogy represents and warrants that it has no plan or intention (and it has no plan or intention to cause any of its Affiliates) to sell, transfer, exchange or otherwise dispose of (or cause to be sold, transferred or otherwise disposed of) any of the stock of Realogy Intellectual Property Holdings, I, a Delaware corporation and a direct, wholly-owned subsidiary of Cendant Real Estate Services Group, LLC, or liquidate (or cause to be liquidated) Realogy Intellectual Property Holdings, I, convert (or cause to be converted) Realogy Intellectual Property Holdings, I, into another Person, or merge (or cause to be merged) Realogy Intellectual Property Holdings, I with any other Person.

(b) Realogy represents and warrants that it has no plan or intention (and it has no plan or intention to cause any of its Affiliates) to sell, transfer, exchange or otherwise dispose of (or cause to be sold, transferred or otherwise disposed of) any of the stock of Realogy Intellectual Property Holdings, II, a Delaware corporation and a direct, wholly-owned subsidiary of Cendant Real Estate Services Group, LLC, or liquidate (or cause to be liquidated) Realogy Intellectual Property Holdings, II, convert (or cause to be converted) Realogy Intellectual Property Holdings, II into another Person, or merge (or cause to be merged) Realogy Intellectual Property Holdings, II with any other Person.

(c) Realogy represents and warrants that it has no plan or intention (and it has no plan or intention to cause any of its Affiliates) to sell, transfer, exchange or otherwise dispose of (or cause to be sold, transferred or otherwise disposed of) any of the stock of:

(i)	ERA TM Corp. (fka Cleveland Financial Services Group, Inc.), a California corporation the issued and outstanding stock of which is held fifty percent (50%) by Realogy Intellectual Property Holdings, I and fifty percent (50%) by Realogy Intellectual Property Holdings, II, or liquidate (or cause to be liquidated) ERA TM Corp. convert (or cause to be converted) ERA TM Corp. into another Person, or merge (or cause to be merged) ERA TM Corp. with any other Person.

(ii)	C21 TM Corp. (fka Seville Properties, Inc.), a California corporation the issued and outstanding stock of which is held fifty percent (50%) by Realogy Intellectual Property Holdings, I and fifty percent (50%) by Realogy Intellectual Property Holdings, II, or liquidate (or cause to be liquidated) C21 TM Corp., convert (or cause to be converted) C21 TM Corp. into another Person, or merge (or cause to be merged) C21 TM Corp. with any other Person.

(iii)	CB TM Corp. (fka Cornish & Carey Residential, Inc.), a California corporation the issued and outstanding stock of which is held fifty percent (50%) by Realogy Intellectual Property Holdings, I and fifty percent (50%) by Realogy Intellectual Property Holdings, II, or liquidate (or cause to be liquidated) CB TM Corp., convert (or cause to be converted) CB TM Corp. into another Person, or merge (or cause to be merged) CB TM Corp. with any other Person.

Section 13.2 Counterparts; Facsimile Signatures. This Agreement may be executed in more than one counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. For purposes of this Agreement, facsimile signatures shall be deemed originals.

Section 13.3 Survival. Except as otherwise contemplated by this Agreement or any Ancillary Agreement, all covenants and agreements of the Parties contained in this Agreement and each Ancillary Agreement shall survive the Realogy Distribution Date and remain in full force and effect in accordance with their applicable terms, provided, however, that all indemnification for Taxes shall survive until 90 days following the expiration of the applicable statute of limitations (taking into account all extensions thereof), if any, of the Tax that gave rise to the indemnification, provided, further, that, in the event of notice for indemnification has been given within the applicable survival period, such indemnification shall survive until such time as such claim is finally resolved.

Section 13.4 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 13.4):

To Cendant:

Prior to the Final Separation Date:

Cendant Corporation

9 West 57th Street

New York, New York 10019

Attn: General Counsel

Facsimile: (212) 413-1826

Prior to and following the Final Separation Date:

Cendant Corporation

Six Sylvan Way

Parsippany, New Jersey 07054

Attn: General Counsel

Facsimile: (973) 496-3712

To Realogy:

Realogy Corporation

One Campus Drive

Parsippany, New Jersey 07054

Attn: General Counsel

Facsimile: (973) 496-1127

To Wyndham:

Wyndham Worldwide Corporation

Seven Sylvan Way

Parsippany, New Jersey 07054

Attn: General Counsel

Facsimile: (973) 496-5915

To Travelport:

Travelport, Inc.

339 Jefferson Road

Parsippany, New Jersey 07054

Attn: General Counsel

Facsimile: (973) 496-6160

Section 13.5 Waivers. The failure of any Party to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.

Section 13.6 Amendments. Subject to the terms of Section 13.9 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties.

Section 13.7 Assignment. Except as otherwise provided for in this Agreement, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Parties, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, that a Party may assign this Agreement in connection with a merger transaction in which such Party is not the surviving entity or the sale by such Party of all or substantially all of its Assets; provided, that the surviving entity of such merger or the transferee of such Assets shall agree in writing, reasonably satisfactory to the other Parties, to be bound by the terms of this Agreement as if named as a “Party” hereto.

Section 13.8 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.

Section 13.9 Certain Termination and Amendment Rights. This Agreement (including indemnification obligations hereunder) may be terminated and each Distribution may be amended, modified or abandoned at any time prior to the Realogy Distribution Date by and in the sole discretion of Cendant without the approval of Realogy, Wyndham or Travelport or the stockholders of Cendant. In the event of such termination, no Party shall have any liability of any kind to any other Party or any other Person.

(a) Subject to Section 13.9(b):

(i)	after the Realogy Distribution Date but prior to the Wyndham Distribution Date, this Agreement may not be terminated except by an agreement in writing signed by Cendant and Realogy.

(ii)	after the Wyndham Distribution Date, but prior to the Travelport Distribution Date, this Agreement may not be terminated except by an agreement in writing signed by Cendant, Realogy and Wyndham; provided, that if the Travelport Distribution Date is prior to the Wyndham Distribution Date, by an agreement in writing signed by each of the Parties.

(iii)	after the Travelport Distribution Date, this Agreement may not be terminated except by an agreement in writing signed by each of the Parties; provided, that if the Travelport Distribution Date is prior to the Wyndham Distribution Date, by an agreement in writing signed by Cendant, Realogy and Travelport.

(iv)	Notwithstanding anything to the contrary contained in Section 13.9(a)(i), Section 13.9(a)(ii) or Section 13.9(a)(iii) (but, for the avoidance of doubt, subject to Section 13.9(b));

(A) any indemnification provided for hereunder shall not be terminated or amended after the Realogy Distribution Date in a manner adverse to the third party beneficiaries thereof without the consent of any such Person; and

(B) this Agreement may be terminated or amended as among any Parties that remain Affiliates (without regard to the last sentence of such definition), so long as such amendment does not adversely affect any Party that is no longer an Affiliate, in which case, only with the consent of such Party.

(b) In the event the Travelport Distribution occurs after December 31, 2006, Cendant shall amend this Agreement to provide:

(i)	for Travelport’s liability for Taxes imposed on a Cendant Shared Entity for Tax years beginning after December 31, 2006 (other than Travelport Distribution Taxes) and the filing of Tax Returns and payments of Taxes relating to Tax years beginning after December 31, 2006, Refunds relating to Tax years beginning after December 31, 2006, amendment of Tax Returns for Tax years beginning after December 31, 2006 and certain other customary Tax matters relating to Tax years beginning after December 31, 2006, provided, however, that any such amendment shall be subject to the consent of Realogy and Wyndham, which consent shall not be unreasonably withheld or delayed;

(ii)

in connection with any Final Determination with respect to any Audit relating to the Tax year in which the Travelport Distribution occurs, that Realogy, Wyndham and Travelport, respectively, shall be liable for and shall pay or cause to be paid to Cendant their respective portion of the Tax liability resulting from the aggregate amount of all income and gain directly attributable to or resulting from the Travelport Distribution failing to qualify as a reorganization within the meaning of Sections 368(a)(1)(D) and 355 of the Code or as a distribution within the meaning of Section 355 of the Code, as the case may be, or the application of Sections 355(d) or (e) of the Code to the Travelport Distribution, to the extent such income or gain does not result and is not directly attributable to the Fault of any Party and/or its Affiliates, which portion shall determined in a manner consistent with the principles of the Realogy Audit Sharing Percentage, the Wyndham Audit Sharing Percentage, the Travelport Audit Sharing Percentage and Section 8.8,

(iii)	in connection with any Final Determination with respect to any Audit relating to the Tax year in which the Travelport Distribution occurs, that Cendant shall be liable for and shall pay or cause to be paid to the applicable Taxing Authority the Tax liability resulting from the aggregate amount of all income and gain directly attributable to or resulting from the Travelport Distribution failing to qualify as a reorganization within the meaning of Sections 368(a)(1)(D) and 355 of the Code or as a distribution within the meaning of Section 355 of the Code, as the case may be, or the application of Sections 355(d) or (e) of the Code to the Travelport Distribution, to the extent such income or gain results or is directly attributable to the Fault of Cendant or its Affiliates, which liability shall determined in a manner consistent with the principles of the Cendant Audit Sharing Percentage and Section 8.8;

(iv)	in connection with any Final Determination with respect to any Audit relating to the Tax year in which the Travelport Distribution occurs, that Travelport shall be liable for and shall pay or cause to be paid to Cendant the Tax liability resulting from the aggregate amount of all income and gain directly attributable to or resulting from the Travelport Distribution failing to qualify as a reorganization within the meaning of Sections 368(a)(1)(D) and 355 of the Code or as a distribution within the meaning of Section 355 of the Code, as the case may be, or the application of Sections 355(d) or (e) of the Code to the Travelport Distribution, to the extent such income or gain results or is directly attributable to the Fault of Travelport or its Affiliates, which liability shall determined in a manner consistent with the principles of the Travelport Audit Sharing Percentage and Section 8.8; and

(v)	provisions that are substantially similar to the principles set forth in Section 8.9 (relating to lost net operating loss carryovers or Credit Carryovers as a result of an Audit) and to the other provisions of this Agreement to the extent not described above.

Section 13.10 No Circumvention. The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action, or cause or allow any member of any such Party’s Group to take any actions (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement, the Separation and Distribution Agreement or any other Ancillary Agreement (including adversely affecting the rights or ability of any Party to successfully pursue indemnification or payment pursuant to the provisions of this Agreement).

Section 13.11 Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party on and after the applicable Distribution Date.

Section 13.12 Third Party Beneficiaries. Except as provided in Article VI relating to Indemnitees, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 13.13 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 13.14 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 13.15 Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws, and not the Laws governing conflicts of Laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law), of the State of New York.

Section 13.16 Consent to Jurisdiction. Subject to the provisions of Article XII, each of the Parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York (the “New York Courts”), for the purposes of any suit, action or other proceeding to compel arbitration or for provisional relief in aid of arbitration in accordance with Article XII or to prevent irreparable harm, and to the non-exclusive jurisdiction of the New York Courts for the enforcement of any award issued there under. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the New York Courts with respect to any matters to which it has submitted to jurisdiction in this Section 13.16. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the New York Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 13.17 Specific Performance. The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

Section 13.18 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.18.

Section 13.19 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 13.20 Force Majeure. No Party (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure (as defined in the Separation and Distribution Agreement). A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event: (a) notify the other applicable Parties of the nature and extent of any such Force Majeure condition and (b) use due diligence to remove any such causes and resume performance under this Agreement as soon as feasible.

Section 13.21 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 13.22 Changes in Law.

(a) Any reference to a provision of the Code, Treasury Regulations, or a Law of another jurisdiction shall include a reference to any applicable successor provision or Law.

(b) If, due to any change in applicable Law or regulations or their interpretation by any court of Law or other governing body having jurisdiction subsequent to the date hereof, performance of any provision of this Agreement or any transaction contemplated hereby shall become impracticable or impossible, the Parties hereto shall use their commercially reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

Section 13.23 Authority. Each of the Parties hereto represents to each of the other Parties that (a) it has the corporate power (corporate or otherwise) and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and general equity principles.

Section 13.24 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. The Parties shall engage in good faith negotiations to replace any provision which is declared invalid, illegal or unenforceable with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision which it replaces.

Section 13.25 Tax Sharing Agreements. All Tax sharing, indemnification and similar agreements, written or unwritten, as between any of the Parties or their respective Subsidiaries, on the one hand, and any other Party or its respective Subsidiaries, on the other hand (other than this Agreement or in any other Ancillary Agreement or pursuant to any agreement relating to the Travelport Sale), shall be or shall have been terminated as of the applicable Tax Sharing Agreement Termination Date and, after the Tax Sharing Agreement Termination Date, none of such Parties (or their Subsidiaries) to any such Tax sharing, indemnification or similar agreement shall have any further rights or obligations under any such agreement.

Section 13.26 Exclusivity. Except as specifically set forth in the Separation and Distribution Agreement or any other Ancillary Agreement, all matters related to Taxes or Tax Returns of the Parties and their respectively Subsidiaries shall be governed exclusively by this Agreement. In the event of a conflict between this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement with respect to such matters, this Agreement shall govern and control.

Section 13.27 No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and year first above written.

CENDANT CORPORATION

/s/ Ronald L. Nelson
Name: Ronald L. Nelson
Title: President and Chief Financial Officer

REALOGY CORPORATION

/s/ Richard A. Smith
Name: Richard A. Smith
Title: Vice Chairman and President

WYNDHAM WORLDWIDE CORPORATION

/s/ Stephen P. Holmes
Name: Stephen P. Holmes
Title: Chairman and Chief Executive Officer

TRAVELPORT INC.

/s/ Eric J. Bock
Name: Eric J. Bock
Title: Executive Vice President and General Counsel

SCHEDULE A

Scheduling of Combined State Tax Returns for 2005

Jurisdiction	Assume Travelport Sold	Assume Travelport Spin	To be Completed by (2006)

AK	Wyndham	Wyndham	9/15

AL	Wyndham	Travelport	9/1

AR	Wyndham	Wyndham	9/1

AZ	Realogy	Realogy	9/15

CA	Cendant	Cendant	9/29

CO	Realogy	Travelport	9/15

CT	Wyndham	Travelport	9/15

DC	Realogy	Realogy	9/1

FL	Cendant	Cendant	9/15

HI	Realogy	Travelport	9/15

IA	Cendant	Travelport	9/15

ID	Realogy	Realogy	9/15

IL	Cendant	Travelport	9/15

IN	Wyndham	Wyndham	9/15

KS	Wyndham	Wyndham	9/15

KY	Realogy	Realogy	9/15

MA	Realogy	Realogy	9/1

ME	Wyndham	Wyndham	9/15

MN	Cendant	Travelport	9/15

MS	Cendant	Cendant	9/1

MT	Realogy	Realogy	9/15

ND	Wyndham	Wyndham	9/15

NE	Wyndham	Wyndham	9/15

NH	Realogy	Travelport	9/15

NM	Cendant	Cendant	9/1

NYC	Cendant	Cendant	10/31

NYS	Cendant	Cendant	10/31

OH	Wyndham	Wyndham	9/15

OK	Cendant	Cendant	9/15

OR	Cendant	Cendant	9/15

OR-M	Cendant	Cendant	9/15

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RI	Wyndham	Wyndham	9/1

SC	Realogy	Realogy	9/1

UT	Wyndham	Travelport	9/15

VA	Realogy	Realogy	9/15

VT	Realogy	Realogy	9/15

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SCHEDULE B – Page 1

Pre-2007 Separate Company Shared Taxes

Issue	Spinco Parties	Type of Return	Year(s)	Amount

Galileo India Income Tax Assessments	Travelport	Income Tax	2005	3,109,000

Hotel Occupancy Tax Issues	Wyndham	Sales & Occupancy Tax	2001-2004	2,454,594

Hotel Occupancy Tax Issues	Travelport	Sales & Occupancy Tax	2001-2004	487,500

General Transfer Pricing	Wyndham	Income Tax	2003-2005	6,644,000

General Transfer Pricing	Travelport	Income Tax	2003-2005	10,719,000

Various State Tax Exposures	Realogy	Income Tax	1994-2005	1,666,439

Various State Tax Exposures	Wyndham	Income Tax	1992-2005	2,639,868

Various State Tax Expenses	Travelport	Income Tax	1992-2005	103,563

Sales & Use Tax Issues	Realogy	Sales & Use	2001-2004	3,660

Sales & Use Tax Issues	Wyndham	Sales & Use	1990-2001	1,378,600

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SCHEDULE C

CERTAIN TAX ATTRIBUTES

	Spinco Party	Approximate Gross Deferred Tax Asset at 12/31/05 (millions)

Tax basis difference in assets of foreign subsidiaries (as noted in footnote 6 of the Wyndham Worldwide Form 10)	Wyndham	$308

Tax basis in Coldwell Banker trademark	Realogy	$549

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SCHEDULE D

EMPLOYEE RATES

Title of Employee	Rate

Executive Vice President	$250	per hour

Vice President	$150	per hour

Director	$125	per hour

Manager and below	$100	per hour

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EXHIBIT A

PROJECT NOVA — TRANSACTIONS STEPS

INDEX OF DEFINED TERMS

Avis Budget Car Rental, LLC	4
Avis Budget Holdings, LLC	5
Avis Car Rental Group, LLC	4
Avis Group Holdings, LLC	4
Avis Rent A Car Systems, LLC	4
BRACS	8
CCRG Canada	8
CD Intellectual Property Holdings Contribution	6
CDRE TM Corp	15
Cendant	4
Cendant Hospitality	4
Cendant Internet	1
Cendant Internet Merger	1
Cendant Operations	2
Cendant Operations Dividend Note	21
Cendant Operations Merger	15
Cendant Supplier Services	2
Cendant Supplier Services Dividend Note	21
Century 21 Dividend Note	22
Century 21 IP Company	17
CFHC LLC	1
Coldwell Banker Dividend Note	21
Coldwell Banker IP Company	17
Days Inn	2
Days Inn Dividend Note	21
Dividend Notes	21
EMEA	12
Equivest	13
Equivest Capital	14
Equivest Capital LLC	14
ERA IP Company	17
Fairfield	2
Fairfield Dividend Note	21
Fairfield Note	9
Fairfield Resorts	9
FMSI	14
GIT	12
GIW	12
Knight/Villager Dividend Note	21
Knights Dividend Note	21
Ramada Worldwide Dividend Note	21

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RCI Dividend Note	22
RCI Global	1
RCI TM Corp.	7
Real Estate IP Companies	17
Realogy	6
Realogy Distribution	20
Realogy Franchise Group, Inc.	7
Realogy Intellectual Property Holdings I, Inc.	6
Realogy Intellectual Property Holdings II, Inc.	7
Realogy Operations, Inc.	7
Realogy Services Group LLC	3
Super 8 Dividend Note	21
TDS Operations	7
TM Acquisition	17
TM Acquisition Hospitality IP	17
TM Acquisition IP	17
TM Acquisition Merger	17
TM Acquisition Patent Contribution	19
TM Acquisition RCI IP	17
TM Acquisition Real Estate IP	17
Travel Link	13
Travel Link Merger	13
Travelodge Dividend Note	21
Travelport	5
Travelport Contribution	6
Travelport Distribution	20
Trendwest	9
Trendwest Note	10
WHG TM Corp.	7
Wizcom	5
Wizcom Merger	5
Wizcom, Inc.	5
WVO	10
WWCI	8
Wyndham Finance UK	12
Wyndham Hotel Group, LLC	7
Wyndham Worldwide	2
Wyndham Worldwide Distribution	20
Wyndham Worldwide Operations	8

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TO INSURE COMPLIANCE WITH TREASURY DEPARTMENT REGULATIONS, WE ADVISE YOU THAT, UNLESS OTHERWISE EXPRESSLY INDICATED, ANY FEDERAL TAX ADVICE CONTAINED HEREIN WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF (I) AVOIDING TAX-RELATED PENALTIES UNDER THE INTERNAL REVENUE CODE OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TAX-RELATED MATTERS ADDRESSED HEREIN.

Transaction effected on or prior to 12/31/05

1.	Cendant Internet Group, Inc. (DE) (“Cendant Internet”), Dividend Notes and Preferred Stock of Real Estate Services, Inc.

(a)	Cendant Finance Holding Company LLC (DE) (“CFHC LLC”) and Century 21 Real Estate LLC (DE) cancel the Century 21 Dividend Note. (Effected December 31, 2005.)

(b)	Cendant Vacation Holdco, Inc. (DE) (later renamed RCI Global Vacation Network, Inc.) (“RCI Global”) contributes the RCI Dividend Note to RCI General Holdco 2, Inc. (DE). (Effected December 31, 2005.) Immediately thereafter, such note is cancelled. (Effected December 31, 2005.)

(c)	Coldwell Banker Corporation (DE) contributes the Coldwell Banker Dividend Note to Coldwell Banker Real Estate Corporation (CA). (Effected December 31, 2005.) Immediately thereafter, such note is cancelled. (Effected December 31, 2005.)

(d)	Cendant Internet merges with and into CFHC LLC, with CFHC LLC surviving (the “Cendant Internet Merger”). (Effected December 31, 2005. 10:00 A.M.) As a result of the merger, CFHC LLC will acquire the following 9 Dividend Notes: (1) the Cendant Operations Dividend Note; (2) the Cendant Supplier Services Dividend Note; (3) the Days Inn Dividend Note; (4) the Ramada Worldwide Dividend Note; (5) the Super 8 Dividend Note, (6) the Knights/Villager Dividend Note; (7) the Knights Dividend Note; (8) the Travelodge Dividend Note; and (9) the Fairfield Dividend Note.

(e)	Immediately after the Cendant Internet Merger:

(a)	Fairfield Dividend Note.

(1)	CFHC LLC contributes the Fairfield Dividend Note to RCI Global, formerly known as Cendant Vacation Holdco, Inc. (Effected December 31, 2005 immediately after the Cendant Internet Merger.)

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(2)	Immediately thereafter, RCI Global, formerly known as Cendant Vacation Holdco, Inc., contributes the Fairfield Dividend Note to RCI General Holdco 2, Inc. (DE). (Effected December 31, 2005 immediately after the contribution of the Fairfield Dividend Note by CFHC LLC to RCI Global)

(3)	Immediately thereafter, RCI General Holdco 2, Inc. (DE) contributes the Fairfield Dividend Note to Fairfield Resort Management Services, Inc. (IN) (“Fairfield”). (Effected December 31, 2005 immediately after the contribution of the Fairfield Dividend Note by RCI Global. to RCI General Holdco 2, Inc.) Immediately thereafter, such note is cancelled. (Effected December 31, 2005.)

(b)	Cendant Operations Dividend Note. CFHC LLC contributes to Cendant Operations, Inc. (DE) (“Cendant Operations”) the Cendant Operations Dividend Note. (Effected December 31, 2005.) Immediately thereafter, such note is cancelled. (Effected December 31, 2005.)

(c)	Cendant Supplier Services Dividend Note. CFHC LLC contributes to Cendant Supplier Services, Inc. (DE) (“Cendant Supplier Services”) the Cendant Supplier Services Dividend Note. (Effected December 31, 2005.) Immediately thereafter, such note is cancelled. (Effected December 31, 2005.)

(d)	Dividend Notes issued by subsidiaries of Cendant Hotel Group, Inc. (DE) (“Wyndham Worldwide”).

(1)	CFHC LLC contributes to Wyndham Worldwide: (i) the Days Inn Dividend Note, (ii) the Ramada Worldwide Dividend Note, (iii) the Super 8 Dividend Note, (iv) the Knights/Villager Dividend Note, (v) the Knights Dividend Note and (vi) the Travelodge Dividend Note. (Effected December 31, 2005.)

(2)	Immediately thereafter:

(A)	Wyndham Worldwide contributes the Days Inn Dividend Note to Days Inn of America, Inc. (DE) (“Days Inn”). (Effected December 31, 2005 immediately after the contribution of the Days Inn Dividend Note by CFHC LLC to Wyndham Worldwide.) Immediately thereafter, such note is cancelled. (Effected December 31, 2005.)

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(B)	Wyndham Worldwide contributes the Ramada Franchise Dividend Note to RamadaWorldwide, Inc. (DE). (Effected December 31, 2005 immediately after the contribution of the Ramada Worldwide Dividend Note by CFHC LLC to Wyndham Worldwide.) Immediately thereafter, such note is cancelled. (Effected December 31, 2005.)

(C)	Wyndham Worldwide contributes the Super 8 Dividend Note to Super 8 Motels, Inc. (DE). (Effected December 31, 2005 immediately after the contribution of the Super 8 Dividend Note by CFHC LLC to Wyndham Worldwide.) Immediately thereafter, such note is cancelled. (Effected December 31, 2005.)

(D)	Wyndham Worldwide contributes the Knights/Villager Dividend Note and the Knights Dividend Note to Knights Franchise Systems, Inc. (DE). (Effected December 31, 2005 immediately after the contribution of the Knights/Villager Dividend Note and the Knights Dividend Note by CFHC LLC to Wyndham Worldwide.) Immediately thereafter, both such notes are cancelled. (Effected December 31, 2005.)

(E)	Wyndham Worldwide contributes the Travelodge Dividend Note to Travelodge Hotels, Inc. (DE). (Effected December 31, 2005 immediately after the contribution of the Travelodge Dividend Note by CFHC LLC to Wyndham Worldwide.) Immediately thereafter, such note is cancelled. (Effected December 31, 2005.)

(e)	Real Estate Services, Inc. Preferred Stock.

(1)	CFHC LLC contributes all of the outstanding preferred stock of Real Estate Services, Inc. to Cendant Real Estate Services, Group LLC (DE) (“Realogy Services Group LLC”). (Effected December 31, 2005.)

(2)	Immediately after such contribution, Realogy Services Group LLC contributes such preferred stock to NRT Incorporated (DE). (Effected December 31, 2005 immediately following the contribution of the preferred stock of Real Estate Services, Inc. from CFHC LLC to Realogy Services Group LLC.)

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2.	HFS Licensing, Inc. (DE). CFHC LLC contributes to Realogy Services Group LLC all of the outstanding stock of HFS Licensing, Inc. (DE). (Effected December 31, 2005.)

3.	Cendant Franchise Finance, Inc. (DE). CFHC LLC contributes to Realogy Services Group LLC and of the outstanding stock of Cendant Franchise Finance, Inc. (DE). (Effected December 31, 2005.)

4.	Cendant Global Services, Inc. (DE). CFHC LLC contributes to Realogy Services Group LLC all of the outstanding stock of Cendant Global Services, Inc. (DE). (Effected December 31, 2005.)

5.	Cendant Hospitality, Inc. (DE) (“Cendant Hospitality”). Cendant Corporation (DE) (“Cendant”) contributes to CFHC LLC all of the outstanding stock of Cendant Hospitality. (Effected December 31, 2005.)

Transactions to be effected after December 31, 2005

6.	Car Rental Group Restructuring.

(a)	Conversions. The following Delaware corporations will be converted into Delaware limited liability companies on the dates set forth below.

(a)	Cendant Car Rental Group, Inc. (DE) (resolutions executed and conversion effective as of January 9, 2006) (such successor limited liability company, “Avis Budget Car Rental, LLC”).

(b)	Avis Car Rental Group, Inc. (DE) (resolutions executed and conversion effective as of January 12, 2006) (such successor limited liability company, “Avis Car Rental Group, LLC”).

(c)	Avis Group Holdings, Inc. (DE) (resolutions executed and conversion effective as of January 17, 2006) (such successor limited liability company, “Avis Group Holdings, LLC”).

(d)	Avis Rent A Car Systems, Inc. (DE) (resolution executed and conversion effective as of January 19, 2006) (such successor limited liability company, “Avis Rent A Car Systems, LLC”).

(b)	Formation of limited liability company by CFHC LLC and contribution by CFHC LLC to newly formed limited liability company of all of the membership interests of Avis Budget Car Rental, LLC.

(a)	CFHC LLC forms a Delaware limited liability company (“Avis Budget Holdings, LLC”) (effected March 16, 2006).

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(b)	CFHC LLC contributes all of the outstanding membership interests in Avis Budget Car Rental, LLC to Avis Budget Holdings, LLC (effected April 3, 2006).

(c)	Formation of corporation by Avis Budget Car Rental, LLC.

(a)	Avis Budget Car Rental, LLC forms a Delaware corporation, Avis Budget Finance, Inc. (effected March 16, 2006).

(d)	Wizcom International, Inc. (DE) (“Wizcom”)

(a)	Wizcom Merger. Wizcom merges with and into CFHC LLC, with CFHC LLC continuing as the surviving entity (“Wizcom Merger”) (effected March 23, 2006).

(b)	Contributions by CFHC LLC to Avis Budget Car Rental, LLC. After the Wizcom Merger, CFHC LLC contributes to Avis Budget Car Rental Group, LLC:

(1)	The real property in Virginia Beach and all assets and contracts relating to the Wizard System that it received in the Wizcom Merger (effected March 24, 2006);

(2)	Any remaining assets and liabilities primarily related to the Car Rental business that it received in the Wizcom Merger not contributed pursuant to step (1) above (effected May 17, 2006).

(c)	Contributions by CFHC LLC to Travelport.

(1)	Travelport Inc. (formerly known as Cendant Travel Distribution Services Group, Inc.) (DE) (“Travelport”) forms a Delaware corporation, Wizcom, Inc. (“Wizcom, Inc.”) (effected January 5, 2006).

(2)	After the Wizcom Merger, CFHC LLC contributes to Travelport all assets and liabilities primarily related to the Travel Distribution services business that it received in the Wizcom Merger (including the assets and contracts relating to Travelport’s Wizcom business) (such contribution, the “Travelport Contribution”) (effected May 22, 2006); and

(3)	After the Travelport Contribution, Travelport contributes those assets it received in the Travelport Contribution to Wizcom, Inc. (effected May 31, 2006).

(e)	CD Intellectual Property Holdings, LLC (“CD Intellectual Property Holdings”)

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(a)	Contributions by CD Intellectual Property Holdings to Realogy entities, Wyndham entities, Travelport entities and RCI TM Corp.

(1)	CD Intellectual Property Holdings contributes to Realogy, Wyndham, Travelport and RCI TM Corp. all assets and liabilities relating to certain patents and patent license rights (such contribution, the “CD Intellectual Property Holdings Contribution”) (effected July 26, 2006); and

(2)	After the CD Intellectual Property Holdings Contribution, each of Realogy, Wyndham Worldwide and Travelport contributes those assets and liabilities it received in the CD Intellectual Property Holdings Contribution to Realogy Operations, Inc., Wyndham Worldwide Operations, Inc. and Travelport Operations, Inc. (effected July 26, 2006).

(f)	Software Contributions

(a)	Cendant shall contribute to CFHC all of its rights to certain software (“Shared Corporate Proprietary Software”) (effected July 27, 2006);

(b)	Thereafter CFHC shall (i) grant to Realogy, Wyndham and Travelport a license to certain Shared Corporate Proprietary Software (“Realogy Licenses”, “Wyndham Licenses” and “Travelport Licenses”, as applicable), and (ii) contribute to Realogy a license to the Shared Corporate Proprietary Software known as “Cendant Legal Internet Portal” (“CLIP” and “CLIP License”, as applicable) (effected July 27, 2006);

(c)	Thereafter CFHC shall (i) contribute to Realogy certain Shared Corporate Proprietary Software (“Realogy Owned Software”), (ii) contribute to Wyndham the CLIP and certain Shared Corporate Proprietary Software (“Wyndham Owned Software”), and (iii) contribute to Travelport certain Shared Corporate Proprietary Software (“Travelport Owned Software”) (effected July 27, 2006);

(d)	Thereafter (i) Realogy shall contribute to Realogy Operations, Inc. the Realogy Owned Software, the Realogy Licenses and the CLIP License, (ii) Wyndham shall contribute to Wyndham Worldwide Operations, Inc. the Wyndham Owned Software and the Wyndham Licenses, and (iii) Travelport shall contribute to Travelport Operations, Inc. the Travelport Owned Software and the Travelport Licenses (effected July 27, 2006).

7.	Formation of Certain Corporations.

(a)	Realogy and Subsidiaries

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(a)	CFHC LLC forms a Delaware corporation, Realogy Corporation (“Realogy”) (effected January 27, 2006);

(b)	Realogy forms a Delaware corporation, Realogy Intellectual Property Holdings I, Inc. (“Realogy Intellectual Property Holdings I, Inc.”) (effected March 14, 2006);[1]

(c)	Realogy forms a Delaware corporation, Realogy Intellectual Property Holdings II, Inc. (“Realogy Intellectual Property Holdings II, Inc.”) (effected March 14, 2006);[2]

(d)	Real Estate Operations, Inc. (formerly, Jon Douglas Company, now “Realogy Operations, Inc.”) (CA), a direct, wholly-owned subsidiary of Cendant Operations, forms a Delaware corporation, FedState Strategic Consulting, Incorporated (effected March 27, 2006); and

(e)	Realogy Services Group LLC forms a Delaware corporation, Real Estate Franchise Group, Inc. (“Realogy Franchise Group, Inc.”) (effected January 10, 2006).[3]

(b)	Wyndham Worldwide and Subsidiaries.

(a)	Wyndham Worldwide forms a Delaware limited liability company, Wynhdam Hotel Group, LLC formerly known as CHG Brands Holdings, LLC (“Wyndham Hotel Group, LLC”) (effected December 14, 2005);

(b)	Wyndham Worldwide forms a Delaware corporation, RCI TM Corp. (“RCI TM Corp.”) (effected December 14, 2005); and

(c)	Wyndham Worldwide forms a Delaware corporation, WHG TM Corp. (formerly known as CHG TM Corp.) (“WHG TM Corp.”) (effected December 14, 2005).

[1]	Will own 50% of each of the Real Estate IP Companies.

[2]	Will own 50% of each of the Real Estate IP Companies

[3]

Realogy Franchise Group, Inc. (formerly known as Real Estate Franchise Group, Inc.) will be the real estate operations company for the brands only and will be renamed Realogy Franchise Group Inc. Realogy Operations, Inc. (formerly, Jon Douglas Company, a direct, wholly-owned subsidiary of Cendant Operations) will be the operations company for the remaining operations of Realogy and will be renamed Realogy Operations, Inc.

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(c)	Travelport and Subsidiaries. Travelport forms a Delaware corporation, TDS Operations, Inc. (“TDS Operations”) (effected January 5, 2006); and

8.	Wyndham Worldwide Restructuring.

(a)	Cendant Hospitality. CFHC LLC contributes to Wyndham Worldwide all of the outstanding stock of Cendant Hospitality (effected January 13, 2006).

(b)

Cendant Transportation Corp. (DE) (“Wyndham Worldwide Operations”). CFHC LLC contributes to Wyndham Worldwide all of the outstanding stock of Wyndham Worldwide Operations, formerly known as Cendant Transportation) (effected February 17, 2006).[4]

(c)	Cendant Canada.

(a)	Wyndham Worldwide forms a Canadian corporation, Wyndham Worldwide Canada Inc. (“WWCI”) (effected April 13, 2006).

(b)	WWCI purchases for $16.1 million Canadian from Cendant Canada all of its assets and liabilities related to lodging business (effected June 1, 2006).

(c)	After the sale described in 8(c)(a), CFHC LLC effects a stock split with respect to the common shares of Cendant Canada from 1 share with a stated capital of $1.00 to 100 shares, each with a stated capital of $0.01, and then contributes 96% of the outstanding stock of Cendant Canada to Avis International Ltd. (effected July 31, 2006) and 4% of the outstanding stock of Cendant Canada to Budget Rent a Car Systems Inc. (DE) (“BRACS”) (effected July 31, 2006);

(d)	After the contributions described in 8(c)(c), Avis International Ltd. and BRACS each sell the outstanding stock of Cendant Canada to CCRG Canada ULC (“CCRG Canada”) for 4 common shares of CCRG Canada and 96 common shares of CCRG Canada, respectively (effected August 1, 2006);

(e)	After the sale described in 8(c)(d), CCRG Canada sells all the outstanding stock of Cendant Canada to WTH Canada, Inc. in exchange for 100 shares of WTH Canada, Inc. (effected August 2, 2006).

[4]	Cendant Transportation was initially renamed Hospitality Operations, Inc and will be renamed Wyndham Worldwide Operations, Inc.

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(d)	INTENTIONALLY OMITTED

(e)	Wyndham Worldwide contributes to Wyndham Hotel Group, LLC the following assets: (effected July 21, 2006).

(a)	all of the outstanding stock of Wingate Inns International, Inc. (DE);

(b)	all of the outstanding stock of Super 8 Motels, Inc. (SD);

(c)	all of the outstanding stock of Travel Rewards, Inc. (DE);

(d)	all of the outstanding stock of Cendant Hotel Group International (EAST), Inc. (DE);

(e)	all of the outstanding stock of Cendant Hotel Group International, Inc. (DE);

(f)	all of the outstanding stock of Knights Franchise Systems, Inc. (DE);

(g)	all of the outstanding stock of AmeriHost Franchise Systems, Inc. (DE);

(h)	all of the outstanding stock of Days Inn;

(i)	all of the outstanding stock of Travelodge Hotels, Inc. (DE);

(j)	all of the outstanding membership interests of Wyndham Hotels & Resorts, LLC (DE);

(k)	all of the outstanding stock of Aston Hotels & Resorts International, Inc. (DE);

(l)	all of the outstanding stock of Howard Johnson International, Inc. (DE);

(m)	all of the outstanding stock of Ramada Worldwide Inc. (DE);

(n)	all of the outstanding stock of Cendant Hotel Management, Inc. (DE);

(o)	all of the outstanding stock of Hotel TM Corp. (DE);

(p)	all of the outstanding stock of Cendant Hotel Group (BVI) Inc., a British Virgin Islands corporation; and

(q)	all of the outstanding stock of WHG TM Corp. (DE).

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(f)	Wyndham Worldwide Subsidiary Debt to Cendant

(a)	Cendant contributes the note owed by Fairfield Resorts, Inc. (DE) (“Fairfield Resorts”) to Cendant (the “Fairfield Note”) and the note owed by Trendwest Resorts, Inc. (OR) (“Trendwest”) to Cendant (the “Trendwest Note”) to CFHC LLC (effected July 14, 2006);

(b)	CFHC LLC contributes the Fairfield Note and the Trendwest Note to Wyndham Vacation Ownership, Inc. (DE), formerly known as Cendant Timeshare Resort Group, Inc. (“WVO”) (effected July 14, 2006);

(c)	WVO, formerly known as Cendant Timeshare Resort Group, Inc., contributes the Fairfield Note to Fairfield Resorts, and thereafter such Fairfield Note is cancelled (effected July 14, 2006); and

(d)	WVO, formerly known as Cendant Timeshare Resort Group, Inc., contributes the Trendwest Note to Trendwest, and thereafter such Trendwest Note is cancelled (effected July 14, 2006).

(g)	CFHC LLC contributes the following assets to Wyndham Worldwide

(a)	all of the issued and outstanding stock of WVO, formerly known as Cendant Timeshare Resort Group, Inc. (effected July 28, 2006); and

(b)	all of the issued and outstanding stock of Cendant Supplier Services, which was renamed WWC Supplier Services (effected May 17, 2006).

(h)	INTENTIONALLY OMITTED

(i)	Wyndham Worldwide contributes to Wyndham Hotel Group, LLC Certain contracts relating to the lodging business (effected at various times on or prior to the date of the Wyndham Worldwide Distribution, as defined below).

(j)	CFHC LLC contributes the following assets to RCI Global, formerly known as Cendant Vacation Holdco, Inc. (effected July 27, 2006).

(a)	all of the outstanding stock of RCI Pacific Pty. Ltd. (Australia);

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(b)	224,173 quotas of the outstanding quotas of RCI Brazil Ltda. (Brazil);[5]

(c)	all of the outstanding stock of Intercambios Endless Vacations IEV, Inc. (IN);

(d)	all of the outstanding stock of RCI Cayman Ltd.(Cayman);

(e)	99.98% (9,998 shares) of the outstanding stock of RCI Travel Club S.A. (Spain);[6]

(f)	all of the outstanding stock of Resort Condominium International de Venezuela, C.A. (Venezuela);

(g)	.04% of the outstanding stock of Resort Condominium International de Mexico S. de RL de CV (Mexico);[7] and

(h)	all of the outstanding stock of RCI Travel Pte. Ltd. (Singapore).

(k)	Certain international restructuring. The following have been or will be completed in the following and are necessary to complete the Wyndham spin.

(a)	Cendant pays $43 million to Galileo International, Inc. to pay down an intercompany payable balance (effected June, 2006).

(b)	Galileo International, Inc. purchases the stock of gta North America, Inc from Donvand, Ltd for $39,817,363 and the stock of Octopus Travel.com (USA) Ltd. from Octopus Travel Group Ltd. for $3,182,637 million. The combined purchase price is $42,999,726, subject to a valuation to be completed by Deloitte (effected June 1, 2006).

[5]	CFHC LLC owns 224,173 quotas of the outstanding quotas of RCI Brazil Ltda; the remaining outstanding quotas are owned by Resort Condominiums International, LLC (DE) (an indirect subsidiary of RCI Global).

[6]	CFHC LLC owns 99.98% (9,998 shares) of the outstanding stock of RCI Travel Club S.A.; the remaining stock is owned by the following two entities—.01% (1 share) is owned by RCI Europe (UK) (an indirect subsidiary of RCI Global/EMEA Holdings C.V. (Netherlands)) and .01% (1 share) is owned by RCI Espana S.A. (and indirect subsidiary of RCI Global/EMEA Holdings C.V. (Netherlands)).

[7]	CFHC LLC owns .04% of the outstanding stock of Resort Condominium International de Mexico S. de RL de CV (Mexico); the remaining 99.96% is owned by Resort Condominiums International, LLC (DE) (an indirect subsidiary of RCI Global).

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(c)	Donvand, Ltd and Octopus Travel Group Ltd. deposit the cash received in 8(k)(b) with Wyndham Finance UK (effected June, 2006).

(d)	Wyndham Finance UK makes a loan of $40.6 million Australian Dollars (approximately $30 million) to Travel Acquisition Corporation Pty Ltd (Australia) (effected June, 2006) (effected via book entry, interest on the loan is approximately LIBOR + 150 basis points).

(e)	Travel Acquisition Corporation Pty Ltd (Australia) repays a loan in the amount of $ 17.3 million Australian Dollars (approximately $12.8 million) that it owes to Trendwest South Pacific Pty Ltd (Australia) (effected June 16, 2006).

(f)	Trendwest South Pacific Pty Ltd (Australia) deposits the cash it received in 8(k)(e) above with Wyndham Finance UK (effected June, 2006 via book entry).

(g)	Travel Acquisition Corporation Pty Ltd (Australia) repays a loan in the amount of $40.6 million Australian Dollars (approximately $30 million) that it owes to We Try Harder Pty. Limited (effected June, 2006).

(h)	Avis Rent a Car Limited withdraws a deposit in the amount of 18.3 million New Zealand Dollars (approximately $11.3 million) from Wyndham Finance UK (effected June, 2006).

(i)	Cendant withdraws a deposit in the amount of $1.5 million from Wyndham Finance UK (effected June, 2006).

(j)	Cendant purchases all of the Wyndham Finance UK’s deposits and loans relating to Travelport entities for an amount equal to the net value of the assets (approximately $3.3 million) (effected via journal entry on July 21, 2006). As a result of such purchase, Cendant becomes the debtor and creditor with respect to all deposits and loans previously made by Wyndham Finance UK. Cendant records a payable to Wyndham Finance UK. Such payable will be settled by means of a dividend for approximately $1.9 million declared by the Wyndham Finance UK to Cendant (effected July 26, 2006).

(k)

RCI Global assumes the liability of Galileo International Technology, LLC, a Delaware limited liability company (“GIT”) on the loan from EMEA Holdings C.V., a Netherlands limited partnership (“EMEA”) and the liability of GIW Holdings C.V., a Netherlands limited partnership (“GIW”) on its loan from EMEA. Both sides of

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these loans are now within the Wyndham Worldwide chain. The parties shall treat such assumption as deemed capital contributions from Cendant to Travelport (all the way down the Travelport chain to GIT and GIW), followed by a deemed distribution from RCI Global to Cendant (effected July 26, 2006).

(l)	RCI, LLC distributes $452,685 receivable to Cendant (effected July 27, 2006).

(m)	RCI Global assumes the liabilities listed on Schedule B1 pursuant to an assignment and assumption agreement (effective July 27, 2006).

(n)	Travelport assumes the liabilities listed on Schedule B2 pursuant to an assignment and assumption agreement (effective July 27, 2006).

(o)	Cendant contributes to RCI Global the receivables listed on Schedule C1 (effective July 27, 2006).

(p)	Cendant contributes to Travelport the receivables listed on Schedule C2 (effective July 27, 2006).

(l)	After the transactions described in 8(k)(a)-(p)above have been effected, CFHC LLC contributes to Wyndham Worldwide all of the outstanding stock of RCI Global, formerly known as Cendant Vacation Holdco, Inc. (effected July 28, 2006).

(m)	Wyndham Finance UK. After the transactions described in 8(k)(a)-(p) above have been effected:

(a)	Cendant contributes 1% of the issued and outstanding stock of Wyndham Finance UK to Wyndham Worldwide (effected July 28, 2006);

(b)	Wyndham Worldwide contributes 1% of the issued and outstanding stock of Wyndham Finance UK to Wyndham Worldwide Operations (effected July 28, 2006); and

(c)	CFHC LLC contributes the remaining 99% of the issued and outstanding stock of Wyndham Finance UK to Wyndham Worldwide after the contribution described above in 8(m)(b)is effective (effective July 28, 2006).

(n)	Travel Rewards, Inc. (DE) (an indirect subsidiary of Wyndham Worldwide) purchases from Trip.com, Inc (DE) (an indirect subsidiary of Travelport) certain trademarks relating to Trip Rewards for $2.2 million (effected June 21, 2006).

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(o)	Travel Link Group, Inc. (DE) (“Travel Link”).

(a)	Travel Link Merger. Travel Link merges with and into CFHC LLC, with CFHC LLC continuing as the surviving entity (“Travel Link Merger”) (effected July 27, 2006).

(b)	Contributions by CFHC LLC to Wyndham Worldwide. After the Travel Link Merger, CFHC LLC contributes to Wyndham Worldwide certain assets relating to the lodging business (effected July 28, 2006).

(c)	Contributions by Wyndham Worldwide to Wyndham Hotel Group, LLC. After the Travel Link Merger and the contribution described in (b) above, Wyndham Worldwide contributes to Wyndham Hotel Group, LLC the assets received in Step 8(o)(b) (effected July 28, 2006).

(p)	Fairfield Resorts and Equivest Finance, Inc. (DE) (“Equivest”) Excess Loss Accounts. The following steps will be completed in the following order to address the Fairfield and Equivest excess loss accounts.

(a)	BFICP Corp. (DE) will merge with and into Equivest Capital, Inc. (DE) (“Equivest Capital”), with Equivest Capital continuing as the surviving entity (effected July 26, 2006);

(b)	After reclassing the Equivest Capital allowance account Equivest Capital will convert into a Delaware limited liability company (“Equivest Capital LLC”) (effected July 26, 2006);

(c)	St. Augustine Resort Development Group, Inc. (FL) will be converted into a Delaware limited liability company (effected July 26, 2006);

(d)	Equivest Florida, Inc. (DE) will merge with and into Equivest, with Equivest continuing as the surviving entity (effected July 26, 2006);

(e)	Equivest Texas, Inc. (DE) will convert into a limited liability company and will withdraw from Illinois (effected July 26, 2006); and

(f)	Fairfield Resorts will contribute all the of outstanding stock of the following entities to APEX Marketing, Inc. (AK) (“APEX”):

(1)	Vacation Break USA, Inc. (FL) (“Vacation Break”) (effected July 26, 2006); and

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(2)	Fairfield Management Services, Inc. (FL) (“FMSI”) (effected July 26, 2006).

(g)	After the contribution described in 8(p)(f)(2), APEX will contribute all of the stock of Vacation Break to FSMI (effected July 26, 2006).

(q)	RCI Technology Corp. RCI Technology Corp. converts into a Delaware limited liability company, RCI Technology LLC (effected July 26, 2006).

9.	TDS Restructuring.

(a)	Galileo Danmark ApS (an indirect subsidiary of Travelport) purchases from Cendant Denmark ApS (UK) (an indirect subsidiary of RCI Global, formerly known as Cendant Vacation Holdco, Inc.) all of the stock of Travelwire ApS for 1 Danish Kroner in cash (effected March 31, 2006).

(b)	Wizcom, Inc. purchases from Wizard Co., Inc. (a subsidiary of Avis Budget Car Rental, LLC) certain trademarks relating to Travelport’s Wizcom business for $500,000 (effected June 21, 2006).

10.	Merger of Cendant Operations, Inc.

(a)	Prior to the Cendant Operations Merger (as defined below), Cendant Operations contributes certain IP assets relating to the real estate business to CDRE TM Corp, an Ohio corporation (“CDRE TM Corp”, formerly named Nisbet Corporation) (effected May 31, 2006 prior to the Cendant Operations Merger as defined below).

(b)	Cendant Operations merges (the “Cendant Operations Merger”) with and into CFHC LLC, with CFHC LLC continuing as the surviving entity (effected May 31, 2006).

11.	Transfers of assets of Cendant Operations (other than Real Estate IP Companies). Immediately after the Cendant Operations Merger, CFHC LLC makes the following contributions.

(a)	Real Estate related assets and liabilities.

(a)	After the Cendant Operations Merger, CFHC LLC contributes all assets and liabilities (other than its interests in the Real Estate IP Companies) relating to the real estate business received in the Cendant Operations Merger (including all of the stock of Realogy Operations, Inc., formerly known as Jon Douglas Company, and all of the membership interests of NRT Relocation LLC) to Realogy Services Group LLC (effected June 1, 2006); and

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(b)	Thereafter, Realogy Services Group LLC contributes such assets (other than the stock or equity interest of any entity) and liabilities to Realogy Operations, Inc. (effected June 1, 2006, immediately after the contribution described in Step 11(a)(a) above).

(b)	Hospitality/RCI related assets and liabilities.

(a)	After the Cendant Operations Merger, CFHC LLC contributes all assets and liabilities relating to the Hospitality and RCI businesses (which, for the avoidance of doubt shall not include interests in the Real Estate IP Companies) received in the Cendant Operations Merger to Wyndham Worldwide (effected June 1, 2006); and

(b)	Thereafter, Wyndham Worldwide contributes all such assets and liabilities received by CFHC LLC in the Cendant Operations Merger and contributed to Wyndham Worldwide to Wyndham Worldwide Operations (effected June 1, 2006 immediately after the contribution described in Step 11(b)(a) above).

(c)	Travel Link related assets and liabilities.

(a)	After the Cendant Operations Merger, CFHC LLC contributes all assets and liabilities relating to the Travel Link businesses (which, for the avoidance of doubt shall not include interests in the Real Estate IP Companies) received in the Cendant Operations Merger to Wyndham Worldwide (effected June 1, 2006); and

(b)	Thereafter, Wyndham Worldwide contributes all such assets and liabilities received by CFHC LLC in the Cendant Operations Merger and contributed to Wyndham Worldwide to Wyndham Hotel Group, LLC (effected June 1, 2006 immediately after the contribution described in Step 11(c)(b)(a) above).

(d)	TDS related assets and liabilities.

(a)	After the Cendant Operations Merger, CFHC LLC contributes all assets and liabilities relating to the TDS business (which, for the avoidance of doubt shall not include interests in the Real Estate IP Companies) received in the Cendant Operations Merger to Travelport (effected June 1, 2006); and

(b)	Thereafter, Travelport contributes such assets and liabilities to TDS Operations (effected June 1, 2006 immediately after the contribution described in Step 11(d)(a) above).

(e)

Car Rental related assets and liabilities. After the Cendant Operations Merger, CFHC LLC contributes all assets and liabilities relating to the Car Rental business (which, for the avoidance of doubt shall not include

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interests in the Real Estate IP Companies) received in the Cendant Operations Merger to Avis Budget Car Rental, LLC (effected June 1, 2006).

12.	Real Estate Restructuring.

(a)	CFHC LLC contributes to Realogy all of the issued and outstanding membership interests of Realogy Services Group LLC (effected June 30, 2006).

(b)	Realogy contributes all of the outstanding stock of Realogy Intellectual Property Holdings I, Inc. and Realogy Intellectual Property Holdings II, Inc. to Realogy Services Group LLC (effected June 30, 2006).

(c)	Reincorporation of CDRE TM Corp., formerly known as Nisbet Corporation.

(a)	Cendant Operations forms a Delaware limited liability company and

(b)	CDRE TM Corp reincorporates in Delaware via merger with and into such Delaware corporation (effected June 5, 2006).

(d)	Cendant Mobility Limited (Hong Kong). Cendant contributes to Realogy Services Group LLC (DE) 1% of the outstanding stock of Cendant Mobility Limited (Hong Kong) that it owns (effected June 9, 2006).

Transactions to be effected after the record date of the Realogy Distribution and Wyndham Worldwide Distribution, and before the Realogy Distribution and Wyndham Worldwide Distribution.

13.	TM Acquisition Corporation (DE) (“TM Acquisition”). TM Acquisition owns intellectual property relating to the real estate services businesses (“TM Acquisition Real Estate IP”), the lodging businesses (“TM Acquisition Lodging IP”) and the RCI business (the “TM Acquisition RCI IP” and, together with the TM Acquisition Real Estate IP and the TM Acquisition Lodging IP the “TM Acquisition IP”)).

(a)	After the record date for the Realogy Distribution, TM Acquisition merges (the “TM Acquisition Merger”) with and into CFHC LLC, with CFHC LLC continuing as the surviving corporation (effected July 25, 2006); and

(b)	TM Acquisition Real Estate IP. After both the Cendant Operations Merger and the TM Acquisition Merger, each of the following transactions will be effected in the following order.

(a)	CFHC LLC contributes (effected July 26, 2006):

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(1)	TM Acquisition Real Estate IP relating to ERA to NRT TM Corp. (CA), formerly known as Cleveland Financial Services Group (CA) (Name to be changed to ERA TM Corp.) (“ERA IP Company”);

(2)	CFHC LLC contributes the TM Acquisition Real Estate IP relating to Century 21 to C21 TM Corp. (CA), formerly known as Seville Properties, Inc. (CA) (“Century 21 IP Company”);

(3)	CFHC LLC contributes the TM Acquisition Real Estate IP relating to Coldwell Banker to CB TM Corp. (CA), formerly known as Cornish & Carey Residential, Inc. (CA) (“Coldwell Banker IP Company” and together with ERA IP Company, and Century 21 IP Company, the “Real Estate IP Companies”); and

(b)	CFHC LLC contributes the TM Acquisition Real Estate IP other than any IP set forth above to Realogy (effected July 26, 2006).

(c)	CFHC LLC contributes all of the outstanding stock of (i) each of the Real Estate IP Companies, and (ii) CDRE TM Corp. (DE), formerly known as Nisbet Corporation to Realogy (effected July 26, 2006 after the transactions described in 13(b)(a)).

(d)	Realogy contributes 50% of each of the Real Estate IP Companies to Realogy Intellectual Property Holdings I, Inc., and 50% of each of the Real Estate IP Companies to Realogy Intellectual Property Holdings II, Inc. (effected July 26, 2006 after the transactions described in 13(b)(c)).

(e)	Realogy contributes all of the outstanding stock of CDRE TM Corp. to NRT Inc. (effected July 26, 2006 after the transactions described in 13(b)(c)).

(c)	TM Acquisition Lodging IP. After both the Cendant Operations Merger and the TM Acquisition Merger, each of the following transactions will be effected in the following order:

(a)

CFHC LLC contributes to Wyndham Worldwide all of the TM Acquisition Lodging IP, its 99% of the membership interests of Two Flags Joint Venture LLC (owned by TM Acquisition prior to the TM Acquisition Merger)[8] and all of the stock of TM

[8]	TM Acquisition currently owns 99% of Two Flags Joint Venture LLC (DE); the remaining 1% is owned by TM Acquisition Sub, Inc., a direct, wholly-owned, subsidiary of TM Acquisition.

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Acquisition Sub. Inc. (DE) (owns 1% of Two Flags Joint Venture LLC) (effected July 26, 2006);

(b)

Wyndham Worldwide contributes to WHG TM Corp. all of the TM Acquisition Lodging IP except for the TM Acquisition Lodging IP described in 13(c)(c) below, its 99% of the membership interests of Two Flags Joint Venture LLC (owned by TM Acquisition prior to the TM Acquisition Merger)[9] and all of the stock of TM Acquisition Sub. Inc. (DE) (owns 1% of Two Flags Joint Venture LLC) (effected July 26, 2006); and

(c)	Wyndham Worldwide makes the following contributions of TM Acquisition Lodging IP (effected July 26, 2006):

(1)	Certain international marks relating to the Super 8 brand to Super 8 Motels, Inc.

(2)	Certain international marks relating to the Howard Johnson brand to Howard Johnson International, Inc.

(3)	Certain international marks relating to the Days Inn brand to Days Inn Worldwide, Inc.

(4)	Certain international marks relating to the Knights brand to Knights Franchise Systems, Inc.

(5)	Certain international marks relating to the Ramada brand to Ramada International, Inc.

(d)	TM Acquisition RCI IP. After both the Cendant Operations Merger and the TM Acquisition Merger, the following transactions will be effected in the following order:

(a)	CFHC LLC contributes to Wyndham Worldwide all of the TM Acquisition RCI IP (effected July 26, 2006); and

(b)	Wyndham Worldwide contributes to RCI TM Corp. all of the TM Acquisition RCI IP (effected July 26, 2006).

(e)	TM Acquisition’s Patents

(a)	After both the Cendant Operations Merger and the TM Acquisition Merger, CFHC LLC contributes to Realogy certain patents and

[9]	TM Acquisition currently owns 99% of Two Flags Joint Venture LLC (DE); the remaining 1% is owned by TM Acquisition Sub, Inc., a direct, wholly-owned, subsidiary of TM Acquisition.

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Realogy assumes certain related liabilities (such contribution and assumption, the “TM Acquisition Patent Contribution”) (effected July 26, 2006); and

(b)	After the TM Acquisition Patent Contribution, Realogy contributes to Realogy Operations, Inc. the assets referred to in (a) and Realogy Operations assumes the related liabilities (effected July 26, 2006).

14.	Realogy Distribution (distribution to be effected 7/31/06).

(a)	Immediately prior to the Realogy Distribution, Realogy issues to CFHC LLC a stock dividend (effected June 15, 2006).

(b)	CFHC LLC distributes to Cendant all of the outstanding stock of Realogy (effected July 27, 2006).

(c)	Distribution of Cash by Realogy to Cendant—which cash will be placed into a separate account and used solely to repay debt of Cendant. Realogy distributes cash to Cendant in an amount equal to $2.225 billion, which cash is placed into a separate account and used solely to repay Cendant debt (effected July 27, 2006).

(d)	Cendant distributes all of the stock of Realogy pro rata to its shareholders (the “Realogy Distribution”) (effective July 31, 2006).

Transactions to be effected at the Realogy Distribution

15.	Wyndham Worldwide Distribution (distribution to be effected 7/31/06).

(a)	Immediately prior to the Wyndham Worldwide Distribution, Wyndham Worldwide issues to CFHC LLC a stock dividend (effected July 13, 2006).

(b)	CFHC LLC distributes to Cendant all of the outstanding stock of Wyndham Worldwide (effected July 27, 2006).

(c)	Distribution of Cash by Wyndham Worldwide to Cendant—which cash will be placed into a separate account and used solely to repay debt of Cendant. Wyndham Worldwide distributes cash to Cendant in an amount equal to $1.36 billion, which cash is placed into a separate account and used solely to repay Cendant debt (effected July 27, 2006).

(d)	Cendant distributes all of the stock of Wyndham Worldwide pro rata to its shareholders (the “Wyndham Worldwide Distribution”) (effective July 31, 2006).

Transactions to be effected after the Wyndham Worldwide Distribution.

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16. Closing of Travelport Sale; or

17. Travelport Distribution (the following steps to occur only if the closing of the sale of Travelport does not occur).

(a)	Immediately prior to the Travelport Distribution, Travelport issues to CFHC LLC a stock dividend.

(b)	CFHC LLC Distributes to Cendant all of the outstanding stock of Travelport.

(c)	Dividend declaration date for the Travelport Distribution to occur after October 2, 2006; and

(d)	Cendant distributes all of the stock of Travelport pro rata to its shareholders (the “Travelport Distribution”).

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SCHEDULE A

CENDANT CORPORATION DIVIDEND NOTES (collectively, “Dividend Notes”)

CURRENT OBLIGOR	PAYEE	PRINCIPAL

1. Cendant Operations, Inc.	Cendant Internet Group, Inc.	850,000,000	“Cendant Operations Dividend Note”

2. Cendant Supplier Services, Inc.	Cendant Internet Group, Inc.	20,000,000	“Cendant Supplier Services Dividend Note”

3. Days Inn of America, Inc.	Cendant Internet Group, Inc.	240,000,000	“Days Inn Dividend Note”

4. Ramada Worldwide, Inc. (Ramada Franchise Systems, Inc.’s name was changed to Ramada Worldwide, Inc.)	Cendant Internet Group, Inc.	262,000,000	“Ramada Worldwide Dividend Note”

5. Super 8 Motels, Inc.	Cendant Internet Group, Inc.	100,000,000	“Super 8 Dividend Note”

6. Knights Franchise Systems, Inc. (Villager Franchise Systems, Inc. was merged into Knights Franchise System, Inc. in 2004)	Cendant Internet Group, Inc.	1,500,000	“Knights/Villager Dividend Note”

7. Knights Franchise Systems, Inc.	Cendant Internet Group, Inc.	5,200,000	“Knights Dividend Note”

8. Travelodge Hotels, Inc.	Cendant Internet Group, Inc.	50,000,000	“Travelodge Dividend Note”

9. Fairfield Resort Management Services, Inc. (f/k/a RCI Management, Inc.)	Cendant Internet Group, Inc.	96,000,000	“Fairfield Dividend Note”

10. Coldwell Banker Real Estate Corporation	Coldwell Banker Corporation, Inc.	366,700,000	“Coldwell Banker Dividend Note”

11. RCI General Holdco 2, Inc.	Cendant Vacation Holdco, Inc. (f/k/a RCI General Holdco I, Inc.)	458,000,000	“RCI Dividend Note”

12. Century 21 Real Estate LLC	Cendant Finance Holding Company LLC	199,000,000	“Century 21 Dividend Note”

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SCHEDULE B1

The following inter-company payables of Cendant will be assumed by RCI Global effected July 27:

Debtor (formerly Cendant Corp.)	Creditor	Amount (US$)
RCI Global	Pointspec II	12,736,521
RCI Global	Pointeuro 4	37,394,000
RCI Global	Cendant Europe Corporate	5,528,890
RCI Global	Days Inns	970,943
RCI Global	LANDAL	880,898
RCI Global	RCI Europe	880,469
RCI Global	Novasol	56,624
RCI Global	Wyndham Finance UK	80,301
RCI Global	Cendant Europe Corporate	101,106
RCI Global	RCI North America	213,483

SCHEDULE B2

The following inter-company payables of Cendant will be assumed by Travelport effected July 27:

Debtor (formerly Cendant Corp.)	Creditor	Amount (US$)
Travelport	Southern Cross Australia	5,718
Travelport	Southern Cross Australia	47,425
Travelport	Trust GmbH	1,617
Travelport	Southern Cross Australia	14,310
Travelport	Trust GmbH	14,963
Travelport	Galileo International Limited	139,757
Travelport	Novi Scotia ULC	26,242
Travelport	Southern Cross Australia	102,960
Travelport	Neat Israel	18,550
Travelport	Galileo International Inc.	4,354,665
Travelport	Trust GmbH	57,636

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SCHEDULE C1

Cendant contributes the following receivable balances to RCI Global, as set forth below effected July 27, 2006:

Cendant will contribute the following receivables on July 27, 2006

Entity Contributed to	Amount (US $)	Balance with
RCI Global	55,327	Days Inn
RCI Global	35,201	Vacation Rental Management
RCI Global	5,739,777	Holiday Cottages Group Limited
RCI Global	4,149,081	Vacation Rental Management
RCI Global	17,652,207	EMEA Holdings CV
RCI Global	2,804,714	LANDAL
RCI Global	2,429,889	Novasol
RCI Global	411,373	Cuendet
RCI Global	7,290,125	Vacation Rental Management
RCI Global	1,144,690	South Pacific
RCI Global	915,186	RCI Indianapolis
RCI Global	559,562	RCI Mexico Adjustment Company
RCI Global	91,820	Cuendet
RCI Global	462,880	Holiday Cottages Group Limited

SCHEDULE C2

Cendant contributes the following receivable balances to Travelport, Inc., as set forth below, effected July 27, 2006:

Cendant will contribute the following receivables on July 27, 2006

Entity Contributed to	Amount (US $)	Balance with
Travelport	34,028	Galileo Canada
Travelport	100	Gullivers Jersey 2 Ltd
Travelport	805	Octopus Travel.com (Hong Kong)
Travelport	1,599,311	Ebookers Purchasing Account
Travelport	2,250,095	Ebookers PLC ADJ
Travelport	1,102,421	Trust GmbH
Travelport	1,236,424	Neat Israel
Travelport	2,833,031	GTA Donvand LTD London
Travelport	16,494	Galileo Canada
Travelport	452,685	Galileo Nederland BV -Operating Divn
Travelport	156,473	Canada Parent Company
Travelport	11,087	Galileo Canada
Travelport	3,062	Galileo International Services
Travelport	36,697	Galileo Travelware

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